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                                CREDIT AGREEMENT

                          Dated as of October [ ], 1996

                                      among

                          METTLER-TOLEDO HOLDING INC.,
                                  as Guarantor,

                              MT ACQUISITION CORP.
                    (to be merged into Mettler-Toledo, Inc.)

                                       and

                           METTLER-TOLEDO HOLDING AG,
                                  as Borrowers,

                THE SUBSIDIARY SWING LINE BORROWERS NAMED HEREIN,

                              MERRILL LYNCH & CO.,
                      as Arranger and Documentation Agent,

                            THE BANK OF NOVA SCOTIA,
                            as Administrative Agent,

                                  CREDIT SUISSE
                        and LEHMAN COMMERCIAL PAPER INC.,
                                  as Co-Agents,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

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                                TABLE OF CONTENTS


Section                                                                   Page
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                                    ARTICLE I
                                   DEFINITIONS

  1.1   Certain Defined Terms............................................    2
  1.2   Other Interpretive Provisions....................................   42
  1.3   Accounting Principles............................................   43
  1.4   Currency Equivalents Generally...................................   43
  1.5   Principle of Deemed Reinvestment.................................   44

                                   ARTICLE II
                                   THE CREDITS

  2.1   Amounts and Terms of Commitments.................................   44
  2.2   Notes............................................................   45
  2.3   Procedure for Committed Borrowings...............................   46
  2.4   Conversion and Continuation Elections for Committed Borrowings...   47
  2.5   Utilization of Commitments in Offshore Currencies................   49
  2.6   Reduction or Termination of Commitments..........................   52
  2.7   Prepayments......................................................   53
  2.8   Currency Exchange Fluctuations...................................   57
  2.9   Repayment........................................................   58
  2.10  Interest.........................................................   58
  2.11  Fees.............................................................   59
        (a) Arrangement, Agency Fees.....................................   59
        (b) Facility Fees................................................   60
  2.12  Computation of Fees and Interest.................................   60
  2.13  Payments by the Borrowers........................................   60
  2.14  Payments by the Lenders to the Administrative Agent..............   61
  2.15  Adjustments......................................................   62
  2.16  Swing Line Commitment............................................   63
  2.17  Borrowing Procedures for Swing Line Loans........................   63
  2.18  Refunding of Swing Line Loans....................................   64
  2.19  Participations in Swing Line Loans...............................   65
  2.20  Swing Line Participation Obligations Unconditional...............   65
  2.21  Conditions to Swing Line Loans...................................   66

Section                                                                   Page
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                                   ARTICLE III
                              THE LETTERS OF CREDIT


  3.1   The Letter of Credit Subfacility.................................   66
  3.2   Issuance, Amendment and Renewal of Letters of Credit.............   68
  3.3   Risk Participations, Drawings and Reimbursements.................   70
  3.4   Repayment of Participations......................................   72
  3.5   Role of the L/C Lender...........................................   73
  3.6   Obligations Absolute.............................................   73
  3.7   Cash Collateral Pledge...........................................   74
  3.8   Letter of Credit Fees............................................   74
  3.9   Uniform Customs and Practice.....................................   75
  3.10  Letters of Credit for the Account of Subsidiaries................   75

                                   ARTICLE IV
                  NET PAYMENTS, YIELD PROTECTION AND ILLEGALITY

  4.1   Net Payments.....................................................   75
  4.2   Illegality.......................................................   79
  4.3   Increased Costs and Reduction of Return..........................   80
  4.4   Funding Losses...................................................   81
  4.5   Inability to Determine Rates.....................................   82
  4.6   Reserves on Offshore Rate Committed Loans........................   83
  4.7   Certificates of Lenders..........................................   83
  4.8   Substitution of Lenders..........................................   83
  4.9   Right of Lenders to Fund Through Branches and Affiliates.........   84

                                    ARTICLE V
                              CONDITIONS PRECEDENT

  5.1   Conditions of Initial Loans......................................   84
        (a) Credit Agreement; Guarantees; Notes..........................   84
        (b) Transactions.................................................   85
        (c) Transaction Documents........................................   85
        (d) Opinions of Counsel..........................................   85
        (e) Corporate Documents..........................................   86
        (f) Adverse Change, etc..........................................   86
        (g) Litigation...................................................   86
        (h) Approvals....................................................   87
        (i) Security Documents...........................................   87

Section                                                                   Page
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        (j) Conditions Relating to Mortgaged Real Property and Real
              Property...................................................   88
        (k) Solvency Opinion; Environmental Analyses; Evidence of
              Insurance; Financial Statements............................   90
        (l) Pro Forma Balance Sheet......................................   91
        (m) Payment of Fees..............................................   91
        (n) Other Matters................................................   91

        (o) Certificate..................................................   91
        (p) Debt to Be Repaid............................................   92
  5.2   Conditions to All Credit Extensions..............................   92
        (a) Notice, Application..........................................   92
        (b) Continuation of Representations and Warranties...............   92
        (c) No Existing Default; No Legal Bar ...........................   92
  5.3   Delivery of Documents............................................   93

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

  6.1   Corporate Status.................................................   93
  6.2   Authority........................................................   93
  6.3   No Conflicts; Consents...........................................   94
  6.4   Binding Effect...................................................   94
  6.5   Litigation.......................................................   94
  6.6   No Default.......................................................   95
  6.7   Benefit Plans....................................................   95
  6.8   Use of Proceeds; Margin Regulations..............................   96
  6.9   Financial Condition; Financial Statements; etc...................   96
  6.10  Properties.......................................................   97
  6.11  Taxes............................................................   97
  6.12  Environmental Matters............................................   98
  6.13  Regulated Entities...............................................  100
  6.14  Employee and Labor Matters.......................................  100
  6.15  Intellectual Property............................................  101
  6.16  Subsidiaries.....................................................  101
  6.17  Existing Indebtedness............................................  101
  6.18  True and Complete Disclosure.....................................  101
  6.19  Security Interests...............................................  102
  6.20  Representations and Warranties in Basic Documents................  103
  6.21  M-T Acquisition..................................................  103
  6.22  Broker's Fees....................................................  103
  6.23  Senior Subordinated Notes........................................  103

Section                                                                   Page
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                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS

  7.1   Financial Statements, etc........................................  104
  7.2   Certificates; Other Information..................................  105
  7.3   Notices..........................................................  106
  7.4   Preservation of Corporate Existence, etc.........................  107
  7.5   Maintenance of Property; Insurance...............................  108
  7.6   Payment of Obligations...........................................  108

  7.7   Compliance with Environmental Laws...............................  108
  7.8   Compliance with ERISA............................................  109
  7.9   Inspection of Property and Books and Records.....................  109
  7.10  End of Fiscal Years; Fiscal Quarters.............................  110
  7.11  Use of Proceeds..................................................  110
  7.12  Further Assurances...............................................  110
  7.13  Equal Security for Loans and Notes; No Further Negative Pledges..  111
  7.14  Pledge of Additional Collateral..................................  111
  7.15  Security Interests...............................................  112
  7.16  Interest Rate Protection.........................................  113
  7.17  Currency and Commodity Hedging Transactions......................  113
  7.18  Foreign Subsidiaries Security....................................  113
  7.19  Register.........................................................  114
  7.20  New Subsidiaries.................................................  115
  7.21  Assumption by Mettler-Toledo, Inc................................  115
  7.22  Subsidiaries to Enter into Loan Documents Post-Closing...........  115

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

  8.1   Limitation on Liens..............................................  116
  8.2   Consolidations, Mergers and Disposition of Assets................  119
  8.3   Leases...........................................................  121
  8.4   Loans and Investments............................................  122
  8.5   Limitation on Indebtedness.......................................  126
  8.6   Transactions with Affiliates.....................................  128
  8.7   Use of Proceeds..................................................  129
  8.8   Contingent Obligations...........................................  129
  8.9   Restrictions on Subsidiaries.....................................  131
  8.10  Fixed Charge Coverage Ratio......................................  131
  8.11  Minimum Net Worth................................................  132
  8.12  Debt to EBITDA Ratio.............................................  133

Section                                                                   Page
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  8.13  Restricted Payments..............................................  133
  8.14  ERISA............................................................  135
  8.15  Change in Business...............................................  135
  8.16  Accounting Changes...............................................  135
  8.17  Prepayments of Senior Subordinated Notes, etc....................  135
  8.18  Amendments to Other Documents....................................  136
  8.19  Capital Expenditures.............................................  136
  8.20  Sale and Lease-Backs.............................................  136
  8.21  Sale or Discount of Receivables..................................  137
  8.22  Creation of Subsidiaries.........................................  137
  8.23  Designated Senior Debt...........................................  138
  8.24  Issuance or Disposal of Subsidiary Stock.........................  138
  8.25  Limitation on Other Restrictions on Amendment of Basic Documents.  138


                                   ARTICLE IX
                                EVENTS OF DEFAULT

  9.1   Event of Default.................................................  139
        (a) Non-Payment..................................................  139
        (b) Representation or Warranty...................................  139
        (c) Specific Defaults............................................  139
        (d) Other Defaults...............................................  139
        (e) Cross-Default................................................  139
        (f) Insolvency; Voluntary Proceedings............................  140
        (g) Involuntary Proceedings......................................  140
        (h) ERISA........................................................  140
        (i) Monetary Judgments...........................................  140
        (j) Non-Monetary Judgments.......................................  141
        (k) Guarantees...................................................  141
        (l) Security Documents...........................................  141
        (m) Change of Control............................................  141
        (n) Senior Subordinated Notes....................................  141
        (o) Ciba Reimbursement Agreement.................................  141
  9.2   Remedies.........................................................  141
  9.3   Rights Not Exclusive.............................................  142

Section                                                                   Page
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                                    ARTICLE X
                                   THE AGENTS

 10.1   Appointment and Authorization....................................  143
 10.2   Delegation of Duties.............................................  144
 10.3   Exculpatory Provisions...........................................  144
 10.4   Reliance by Administrative Agent.................................  144
 10.5   Notice of Default................................................  145
 10.6   Credit Decision..................................................  145
 10.7   Indemnification .................................................  146
 10.8   Administrative Agent in Individual Capacity......................  147
 10.9   Successor Administrative Agent...................................  147
 10.10  Holders..........................................................  148
 10.11  Failure to Act...................................................  148

                                   ARTICLE XI
                                  MISCELLANEOUS

 11.1   Amendments and Waivers...........................................  148
 11.2   Notices..........................................................  150
 11.3   No Waiver; Cumulative Remedies...................................  151
 11.4   Expenses, Indemnity, etc.........................................  151
 11.5   Payments Pro Rata................................................  154

 11.6   Payments Set Aside...............................................  154
 11.7   Successors and Assigns...........................................  154
 11.8   Assignments and Participations, etc..............................  154
 11.9   Confidentiality..................................................  157
 11.10  Set-off..........................................................  158
 11.11  Notification of Addresses, Lending Offices, etc..................  158
 11.12  Counterparts.....................................................  158
 11.13  Severability; Modification to Conform to Law.....................  159
 11.14  No Third Parties Benefitted......................................  159
 11.15  Governing Law; Submission to Jurisdiction; Venue.................  159
 11.16  Waiver of Jury Trial.............................................  160
 11.17  Judgment.........................................................  160
 11.18  Prior Understandings.............................................  160
 11.19  Survival.........................................................  161

SCHEDULES
---------

Schedule 1.1[ ]  Ciba Loan Documents
Schedule 1.1[ ]  M-T Acquisition Documents
Schedule 1.1[ ]  Mortgaged Properties
Schedule 1.1[ ]  Non-Guarantor Subsidiaries
Schedule 2.1     Commitments and Pro Rata Shares
Schedule 2.9(a)  Scheduled Tranche B Term Loan Installment Payments and
                   Scheduled Tranche C(CH) Installment Payments
Schedule 2.9(b)  Scheduled Tranche A-1 Term Loan Installment Payments,
                   Scheduled Tranche A-2 Term Loan Installment Payments, Scheduled Tranche C(US) Term Loan Installment Payments and Scheduled Tranche D Term Loan Installment Payments
Schedule 5.1(p)  Debt to be Repaid
Schedule 6.5     Litigation
Schedule 6.12    Environmental Matters
Schedule 6.15    Intellectual Property
Schedule 6.16    Subsidiaries and Minority Interests
Schedule 6.17    Existing Indebtedness
Schedule 6.21    Certain Consents
Schedule 6.22    Broker's Fees
Schedule 7.22    Subsidiaries to Enter into Loan Documents Post-Closing
Schedule 8.1     Certain Existing Liens
Schedule 8.2(i)  Certain Asset Sales
Schedule 8.4(j)  Investments Made in Connection with the M-T Acquisition
Schedule 8.4(o)  Existing Investments and Investments to be Made Under Binding
                   Agreements
Schedule 8.6     Existing Affiliate Agreements
Schedule 8.8     Contingent Obligations
Schedule 11.2    Offshore and Domestic Lending Offices; Addresses for Notices

EXHIBITS
Exhibit A        Form of Notice of Committed Borrowing
Exhibit B        Form of Notice of Conversion/Continuation

Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Security Agreement
Exhibit E-1      Form of CH Borrower Guarantee
Exhibit E-2      Form of Domestic Subsidiary Guarantee
Exhibit E-3      Form of Foreign Subsidiary Guarantee
Exhibit E-4      Form of Holding Guarantee
Exhibit E-5      Form of Holding Guarantee
Exhibit F-1      Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson

Exhibit F-2      Form of Local Counsel Opinion to the Foreign Loan Parties
Exhibit F-3      Form of Local Counsel Opinion to the Domestic Loan Parties
Exhibit G        Form of Assignment and Acceptance
Exhibit H-1      Form of Tranche A-1 Term Note
Exhibit H-2      Form of Tranche A-2 Term Note
Exhibit H-3      Form of Tranche B Term Note
Exhibit H-4      Form of Tranche C(CH) Term Note
Exhibit H-5      Form of Tranche C(US) Term Note
Exhibit H-6      Form of Tranche D Term Note
Exhibit H-7      Form of Revolving Note
Exhibit H-8      Form of Swing Line Note
Exhibit I-1      Form of Mortgage
Exhibit I-2      Form of Deed of Trust
Exhibit J-1      Form of Domestic Subsidiary Securities Pledge Agreement
Exhibit J-2      Form of Foreign Subsidiary Securities Pledge Agreement
Exhibit J-3      Form of Holding Securities Pledge Agreement
Exhibit J-4      Form of US Borrower Securities Pledge Agreement
Exhibit K        Form of Interest Rate Certificate
Exhibit L-1      Form of Section 4.1(f)(i) Certificate
Exhibit L-2      Form of Section 4.1(f)(v) Certificate
Exhibit M        Form of Assumption Agreement
Exhibit N        Form of Intercreditor Agreement

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is entered into as of October [ ], 1996, among METTLER-TOLEDO HOLDING INC., a Delaware corporation (together with its successors, "Holding"), MT ACQUISITION CORP. (to be merged into Mettler-Toledo, Inc.), a Delaware corporation (together with its successors, "US Borrower"), METTLER-TOLEDO HOLDING AG, a corporation organized under the laws of Switzerland and, after giving effect to the M-T Acquisition, a Wholly-Owned Subsidiary of US Borrower (together with its successors, "CH Borrower" and, together with US Borrower, the "Borrowers"), the several SUBSIDIARY SWING LINE BORROWERS named herein, the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), MERRILL

LYNCH & CO., as documentation agent and arranger (together with its successors, the "Documentation Agent" or "Arranger"), THE BANK OF NOVA SCOTIA ("Scotiabank"), as Administrative Agent (together with its successors, the "Administrative Agent"), a Swing Line Lender and L/C Lender, CREDIT SUISSE, as a Swing Line Lender and as a co-agent, and LEHMAN COMMERCIAL PAPER INC., as a co-agent (together with Credit Suisse in its capacity as a co-agent and each of their respective successors, the "Co-Agents"), as provided herein.

            WHEREAS, subject to the terms and conditions of this Agreement, to finance in part the M-T Acquisition, to repay certain existing Indebtedness of the Borrowers and their Subsidiaries, to pay fees and expenses in connection with the Transactions (as defined herein) and, after the Closing Date, to provide working capital to, and for general corporate purposes of, US Borrower and the Subsidiaries and to provide for the making of the Ciba Loan,

            (i) the Lenders have agreed to make the Term Loans to the Borrowers on the Closing Date; and

            (ii) the Lenders have agreed to make available, during the period from the Closing Date until 30 business days prior to the Revolving Loan Maturity Date, (i) to the Borrowers, a revolving multicurrency credit facility with letter of credit and swing line subfacilities and (ii) to the Subsidiary Swing Line Borrowers, the swing line subfacility, and

            WHEREAS, immediately following or in connection with the consummation of the M-T Acquisition the rights and obligations of MT Acquisition Corp. as "US Borrower" under and pursuant to the Loan Documents will be assumed (the "Assumption") by Mettler Toledo Inc. pursuant to the Assumption Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            1.1. Certain Defined Terms. The following terms have the following meanings:

            ABR Loan means a Committed Loan or an L/C Advance that bears interest based on the Alternate Base Rate.

            Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.


            Additional Collateral -- see Section 7.14.

            Adjusted Working Capital means the remainder of: (a) (i) the consolidated current assets of US Borrower and the Subsidiaries, less (ii) the amount of cash and cash equivalents included in such consolidated current assets; less (b) (i) consolidated current liabilities of US Borrower and the Subsidiaries, less (ii) the amount of short-term Indebtedness (including Revolving Facility Loans and current maturities of long-term Indebtedness) of US Borrower and the Subsidiaries included in such consolidated current liabilities.

            Administrative Agent -- see the introduction to this Agreement.

            Administrative Agent's Payment Office means (i) in respect of payments by the Borrowers in U.S. Dollars, the address for payments set forth on
Schedule 11.2 for the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2, and (ii) in the case of payments by the Borrowers in any Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with Section 11.2.

            AEA means AEA Investors Inc., a Delaware corporation, and its successors.

            Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

            Agents means the Documentation Agent and the Administrative Agent; and Agent means the Documentation Agent or the Administrative Agent.

            Agreed Alternative Currency -- see subsection 2.5(e).

            Agreement means this Credit Agreement.

            Aggregate Outstanding Revolving Credit means as to any Revolving Facility Lender at any time an amount equal to the sum of (a) the aggregate unpaid principal Dollar Equivalent amount at such time of all Revolving Loans made by such Revolving Facility Lender, (b) such Revolving Facility Lender's Pro Rata Share of the Effective Amount of all outstanding L/C Obligations at such time and (c) such Revolving Facility Lender's Pro Rata Share of the aggregate Dollar Equivalent amount of all outstanding Swing Line Loans.

            Alternate Base Rate means, for any day, with respect to all ABR

Loans, a fluctuating rate of interest per annum (rounded, if necessary, to the nearest 1/100 of 1%) equal to the higher of: (a) 0.50% per annum above the latest U.S. Federal Funds Rate; and (b) the per annum rate of interest in effect for such day as published in The Wall Street Journal (or a comparable publication if The Wall Street Journal is not then published) as the "Prime Rate" for major money center banks in the United States.

            Annualized Interest Expense means, for any period of less than four fiscal quarters, the product of (x) Interest Expense for such period and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period.

            Applicable Currency means, as to any particular payment or Loan, U.S. Dollars or the Offshore Currency in which it is denominated or is payable.

            Applicable Margin means (A) for Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans at any time, and for Tranche A Term Loans and Revolving Facility Loans (including Non-U.S. $ Swing Line Loans), at any time prior to the date upon which the consolidated financial results of US Borrower and the Subsidiaries for four full fiscal quarters after the Closing Date are provided to the Administrative Agent and the Lenders in accordance with subsection 7.1(b) (the "Reset Date"),

            (a) with respect to ABR Loans, (i) in the case of Loans under the Revolving Facility, 1.50%; (ii) in the case of Loans under the Tranche A-1 Term Loan Facility and under the Tranche A-2 Term Loan Facility, 1.50%;
      (iii) in the case of Loans under the Tranche B Term Loan Facility, 2.00%;
      (iv) in the case of Loans under the Tranche C(CH) Term Loan Facility and the Tranche C(US) Term Loan Facility, 2.25%; and (v) in the case of Loans under the Tranche D Term Loan Facility, 2.50%; and

            (b) with respect to Offshore Rate Committed Loans, (i) in the case of Loans under the Revolving Facility (including Non-U.S. $ Swing Line Loans), 2.00%; (ii) in the case of Loans under the Tranche A-1 Term Loan Facility and the Tranche A-2 Term Loan Facility, 2.50%; (iii) in the case of Loans under the Tranche B Term Loan Facility, 3.00%; (iv) in the case of Loans under the Tranche C(CH) Term Loan Facility and the Tranche C(US) Term Loan Facility, 3.25%; and (v) in the case of Loans under the Tranche D Term Loan Facility, 3.50%; and

            (B) for Tranche A Term Loans and Revolving Facility Loans (including Non-U.S. $ Swing Line Loans), at any time following the Reset Date, the applicable percentage set forth below opposite the Debt to EBITDA Ratio set forth below as of the most recent Computation Date:

====================================================================================================
                                          Offshore Loans

    Debt to EBITDA Ratio                                                       ABR Loans
                               -----------------------------------   -------------------------------
                              Revolving Loans and   Tranche A Term   Revolving Loans  Tranche A Term
                              -------------------   --------------   ---------------  --------------
                                Non-U.S. $ Swing       Loans                            Loans
                                ----------------       -----                            -----
                                  Line Loans
                                  ----------
====================================================================================================
Greater than 4.25 to 1.0             2.00%             2.50%            1.00%           1.50%
----------------------------------------------------------------------------------------------------
Greater than 3.75 to 1.0 and less
than or equal to 4.25 to 1.0         1.75%             2.25%            0.75%           1.25%
----------------------------------------------------------------------------------------------------
Greater than 3.5 to 1.0 and less
than or equal to 3.75 to 1.0         1.50%             2.00%            0.50%           1.00%
----------------------------------------------------------------------------------------------------
Greater than 3.25 to 1.0 and less
than or equal to 3.5 to 1.0          1.25%             1.75%           [    ]%          0.75%
----------------------------------------------------------------------------------------------------
Less than 3.25 to 1.0                1.00%             1.50%           [    ]%          0.50%
====================================================================================================

Any change in the Debt to EBITDA Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to subsection 7.2(b).

            Applicable Swing Line Lender means, with respect to any Swing Line Loan, the Swing Line Lender to whom a request for such Loan has been made hereunder or who has made such Loan.

            Arranger -- see the introduction to this Agreement.

            Asset Sale shall mean any sale, issuance, conveyance, transfer, lease or other disposition (including by sale-leaseback, merger, consolidation or otherwise) by US Borrower or any Subsidiary, in one or a series of related transactions, of: (a) any capital stock of any Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of US Borrower or any Subsidiary; (c) any payment, liquidation or realization on any Investment permitted by subsection 8.4(d); or (d) other than inventory in the ordinary course of business, any properties or assets of US Borrower or any Subsidiary. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets to either Borrower or any Wholly-Owned Subsidiary of US Borrower which is a Qualified Subsidiary Guarantor, (ii) any Asset Sale not resulting in total consideration individually of more than the Dollar Equivalent amount of U.S. $250,000, (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets of US Borrower or any Subsidiary permitted by Section 8.2 (other than subsections (d), (i), (j) and (k) thereof), (iv) Takings or Destructions, (v) any Lien permitted by
Section 8.1, (vi) any Investment permitted by Section 8.4 and (vii) any Restricted Payment permitted by Section 8.13.

            Assignee -- see subsection 11.8(a).

            Assumption -- see recitals hereto.

            Assumption Agreement means the Assumption Agreement executed and delivered by a duly authorized officer of each of MT Acquisition Corp. and Mettler-Toledo Inc. in connection with or following the consummation of the M-T Acquisition, substantially in the form of Exhibit M with such changes thereto as shall be approved by the Administrative Agent, providing for the Assumption.

            Attorney Costs means and includes all reasonable fees and charges of any law firm or other external counsel.

            Available Revolving Facility Commitment means, as to any Revolving Facility Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Facility Lender's Revolving Facility Commitment at such time over (b) the sum of (i) the aggregate unpaid principal Dollar Equivalent amount at such time of all Revolving Loans made by such Revolving Facility Lender, (ii) such Revolving Facility Lender's Pro Rata Share of the Effective Amount of all outstanding L/C Obligations at such time and (iii) such Revolving Facility Lender's Pro Rata Share of the aggregate Dollar Equivalent amount of all outstanding Swing Line Loans.

            Average Life means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, et seq.), as amended.

            Basic Documents means the Loan Documents, the Transaction Documents and the Other Documents, collectively.

            Beneficial Owner shall have the meaning assigned thereto in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof.

            Board of Directors means the Board of Directors of any of US

Borrower, Holding and MT Investors or a designated committee thereof.

            Borrowers -- see the introduction to this Agreement.

            Borrowing means a borrowing hereunder consisting of Loans of the same Facility and Type and in the same Applicable Currency made to a Borrower on the same day by one or more Lenders under Article II and, other than in the case of ABR Loans, having the same Interest Period.

            Borrowing Date means any date on which a Borrowing occurs under
Section 2.3 or 2.17.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Zurich, Switzerland or, with respect to any Subsidiary Swing Line Borrower, the applicable country of its incorporation or organization are authorized or required by law to close and (i) with respect to disbursements and payments in U.S. Dollars relating to Offshore Rate Committed Loans, a day on which dealings are carried on in the applicable offshore U.S. Dollar interbank market, and (ii) with respect to disbursements and payments in and calculations pertaining to any Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

            Capital Adequacy Regulation means, in respect of any Lender, any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of such Lender or of any corporation controlling such Lender which is generally applicable to banks or corporations controlling banks in any applicable jurisdiction (and not applicable to such Lender or the corporation controlling such Lender solely due to the financial or regulatory condition of such Lender or such corporation).

            Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of US Borrower, but excluding (x) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain, expropriation or condemnation of the assets being replaced, (y) the M-T Acquisition and (z) any Acquisition effected in accordance with subsection 8.4(f).

            Capital Lease, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            Cash means money, currency or a credit balance in a deposit account.

            Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Revolving Facility Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Lender and the Revolving Facility Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at Scotiabank.

            Cash Equivalents means (i) any security, maturing not more than one year after the date of acquisition, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America; (ii) any certificate of deposit, time deposit or bankers' acceptance (or, with respect to non-U.S. banking institutions, similar instruments), maturing not more than one year after the day of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits of not less than $500 million (or the foreign currency equivalent thereof), whose short-term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iii) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate or Subsidiary of either Borrower) with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) any money market deposit accounts issued or offered by a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus in excess of $500 million (or the foreign currency equivalent thereof); and (v) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $5 million in aggregate principal amount outstanding at any time.

            Change in Law means the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration of any Requirement of Law.

            Change of Control means any of the following events: (a) Holding shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in US Borrower's capital stock; or (b) US Borrower shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in CH Borrower's capital stock or shall not have the power to appoint all of the members of the Board of Directors of US Borrower; or (c) prior to an initial public offering of common stock of MT Investors or Holding, the Investors shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic or voting interest in MT Investors' or Holding's capital stock, as the case may be, or after such an initial public offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Investors, is or becomes (as a result of the acquisition or issuance of securities, by merger or otherwise) the beneficial owner on a fully diluted basis of more than 30% of the economic or voting interest in MT Investors' or Holding's capital stock, as the case may be; (d) after the initial public offering of common stock of MT Investors or Holding, during any consecutive two-year period, individuals who at the beginning of such period constituted the

Board of Directors of MT Investors or Holding, as the case may be (together with any new directors whose election by the shareholders of MT Investors or Holding, as the case may be, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election as directors or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of MT Investors or Holding, as the case may be, then in office; or (e) a "Change of Control" or similar event shall occur as provided in the Senior Subordinated Note Indenture; provided, however, that the merger of any of US Borrower, Holding and MT Investors with and into any other of such three Persons shall not, in and of itself, be deemed a Change of Control.

            CH Borrower -- see the introduction to this Agreement.

            CHF and Swiss Francs mean lawful money of Switzerland.

            CH Borrower Guarantee means a guarantee substantially in the form of Exhibit E-1 entered into and delivered by CH Borrower.

            CH Foreign Subsidiary means each Foreign Subsidiary which is also a Subsidiary of CH Borrower.

            Chinese Subsidiaries means each of the following Subsidiaries:
Changzhou Toledo Electronic Scale Ltd., Changzhou; Panzhihua Toledo Electronic Scale Ltd., Panzhihua; Mettler-Toledo Instruments (Shanghai) Ltd., Shanghai; and Xinjian Toledo Electronic Scale Ltd., Urumgi, each incorporated in the People's Republic of China, and their respective successors.

            Ciba Loan means the loan made by Mettler-Toledo AG, Greifensee (a Subsidiary) to [ ] pursuant to the Ciba Loan Documents in the amount of CHF [ ].

            Ciba Loan Documents means the documents set forth on Schedule 1.1

[ ], as amended and in effect from time to time in accordance with Section 8.18.

            Ciba Reimbursement Agreement means [TO COME], as amended and in effect from time to time in accordance with Section 8.18.

            Closing Date means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Lenders.

            Co-Agents -- see the introduction to this Agreement.

            Code means the Internal Revenue Code of 1986, as amended.

            Collateral means all of the Security Agreement Collateral, Pledged Securities and Mortgaged Real Property.

            Commitment, as to each Lender, means its Tranche A-1 Facility Commitment, Tranche A-2 Facility Commitment, Tranche B Facility Commitment, Tranche C(CH) Facility Commitment, Tranche C(US) Facility Commitment, Tranche D Facility Commitment, Revolving Facility Commitment or Swing Line Commitment.

            Committed Borrowing means a Borrowing hereunder consisting of Committed Loans of one Facility made by the Lenders ratably according to their respective Pro Rata Shares in such Facility.

            Committed Loan means a Revolving Loan, a Swing Line Loan or a Term Loan.

            Company means Holding or any of its Subsidiaries.

            Compliance Certificate means a certificate substantially in the form of Exhibit C and delivered by the Borrowers pursuant to Section 7.2(a).

            Computation Date means any date on which the Administrative Agent determines the Dollar Equivalent amount of any Offshore Currency Loans pursuant to Section 2.5(a) or 2.8(b).

            Computation Period means each period of four full consecutive fiscal quarters most recently ended and for which financial statements are or are required to be available. Prior to such time as four full consecutive fiscal quarters of financial information for US Borrower are available, Computation Period shall include financial information of the Mettler-Toledo Group to the extent necessary such that four full fiscal quarters of financial information form the basis of the Computation Period.

            Confidential Memorandum shall mean the Confidential Memorandum, dated September, 1996, and all written supplemental material thereto prepared by, or on behalf of, the Borrowers and transmitted to the Lenders prior to the Closing Date.


            Consolidated Net Income means, for any period, the consolidated net income of US Borrower and the Subsidiaries for such period; provided, however, that there shall be excluded therefrom (i) the income of any Subsidiary to the extent that the transfer of such income by such Subsidiary to either Borrower or its direct parent at the time is restricted in any material way by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or any agreement or instrument which is binding on such Subsidiary, (ii) the income of any Person which is not a Subsidiary (but any dividends or other distributions received in cash by either Borrower or any Subsidiary from such Person shall be included in Consolidated Net Income), (iii) unrealized gains or losses in respect of Swap Contracts and (iv) unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and permitted by Section 8.5.

            Consolidated Net Worth means at the date of determination thereof, the sum of (a) all items which in conformity with GAAP would be classified as stockholders' equity on a consolidated balance sheet of US Borrower at such date and (b) preferred stock (whether or not so classified as stockholders' equity) provided that such preferred stock (i) has no mandatory redemptions prior to the Tranche D Term Loan Maturity Date and (ii) was issued and is outstanding on terms and conditions reasonably satisfactory to the Administrative Agent; provided, however, that Consolidated Net Worth shall (i) include (without duplication) the principal amount of all loans outstanding at such time to employees to finance the purchase of stock of MT Investors, and (ii) be calculated without giving effect to (1) any item excluded from the definition of Consolidated Net Income (other than clauses (i) and (ii) thereof), (2) any write-off of deferred financing costs in connection with the early extinguishment of Indebtedness hereunder or under the Senior Subordinated Notes,
(3) cumulative currency translation adjustments and net unrealized investment gains and losses, (4) charges relating to the closure of the Westerville, Ohio facility and (5) nonrecurring charges related to the M-T Acquisition.

            Contingent Obligation means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i) - (iv), a "Guaranty Obligation");
(b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

            Contractual Obligation means, as to any Person, any term, covenant, provision of condition of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            Conversion/Continuation Date means any Business Day on which either Borrower (i) converts Committed Loans of a Facility from one Type to the other Type or (ii) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans of a Facility having Interest Periods expiring on such date.

            Covered Taxes means any and all Taxes, other than, in the case of each Lender or Agent, Taxes of any jurisdiction (or any political subdivision thereof) imposed on or measured by such Lender's or such Agent's net income or net profits (including any franchise Taxes imposed thereon and any branch profits Taxes), that arise by reason of a former, present or future connection between such Lender or Agent and such jurisdiction (including, without limitation, a connection arising from such Lender or Agent being or having been a citizen or resident of such jurisdiction, or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such Lender or Agent having executed, delivered, performed its obligations or received a payment under this Agreement).

            Credit Extension means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

            Credit Facilities means the Revolving Facility together with the

Term Loan Facilities.

            Current Liabilities means, at any time, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of US Borrower and the Subsidiaries at such time, excluding current maturities of Indebtedness.

            Debt to Be Repaid means all Indebtedness listed on Schedule 5.1(p).

            Debt to EBITDA Ratio means, as of the last day of any fiscal quarter, the ratio of: (a) the total consolidated Indebtedness of US Borrower and the Subsidiaries as of such day to (b) EBITDA for the Computation Period ending on such day.

            Defaulting Lender means any Lender with respect to which a Lender Default is in effect.

            Destruction has the meaning assigned to that term in the Mortgages.

            Deutschemarks and DM each mean lawful money of Germany.

            Disinterested Director means a member of a Board of Directors who does not have any material direct or indirect financial interest in or with respect to any transaction or series of transactions.

            Documentation Agent -- see the introduction to this Agreement.

            Dollar Equivalent means, at any time, (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in Swiss Francs, Deutschemarks or other Offshore Currency, the equivalent amount in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such Swiss Francs, Deutschemarks or other Offshore Currency, as applicable, on the most recent Computation Date provided for in subsection 2.5(a) or such other date as is specified herein.

            Domestic Guarantors means Holding, US Borrower and the Domestic Subsidiary Guarantors.

            Domestic Loan Parties means the Domestic Guarantors.

            Domestic Subsidiary means a Subsidiary that is incorporated under the laws of any State of the United States or Puerto Rico or the District of Columbia and that is a direct Subsidiary of (i) US Borrower or (ii) another Domestic Subsidiary.

            Domestic Subsidiary Guarantee means a guarantee substantially in the form of Exhibit E-2 entered into and delivered by a Domestic Subsidiary.

            Domestic Subsidiary Guarantor means each Domestic Subsidiary which executes and delivers a Domestic Subsidiary Guarantee.

            Domestic Subsidiary Securities Pledge Agreement means a securities pledge agreement substantially in the form of Exhibit J-1 entered into and delivered by a Domestic Subsidiary.

            EBITDA means, for any period, the sum of: (a) Consolidated Net Income of US Borrower and the Subsidiaries for such period excluding, to the extent reflected in determining such Consolidated Net Income, (i) extraordinary gains and losses for such period, (ii) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (iii) any deferred financing costs for such period written off in connection with the early extinguishment of Indebtedness hereunder or under the Senior Subordinated Notes, (iv) any non-cash portion of the charge for such period relating to the closure of the Westerville, Ohio facility, (v) non-recurring non-cash charges related to the M-T Acquisition and any other acquisition by US Borrower or any Subsidiary occurring after the Closing Date and (vi) any other non-cash or non-recurring items of income or expense (other than any non-cash item of expense requiring an accrual or reserve for future cash expense), plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax and capital tax expense, depreciation, depletion and amortization expense for such period. Prior to such time as four full fiscal quarters of financial information of US Borrower after the Closing Date are available pursuant to this Agreement, EBITDA shall be calculated by taking into account the results of the Mettler-Toledo Group (in accordance with this definition) for such number of fiscal quarters so that, when added to the financial information of US Borrower, four quarters of financial information form the basis for the calculation under this definition.

            Effective Amount means with respect to any outstanding L/C Obligations on any date, the aggregate Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate Dollar Equivalent amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

            Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least U.S. $100 million; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a Dollar Equivalent amount of at least U.S. $100 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary; and (iv) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country with assets under management in a Dollar Equivalent amount of at least U.S. $100 million; provided, however, that no Person shall be an Eligible Assignee in respect of any Tranche A-1 Commitment or Tranche A-2 Commitment or Revolving Loan Commitment unless, at the time of the proposed assignment to such Person, such Person is able to make Tranche A-1 Loans, Tranche A-2 Loans or Revolving Loans, as the case may be, in U.S. Dollars and each Offshore Currency.

            Environmental Approvals means any material approval, determination, order, consent, authorization, certificate, license, permit, franchise, concession or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority pursuant to or required under any Environmental Law.

            Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under, or responsibility for violation of, any Environmental Law, or for any release or threatened release of a Hazardous Material or injury to the environment.

            Environmental Laws means all applicable federal, state, local and foreign laws, common law or regulations, treaties, orders, decrees, permits, licenses, authorizations, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect in each case relating to pollution or protection of employee health or safety or the environment (including, without limitation, ambient and indoor air, surface water, groundwater, soil, land surface or subsurface) including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials.

            Equipment has the meaning assigned to that term in the Security Agreements.

            Equity Issuance means the issuance of common equity securities by Holding directly or indirectly to the Investors for gross proceeds of the Dollar Equivalent amount of not less than U.S. $190 million on or prior to the Closing Date; provided, however, that up to the Dollar Equivalent amount of U.S. $7 1/2 million to be contributed by employees of the Mettler-Toledo Group may be contributed after the Closing Date, but will be contributed by AEA or its designee if not so contributed by employees prior to December 31, 1996 (and the term Equity Issuance shall include such later contributions to the extent made by December 31, 1996).

            ERISA means the Employee Retirement Income Security Act of 1974.

            ERISA Affiliate means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure could give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA or the commencement of proceedings by the PBGC for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; (h) the making of any amendment to a Pension Plan which could result in the imposition of a Lien or the posting of a bond or other security; (i) the engagement in any transaction by a Loan Party or any ERISA Affiliate in connection with which any such entity could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA; or (j) the application for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan.

            Event of Default means any of the events or circumstances specified in Section 9.1.

            Excess Cash Flow means, for any period, the remainder of (a) the sum, without duplication, of (i) Consolidated Net Income for such period (calculated by (x) excluding any gains or losses on the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), (y) adding back the non-cash component of all extraordinary or non-recurring items of expense and (z) deducting the non-cash component of all extraordinary or non-recurring items of income, in each case to the extent taken into account in the calculation of such Consolidated Net Income), plus (ii) all depreciation and amortization of assets (including goodwill and other intangible assets), non-cash interest expense and all other non-cash charges of US Borrower and the Subsidiaries deducted in determining Consolidated Net Income for such period, plus (iii) any net decrease in Adjusted Working Capital (as reflected on the audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of decreases in working capital associated with asset sales), plus (iv) all federal, state, local and foreign income or capital taxes (whether paid or deferred) of US Borrower and the Subsidiaries deducted in determining Consolidated Net Income for such period, minus (b) the sum, without duplication, of (i) regularly scheduled installment payments of principal of Term Loans pursuant to Section 2.9, voluntary prepayments of the Term Loans to the extent made with internally generated funds, prepayments of principal of Revolving Facility Loans pursuant to Section 2.8, the aggregate principal amount of permanent principal payments with respect to any other Indebtedness of US Borrower and the Subsidiaries, prepayments of the Revolving Loans to the extent of any concurrent permanent reduction in the Revolving Facility Commitments, and the portion of any regularly scheduled payments with respect to Capital Leases allocable to principal, in each case made during such period (in any such case other than to the extent any such payment is made from the proceeds of any capital contribution to US Borrower or any Subsidiary or from any proceeds from the issuance or sale of capital stock of US Borrower or any Subsidiary, any incurrence of Indebtedness by US Borrower or any Subsidiary or from the proceeds of any sale or other disposition of assets by US Borrower or any Subsidiary (other than sales of inventory in the ordinary course of business)), plus (ii) Capital Expenditures for such period (other than to the extent made from any capital contribution to US Borrower or any Subsidiary or from any proceeds from the issuance or sale of capital stock of US Borrower or any Subsidiary, any incurrence of Indebtedness by US Borrower or any Subsidiary or from the proceeds of any sale or other disposition of assets by US Borrower or any Subsidiary (other than sales of inventory in the ordinary course of business)), plus (iii) all federal, state, local and foreign income or capital taxes paid by US Borrower and the Subsidiaries during such period, plus (iv) non-cash charges added back in any previous period pursuant to item (a)(ii) above to the extent such charge has become a cash item in the current period, plus (v) any net increase in Adjusted Working Capital (as reflected on the audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of increases in working capital associated with asset sales).

            Exchange Act means the United States Securities Exchange Act of
1934.

            Existing Affiliate Agreements -- see Section 8.6.

            Facility means any of the Tranche A-1 Term Loan Facility, the Tranche A-2 Term Loan Facility, the Tranche B Term Loan Facility, the Tranche C(CH) Term Loan Facility, the

Tranche C(US) Term Loan Facility, the Tranche D Term Loan Facility or the Revolving Facility.

            Facility Fee -- see subsection 2.11(b).

            Fee Letters -- see subsection 2.16(a).

            FIRREA means the Financial Institutions Reform, Recovery & Enforcement Act of 1989, as amended from time to time, and any successor statute.

            Foreign Guarantor means each Foreign Subsidiary which executes and delivers a Foreign Subsidiary Guarantee.

            Foreign Loan Parties means CH Borrower, the Subsidiary Swing Line Borrowers and the Foreign Guarantors.

            Foreign Subsidiary means a direct or indirect Subsidiary of US Borrower which is not a Domestic Subsidiary.

            Foreign Subsidiary Guarantee means a guarantee substantially in the form of Exhibit E-3 entered into and delivered by a Foreign Subsidiary, but with such modifications, additions and deletions as may be required to comply with applicable law.

            Foreign Subsidiary Securities Pledge Agreement means a securities pledge agreement substantially in the form of Exhibit J-2 entered into and delivered by a Foreign Subsidiary, but with such modifications, additions and deletions as may be required to comply with applicable law.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            French Francs and FF each mean lawful money of France.

            GAAP means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            Governmental Authority means any nation or government, any state, canton or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            Guarantees means the US Borrower Guarantee, the Domestic Subsidiary Guarantees and the Foreign Subsidiary Guarantees.

            Guarantors means each of the Domestic Guarantors and the Foreign Guarantors.

            Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

            Hazardous Materials means any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance including, without limitation, petroleum (including crude oil or any fraction thereof) or any petroleum product, subject to regulation under any Environmental Law.

            Holding Guarantee means a guarantee substantially in the form of Exhibit E-4 entered into and delivered by Holding.

            Holding Securities Pledge Agreement means a securities pledge agreement substantially in the form of Exhibit J-3 entered into and delivered by Holding.

            Honor Date -- see subsection 3.3(b).

            Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to Capital

Leases; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all indebtedness of other Persons referred to in clauses (a) through
(g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course on normal trade terms in connection with the purchase of goods and services.

            Indemnified Person -- see Section 11.4.

            Independent Auditor -- see subsection 7.1(a).

            Initial Funding Date means the first date on which any Lender makes a Loan hereunder.

            Initial Loans means the Loans made on the Initial Funding Date.

            Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors, or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

            Intellectual Property -- see Section 6.15.

            Intercompany Indebtedness -- see subsection 8.4(c).

            Intercreditor Agreement means an Intercreditor Agreement, substantially in the form of Exhibit N with such changes thereto as shall be approved by the Administrative Agent.

            Interest Expense means for any period the consolidated interest expense of US Borrower and the Subsidiaries for such period (including all imputed interest on Capital Leases, but excluding (i) amortization of fees and expenses in connection with the M-T Acquisition, this

Agreement and the transactions contemplated by the foregoing, (ii) amortization in connection with Swap Contracts and (iii) interest expense on deferred compensation or customer deposits).

            Interest Payment Date means (a) as to any ABR Loan, the last Business Day of each calendar quarter, (b) as to any Offshore Rate Committed Loans, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period also shall be an Interest Payment Date and (c) as to any Non-U.S. $ Swing Line Loan, the last Business Day of each month.

            Interest Period means, as to any Offshore Rate Committed Loan, the period commencing on the Borrowing Date of such Loan or, in the case of any Offshore Rate Committed Loan, on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three, six, or, if available from all of the Lenders, twelve months thereafter as selected by the applicable Borrower in its Notice of Committed Borrowing or Notice of Conversion/Continuation, as the case may be; provided, however, that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Committed Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

             (ii) any Interest Period for an Offshore Rate Committed Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period for any Revolving Facility Loan shall extend beyond the scheduled Termination Date;

             (iv) no Interest Period for any Tranche A-1 Term Loan or Tranche A-2 Term Loan shall extend beyond any scheduled installment date unless the aggregate principal amount of Term Loans under such Facility having Interest Periods that will expire on or before such scheduled installment date equals or exceeds the amount of the installment of Term Loans due under such Facility on such date; and

            (v) no Interest Period for any Term Loan under the Tranche B Term Loan Facility, the Tranche C(CH) Term Loan Facility, the Tranche C(US) Term Loan Facility or the Tranche D Term Loan Facility shall extend beyond any scheduled installment date unless the aggregate principal amount of all Term Loans under such Facility that are ABR Loans, plus the aggregate principal amount of all Term Loans under such Facility having Interest Periods that will expire on or before such scheduled installment date, equals or exceeds the amount of the installment of the Term Loans under such Facility due on such date.


            Interest Rate Certificate means an officers' certificate substantially in the form of Exhibit K, delivered pursuant to subsection 7.1(b), demonstrating in reasonable detail the calculation of the Debt to EBITDA Ratio as of the last day of the subject period.

            Inventory means all of the inventory of US Borrower and the Subsidiaries, whether now existing or existing in the future, including, without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in their business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, and (iii) all goods returned or repossessed by US Borrower or the Subsidiaries.

            Investment -- see Section 8.4.

            Investors means AEA and its current, former and future employees, stockholders, directors and officers and the officers of Holding, US Borrower and CH Borrower, and (i) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (ii) entities controlling or controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person. Investors shall also include Ciba-Geigy AG and its direct and indirect subsidiaries, the specialty chemicals entity that will be spun off from Novartis in connection with the merger of Ciba-Geigy and Sandoz and the direct and indirect subsidiaries of such specialty chemicals entity; provided, however, that no such entity referred to in this sentence owns, directly or indirectly, more than seven and one-half percent (7 1/2%) on a fully diluted basis of the economic or voting interest in the capital stock of Holding.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Issuance Date -- see subsection 3.1(a).

            Issue means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

            Japanese Yen means lawful money of Japan.

            Joint Venture means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by US Borrower or any Subsidiary with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons and that is not a Subsidiary.

            L/C Advance means each L/C Lender's participation in any L/C

Borrowing in accordance with its Pro Rata Share.

            L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the L/C Lender, as the L/C Lender shall request.

            L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use by the L/C Lender, as the L/C Lender shall request.

            L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Facility Loans under subsection 3.3(b).

            L/C Commitment means the commitment of the L/C Lender to Issue Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate Dollar Equivalent amount not to exceed on any date an amount equal to the lesser of U.S. $40 million and the amount of the combined Commitments of all L/C Lenders; it being understood that the L/C Commitment is a part of the combined Revolving Facility Commitments of all L/C Lenders, rather than a separate, independent commitment.

            L/C Lender means Scotiabank or such other Lender or Lenders selected by the Administrative Agent satisfactory to the Borrowers to issue Letters of Credit.

            L/C Obligations means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus
(b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

            L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the L/C Lender's standard form documents for letter of credit issuances.

            Lease means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

            Lender -- see the introduction to this Agreement; Lender shall include any L/C Lender or Swing Line Lender.

            Lender Default means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including pursuant to Section 2.18) or to fund its portion of any unreimbursed payment under
Section 3.3 or (ii) a Lender having notified the Administrative Agent and/or either Borrower that it does not intend to comply with the obligations under
Section 2.1, 2.18 or 3.3.


            Lending Office means, as to any Lender, the office or offices of such Lender (or, in the case of any Offshore Currency Loan, of an Affiliate of such Lender) specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices of such Lender (or, in the case of any Offshore Currency Loan, of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            Letter of Credit means any letter of credit (whether a standby letter of credit or a commercial documentary letter of credit) Issued by the L/C Lender pursuant to Article III.

            Lien means any security interest, mortgage, deed of trust, pledge, claim, hypothecation, assignment for security, charge or deposit arrangement, preferential arrangement in the nature of security or lien (statutory or other), or other encumbrance of any kind in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement).

            Loan means an extension of credit by a Lender to the Borrowers under
Article II or Article III, which may be a Term Loan, a Revolving Loan, a Swing Line Loan or an L/C Advance.

            Loan Documents means this Agreement, any Note, the Fee Letters, the L/C-Related Documents, the Guarantees, each Security Document and all other documents delivered to any Agent or any Lender in connection herewith.

            Loan Parties means the Domestic Loan Parties and the Foreign Loan Parties.

            Losses means as to any Person, the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, expenses, obligations, penalties, actions, judgments, Liens, penalties, fines, suits, costs or disbursements of any kind or nature whatsoever (including Attorney Costs in connection with any Proceeding commenced or threatened, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations and/or the termination of the Commitments hereunder) incurred by, imposed on or asserted against such Person.

            Majority Lenders of the Affected Tranche means (i) at any time prior to the Closing Date, Non-Defaulting Lenders holding at least a majority of the aggregate amount of the Commitments of the Non-Defaulting Lenders of the applicable Term Loan Facility which would be adversely affected by any amendment, waiver or consent contemplated by clause (vi) of the second proviso to subsection 11.1(a) and (ii) at any time after the Closing Date, Non-Defaulting Lenders holding at least a majority of the aggregate amount of the outstanding Loans of the Non-Defaulting Lenders of the applicable Term Loan

Facility which would be adversely affected by any amendment, waiver or consent contemplated by clause (vi) of the second proviso to subsection 11.1(a).

            Management Services Agreement means the Management Services Agreement dated October [ ], 1996, between AEA and US Borrower, as in effect on the Closing Date and as the same may be amended and in effect from time to time in accordance with Section 8.18.

            Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            Material Adverse Effect means (a) a material adverse effect upon the operations, business, assets, nature of assets, properties, condition (financial or otherwise), solvency or prospects of US Borrower and the Subsidiaries taken as a whole (which term "Subsidiary" shall include, on or prior to the Closing Date, any entity which will become or be merged into either Borrower or any of its Subsidiaries on the Closing Date in connection with the Transactions); or
(b) a material adverse effect on the rights and remedies of the Agents or the Lenders under the Loan Documents.

            Mettler-Toledo Group means the entities (other than those affiliated solely with Holding immediately prior to the consummation of the M-T Acquisition) set forth in the M-T Acquisition Documents and any additional entities formed by such parties or their Affiliates in connection with consummating the M-T Acquisition.

            Minimum Tranche means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of ABR Loans, U.S. $1 million or a higher integral multiple of U.S. $1 million, (b) in the case of Offshore Rate Committed Loans (other than Revolving Loans and Tranche A Term Loans), a minimum Dollar Equivalent amount of U.S. $5 million and an integral multiple of U.S. $ 1 million, (c) in the case of Revolving Loans which are Offshore Rate Committed Loans, a minimum Dollar Equivalent amount of U.S. $1 million and an integral multiple of U.S. $1 million, (d) in the case of Tranche A-1 Term Loans, a minimum amount of 5 million units of the Applicable Currency and an integral multiple of 1 million units of the Applicable Currency and (e) in the case of Tranche A-2 Term Loans, a minimum amount of 5 million units of the Applicable Currency and an integral multiple of 1 million units of the Applicable Currency.

            Moody's means Moody's Investors Service, Inc. or its successors.

            Mortgage means a term loan and revolving credit mortgage, assignment of leases, security agreement and fixture filing, or a term loan and revolving credit deed of trust, assignment of leases, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit I-1 or I-2 (as appropriate) hereto, containing such schedules and including such additional provisions and other deviations from such Exhibits as shall be necessary to conform such document to applicable or local law or as shall be required under local law and which shall be dated as of the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Administrative Agent, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

            Mortgaged Real Property means each Real Property designated on
Schedule 1.1[ ] which shall be subject to a Mortgage and each additional Real Property which shall be subject to a Mortgage delivered pursuant to Section 7.14 or 7.15.

            M-T Acquisition means the acquisition by US Borrower or one or more of the Subsidiaries of the Mettler-Toledo Group pursuant to the M-T Acquisition Documents.

            M-T Acquisition Documents means the documents listed in Schedule 1.1[ ] hereto, in each case as in effect on the date hereof and as amended and in effect from time to time in accordance with Section 8.18.

            MT Investors means MT Investors Inc., a Delaware corporation, and any successors thereto.

            Multiemployer Plan means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes, is making or is obligated to make contributions or with respect to which it otherwise may have any liability.

            Net Award has the meaning assigned to that term in each Mortgage.

            Net Cash Proceeds means

            (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, liquidation or payment of any Investment permitted by subsection 8.4(d), reserve for adjustment or otherwise, but only as and when received) received by US Borrower or any Subsidiary pursuant to such Asset Sale, net of (i) the direct and indirect costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes, fees, impositions and recording charges paid or payable as a result thereof (after taking into account any tax credits or deductions taken in connection with such Asset Sale and any tax sharing arrangements), (iii) amounts applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than the Obligations), (iv) liabilities of the entity, or relating to the business or assets, sold, transferred or otherwise disposed of which are retained by US Borrower or the applicable Subsidiary, (v) amounts required to be paid to any Person (other than US Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (vi) appropriate amounts to be provided by US Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the US Borrower or any Subsidiary, as the case may be, after such Asset Sale (but upon reversal of such reserve, any amount so reserved shall thereupon be Net Cash Proceeds);

            (b) with respect to any issuance of equity securities or Indebtedness, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, reserve for adjustment or otherwise, but only as and when received) received by Holding or any of its Subsidiaries pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees); and

            (c) with respect to any Taking, Destruction, or loss of title to all or a portion of any Mortgaged Real Property, the Net Award, Net Proceeds or title insurance proceeds (net of any reasonable costs incurred to recover such title insurance proceeds), as applicable, resulting therefrom, to be applied as Net Cash Proceeds under this Agreement pursuant to the provisions of the Mortgages; provided, however, such amounts have not been applied to restore or rebuild the Mortgaged Real Property so Taken or Destroyed as permitted or required by the applicable Mortgage.

            If Holding or any of its Subsidiaries receives Net Cash Proceeds in a currency other than U.S. Dollars, the Dollar Equivalent amount thereof shall be determined as of the earlier of (i) the date on which such Net Cash Proceeds are required to be applied to prepayments under Section 2.7 and (ii) the date on which such Net Cash Proceeds are converted into the currency in which any such prepayment will be required.

            Net Proceeds has the meaning assigned to that term in each Mortgage.

            Net Tangible Assets means, at any time, the aggregate amount which, in accordance with GAAP, would be included as total assets (less intangible assets) on the consolidated balance sheet of US Borrower and the Subsidiaries at such time, minus the aggregate amount which, in accordance with GAAP, would be included as Current Liabilities on the consolidated balance sheet of US Borrower and the Subsidiaries at such time.

            Non-Defaulting Lender means each Lender other than a Defaulting Lender.

            Non-Guarantor Subsidiary means any Subsidiary set forth on Schedule 1.1[ ].


            Non-U.S. $ Swing Line Loans means any Swing Line Loan that is not made in U.S. Dollars.

            Notes means the Tranche A-1 Term Notes, the Tranche A-2 Term Notes, the Tranche B Term Notes, the Tranche C(CH) Term Notes, the Tranche C(US) Term Notes, the Tranche D Term Notes, the Revolving Notes and the Swing Line Note.

            Notice of Committed Borrowing means a notice in substantially the form of Exhibit A.

            Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B (in the case of a notice pursuant to Section 2.4).

            Obligations means all advances, debts, liabilities, obligations, guarantees, covenants and duties arising under any Loan Document, owing by any Loan Party to any Lender, any Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            Officers' Certificate shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or, in the case of Foreign Subsidiaries, officers or persons performing comparable functions. Each Officers' Certificate with respect to the compliance with a condition precedent or agreement hereunder shall include (i) a statement that the signers have read such condition or agreement and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an opinion as to whether or not such condition or agreement has been complied with, and (iii) a statement as to whether, in the opinion of the signers, based upon such examination or investigation, such condition or agreement has been complied with.

            Offshore Currency means at any time Deutschemarks, French Francs, Japanese Yen, Pounds Sterling, Swiss Francs or any Agreed Alternative Currency.

            Offshore Currency Loan means any Offshore Rate Committed Loan denominated in an Offshore Currency.

            Offshore Rate means, with respect to each day during each Interest Period pertaining to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars or in the Applicable Currency with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period (or, in the case of Pounds Sterling, on the first day of such Interest

Period); provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which Scotiabank is offered deposits in Dollars or in the Applicable Currency at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period (or, in the case of Pounds Sterling, on the first day of such Interest Period) in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars or such Applicable Currency, as the case may be, are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Offshore Rate Committed Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Pate" shall mean the display designated as Page 3750 (or such other page on which any Applicable Currency then appears) on the Telerate System Incorporated

Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits in any Applicable Currency are offered by leading banks in the London interbank deposit market).

            Offshore Rate Committed Loan means any Committed Loan that bears interest based on the Offshore Rate.

            Offshore U.S. Dollar Loan means any Offshore Rate Committed Loan denominated in U.S. Dollars.

            Operating Lease Expense means all operating lease expenses of US Borrower and the Subsidiaries.

            Organization Documents means, for any corporation, the certificate or articles of incorporation or association, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement or voting trust agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and all other documents of a comparable nature and, for each partnership, its partnership agreement, its certificate of partnership and all other documents of the nature previously described as to a corporation.

            Other Documents means the Ciba Loan Documents, the Ciba Reimbursement Agreement, the Tax Sharing Agreement, the Management Services Agreement and the Existing Affiliate Agreements and all other documents, instruments and agreements entered into in connection with such documents including all appendices, annexes, schedules, attachments and exhibits to any such document.

            Overnight Rate means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent's London Branch to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the preceding Business Day.

            Participant -- see subsection 11.7(d).

            PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code which a Loan Party or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or with respect to which it otherwise may have any liability.

            Permitted Liens -- see Section 8.1.

            Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Loan Party or any ERISA Affiliate sponsors or maintains or to which a Loan Party or any ERISA Affiliate makes, is making or is obligated to make contributions or with respect to which it otherwise may have any liability, and includes any Pension Plan.

            Pledged Securities means all the Security Agreement Collateral as defined in each of the Securities Pledge Agreements.

            Pounds Sterling means the lawful money of the United Kingdom.

            Prior Liens means Liens which pursuant to the provisions of any Security Document are or may be superior to the Liens of such Security Document.

            Proceeding means any claim, action, judgment, suit, hearing, governmental investigation, arbitration (to the extent binding on US Borrower or any Subsidiary) or proceeding, including by or before any Governmental Authority.

            Pro Rata Share means as to any Lender in respect of any Facility at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) prior to termination of the Commitments in such Facility, (i) such Lender's Commitment in such Facility divided by (ii) the combined Commitments of all Lenders in such Facility, or (b) after termination of the Commitments in such Facility, (i) the aggregate principal Dollar Equivalent amount of such Lender's Loans under such Facility, plus (in the case of the Revolving Facility) (without duplication) the participation of such Lender in the aggregate Effective Amount of all L/C Obligations and all Swing Line Loans, divided by (ii) the aggregate Dollar Equivalent principal amount of all Loans under such Facility, plus (in the case of the Revolving Facility) (without duplication) the Effective Amount of all L/C Obligations.

            Qualified Subsidiary Guarantor means any Subsidiary Guarantor which has guaranteed pursuant to a Subsidiary Guarantee all Obligations of either Borrower.

            Real Property means all right, title and interest of the Borrowers or any of their respective Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by either Borrower or any of its respective Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

            Reimbursement Obligations shall mean, at any time, the obligations of the Borrowers then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the L/C Lender in respect of any drawings under a Letter of Credit.

            Related Business means the businesses of US Borrower and the Subsidiaries as conducted on the Closing Date, and any businesses related, ancillary or complementary to such businesses.

            Replacement Lender -- see Section 4.8.

            Reportable Event means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder with respect to which a Loan Party or any ERISA Affiliate would be subject to the notice requirements of
Section 4043(b), other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            Required Lenders means Non-Defaulting Lenders then holding at least a majority of the sum of (i) the then aggregate unused amount of the Commitments of the Non-Defaulting Lenders, plus (ii) the then aggregate unpaid Dollar Equivalent principal amount of the Loans of the Non-Defaulting Lenders, plus
(iii) (without duplication) the then aggregate Effective Amount of the L/C Obligations of the Non-Defaulting Lenders. For purposes of determining whether the Required Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Offshore Currency Loans shall be calculated on the date immediately preceding the date such amendment, waiver or consent is to become effective or such action is to be taken.

            Required Revolving Facility Lenders means (a) at any time prior to the Termination Date, Revolving Facility Lenders which are Non-Defaulting

Lenders then holding at least a majority of the sum of (i) the then aggregate Available Revolving Facility Commitments of all Revolving Facility Lenders which are Non-Defaulting Lenders, plus (ii) the then Aggregate Outstanding Revolving Credit of all Revolving Facility Lenders which are Non-

Defaulting Lenders, and (b) otherwise, Revolving Facility Lenders which are Non-Defaulting Lenders then holding at least a majority of the then Aggregate Outstanding Revolving Credit of all Revolving Facility Lenders which are Non-Defaulting Lenders. For purposes of determining whether the Required Revolving Facility Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Offshore Currency Loans shall be calculated on the date immediately preceding the date such amendment, waiver or consent is to become effective or such action is to be taken.

            Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            Reset Date -- see definition of Applicable Margin.

            Responsible Officer means the chief executive officer, the chief financial officer, the president or any vice-president of the applicable Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or controller of the applicable Borrower, or any other officer having substantially the same authority and responsibility.

            Restoration has the meaning assigned to that term in each Mortgage.

            Restricted Payment -- see Section 8.13.

            Revolving Facility means the revolving multicurrency credit facility in an aggregate principal amount equal to the Dollar Equivalent of U.S. $140 million with a letter of credit subfacility and a swing line subfacility provided hereunder as set forth in subsection 2.1(e) and Sections 2.16 and 3.1.

            Revolving Facility Commitment -- see subsection 2.1(e).

            Revolving Facility Lender means a lender having a Revolving Facility Commitment or a Swing Line Commitment or holding a Revolving Facility Loan or a participation in an L/C Advance.

            Revolving Facility Loan means an extension of credit by a Revolving Facility Lender to a Borrower or a Subsidiary Swing Line Borrower under the Revolving Facility pursuant to Article II or Article III, which may be a Revolving Loan, a Swing Line Loan or an L/C Advance.

            Revolving Loan -- see subsection 2.1(e).

            Revolving Loan Maturity Date means December 31, 2002.

            Revolving Note and Revolving Notes -- see Section 2.2.

            Same Day Funds means (i) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

            Scotiabank -- see the introduction to this Agreement.

            SEC means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            Section 4.1(f)(i) Certificate -- see subsection 4.1(f)(i).

            Section 4.1(f)(v) Certificate -- see subsection 4.1(f)(v).

            Secured Parties has the meaning specified in the Security Documents.

            Securities Pledge Agreements means the U.S. Borrower Securities Pledge Agreement, the Parent Securities Pledge Agreement, the Domestic Subsidiaries Securities Pledge Agreement and the Foreign Subsidiary Securities Pledge Agreement and any other securities pledge agreements delivered pursuant to Section 7.14 or Section 7.15.

            Security Agreement means a security agreement substantially in the form of Exhibit D hereto entered into and delivered by each of the Borrowers and the Subsidiary Guarantors.

            Security Agreement Collateral means all "Collateral" as defined in the Security Agreement.

            Security Documents means each of the Securities Pledge Agreements, Security Agreements, the Mortgages and any other documents utilized to pledge as Collateral for the Obligations any other property or assets of whatever kind or nature.

            Senior Subordinated Note Documents shall mean and include each of the documents and other agreements entered into (including, without limitation,

the Senior Subordinated Note Indenture) relating to the issuance by US Borrower of the Senior Subordinated Notes, as in effect on the Closing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            Senior Subordinated Note Indenture shall mean the Indenture, dated as of October [ ], 1996, entered into by and among US Borrower, Holding and United States Trust Company of New York, as trustee thereunder, as in effect on the Closing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            Senior Subordinated Notes means the U.S. $[115] million [ ]% senior subordinated notes due 2006 of US Borrower issued under the Senior Subordinated
Note Indenture.

            S&P means Standard & Poor's Corporation.

            Specified Subsidiary means any Non-Guarantor Subsidiary or any Subsidiary set forth on Schedule 7.22.

            Spot Rate means with respect to any Applicable Currency, at any date of determination thereof, the spot rate of exchange for such date in London that appears on the display page applicable to such Applicable Currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London); provided, however, that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.

            State, Local and Foreign Real Property Disclosure Requirements means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

            Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture, business trust or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Notwithstanding the foregoing, any Joint Venture which is not majority owned by, but is controlled by, US Borrower or a Subsidiary and the financial results of which are included in the consolidated financial statements of US Borrower shall be deemed to be a Subsidiary of US Borrower. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of US Borrower.

            Subsidiary Guarantees means each Domestic Subsidiary Guarantee and each Foreign Subsidiary Guarantee.

            Subsidiary Guarantors means the Domestic Subsidiary Guarantors and the Foreign Guarantors.

            Subsidiary Swing Line Borrowers means each of the following
Subsidiaries: Garvens Automation GmbH, Giessen, a German corporation; Mettler-Toledo GmbH, Giessen, a German corporation; Mettler-Toledo S.A., Veroflay, a French corporation; Mettler-Toledo K.K., Takarazuka, a Japanese corporation; Mettler-Toledo B.V., Tiel, a Netherlands corporation; Mettler-Toledo (Albstadt) GmbH, Albstadt, a German corporation; and Mettler-Toledo AG, Greifensee, a Swiss corporation, and each of their respective successors.

            Subsidiary Swing Line Borrower Sublimit means the Dollar Equivalent amounts set forth opposite such Subsidiary's name in the table below:

================================================================================
              Name of Subsidiary                              U.S.$
================================================================================
Garvens Automation GmbH, Giessen
--------------------------------------------------------------------------------
Mettler-Toledo GmbH, Giessen
--------------------------------------------------------------------------------
Mettler-Toledo S.A., Veroflay
--------------------------------------------------------------------------------
Mettler-Toledo K.K., Takarazuka
--------------------------------------------------------------------------------
Mettler-Toledo B.V., Tiel
--------------------------------------------------------------------------------
Mettler-Toledo (Albstadt) GmbH, Albstadt
--------------------------------------------------------------------------------
Mettler-Toledo AG, Greifensee
================================================================================

            Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

            Survey means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company and (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey; provided, however, that such survey is in a form reasonably acceptable to the Title Company.

            Swap Contract means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

            Swing Line Borrowers means the Borrowers and the Subsidiary Swing Line Borrowers.

            Swing Line Commitment means the commitment of each Swing Line Lender to make Swing Line Loans hereunder in an aggregate Dollar Equivalent amount not to exceed on any date an amount equal to the lesser of U.S. $25 million and the amount of the combined Commitments of all Swing Line Lenders, it being understood that the Swing Line Commitment is a part of the combined Revolving Facility Commitments of all Swing Line Lenders, rather than a separate independent commitment.

            Swing Line Lender means each of Credit Suisse and Scotiabank in its capacity as a swing line lender hereunder and Swing Line Lenders means both of them.

            Swing Line Loan -- see Section 2.16.

            Swing Line Note and Swing Line Notes -- see Section 2.2.

            Swiss Francs and CHF each mean lawful money of Switzerland.

            Taking has the meaning assigned to that term in each Mortgage.

            Tax Sharing Agreement means the Tax Sharing Agreement dated October [ ], 1996 among [ ], as amended and in effect from time to time in accordance with Section 8.18.


            Taxes means any and all present or future income, stamp, documentary, excise, property or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, including any present or future Taxes or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            Termination Date means the earlier to occur of (i) the date 30 Business Days prior to the Revolving Loan Maturity Date and (ii) the date on which the Revolving Facility Commitments are terminated or reduced to zero pursuant to Section 2.6.

            Term Loan Commitments means the Tranche A-1 Commitments, the Tranche A-2 Commitments, the Tranche B Commitments, the Tranche C(CH) Commitments, the Tranche C(US) Commitments and the Tranche D Commitments of all the Lenders having such commitments.

            Term Loan Facilities means the Tranche A-1 Term Loan Facility, the Tranche A-2 Term Loan Facility, the Tranche B Term Loan Facility, the Tranche C(CH) Term Loan Facility, the Tranche C(US) Term Loan Facility and the Tranche D Term Loan Facility.

            Term Loans means the loans made under the Term Loan Facilities.

            Title Company shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Required Lenders.

            Tranche A Term Loan Facilities means the Tranche A-1 Term Loan Facility and the Tranche A-2 Term Loan Facility.

            Tranche A Term Loans means the loans made under the Tranche A-1 Term Loan Facility and the Tranche A-2 Term Loan Facility.

            Tranche A-1 Commitment means a Lender's commitment to make a Tranche A-1 Term Loan hereunder.

            Tranche A-1 Lender means a Lender having a Tranche A-1 Commitment.

            Tranche A-1 Term Loan -- see subsection 2.1(a).

            Tranche A-1 Term Loan Facility means the term loan facility in an aggregate principal amount of [currency and amount].

            Tranche A-1 Term Loan Maturity Date means December 31, 2002.

            Tranche A-1 Term Note and Tranche A-1 Term Notes -- see Section 2.2.


            Tranche A-2 Commitment means a Lender's commitment to make a Tranche A-2 Term Loan hereunder.

            Tranche A-2 Lender means a Lender having a Tranche A-2 Commitment.

            Tranche A-2 Term Loan -- see subsection 2.1(a).

            Tranche A-2 Term Loan Facility means the term loan facility in an aggregate principal amount of [currency and amount].

            Tranche A-2 Term Loan Maturity Date means December 31, 2002.

            Tranche A-2 Term Note and Tranche A-2 Term Notes -- see Section 2.2.

            Tranche B Facility Commitment means a Lender's commitment to make a Tranche B Term Loan hereunder.

            Tranche B Lender means a Lender having a Tranche B Facility Commitment.

            Tranche B Term Loan -- see subsection 2.1(b).

            Tranche B Term Loan Facility means the term loan facility in an aggregate principal amount of U.S. $[75] million.

            Tranche B Term Loan Maturity Date means December 31, 2003.

            Tranche B Term Note and Tranche B Term Notes -- see Section 2.2.

            Tranche C Term Loans means loans made under the Tranche C(CH) Term Loan Facility and the Tranche C(US) Term Loan Facility.

            Tranche C(CH) Facility Commitment means a Lender's commitment to make a Tranche C(CH) Loan hereunder.

            Tranche C(CH) Lender means a Lender having a Tranche C(CH) Facility Commitment.

            Tranche C(CH) Term Loan -- see subsection 2.1(c).

            Tranche C(CH) Term Loan Facility means the term loan facility in an aggregate principal amount of U.S. $[40] million.

            Tranche C(CH) Term Loan Maturity Date means December 31, 2004.

            Tranche C(CH) Term Note and Tranche C(CH) Term Notes -- see Section 2.2.


            Tranche C(US) Facility Commitment means each Lender's commitment to make a Tranche C(US) Loan hereunder.

            Tranche C(US) Lender means each Lender having a Tranche C(US) Facility Commitment.

            Tranche C(US) Term Loan -- see subsection 2.1(c).

            Tranche C(US) Term Loan Facility means the term loan facility in an aggregate principal amount of U.S. $[40] million.

            Tranche C(US) Term Loan Maturity Date means December 31, 2004.

            Tranche C(US) Term Note and Tranche C(US) Term Notes -- see Section 2.2.

            Tranche D Facility Commitment means a Lender's commitment to make a Tranche D Loan hereunder.

            Tranche D Lender means a Lender having a Tranche D Facility Commitment.

            Tranche D Term Loan -- see subsection 2.1(e).

            Tranche D Term Loan Facility means the term loan facility in an aggregate principal amount of U.S. $[20] million.

            Tranche D Term Loan Maturity Date means June 30, 2005.

            Tranche D Term Loans means loans made under the Tranche D Term Loan Facility.

            Tranche D Term Note and Tranche D Term Notes -- see Section 2.2.

            Transaction Documents means the M-T Acquisition Documents, the Senior Subordinated Note Documents, the documents and instruments entered into in connection with the Equity Issuance and each other document (other than the Loan Documents) relating to the Transactions including all appendices, annexes, schedules, attachments and exhibits to any such document.

            Transactions means the M-T Acquisition, the offering and sale of the Senior Subordinated Notes and the other transactions contemplated hereby, and thereby to be effected in connection therewith.

            Type of Loan means an ABR Loan or an Offshore Rate Committed Loan.

            UCC means the Uniform Commercial Code as in effect in the State of New York.


            Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the fair market value of such Plan's assets (including all accrued contributions required to be made to the Plan in respect of the applicable plan year), determined in accordance with the actuarial assumptions used for funding such Plan pursuant to
Section 412 of the Code for the applicable plan year.

            Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            US Borrower Guarantee means the guarantee agreement substantially in the form of Exhibit E-5 entered into and delivered by US Borrower.

            US Borrower Securities Pledge Agreement means a securities pledge agreement substantially in the form of Exhibit J-4 entered into and delivered by US Borrower.

            U.S. Dollars and U.S. $ each mean lawful money of the United States.

            U.S. Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

            Wholly-Owned Subsidiary means, for any Person, any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of each other class, at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries, or a combination thereof.

            1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Article, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)(i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings,

however evidenced.

            (ii) The term "including" is not limiting and means "including without limitation."

            (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and

(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or any Agent merely because of an Agent's or Lenders' involvement in their preparation.

            1.3. Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VIII for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of US Borrower.


            1.4. Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

            1.5. Principle of Deemed Reinvestment. Except to the extent permitted under applicable law, all calculations of interest and fees hereunder are to be made on the basis of the nominal interest rate set forth herein and not using the effective rate method of calculation or on any basis which gives effect to the principle of deemed reinvestment.

                                   ARTICLE II.

                                   THE CREDITS

            2.1. Amounts and Terms of Commitments. (a) Each Tranche A-1 Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to CH Borrower (each such loan, a "Tranche A-1 Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of [currency and amount]. The Tranche A-1 Commitment of each Tranche A-1 Lender is set forth on
Schedule 2.1 opposite such Lender's name under the heading "Tranche A-1 Commitments." Each Tranche A-2 Lender severally agrees, on the terms and conditions set forth herein, to make a single loan (each such loan, a "Tranche A-2 Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of [currency and amount]. The Tranche A-2 Commitment of each Tranche A-2 Lender is set forth on Schedule 2.1 opposite such Lender's name under the heading "Tranche A-2 Commitments." In no event shall the Dollar Equivalent of the Tranche A Term Loans made on the Closing Date exceed U.S. $[100] million.

            (b) Each Tranche B Lender severally agrees, on the terms and conditions set forth herein, to make a single loan, in U.S. Dollars, to US Borrower (each such loan, a "Tranche B Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of U.S. $[75] million. The Tranche B Commitment of each Tranche B Lender is set forth on Schedule 2.1 opposite such Lender's name under the heading "Tranche B Commitments."

            (c) Each Tranche C(CH) Lender severally agrees, on the terms and conditions set forth herein, to make a loan, in U.S. Dollars, to CH Borrower (each such loan, a "Tranche C(CH) Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of U.S. $[40] million. The Tranche C(CH) Commitment of each Tranche C(CH) Lender is set forth on Schedule 2.1 opposite such Lender's name under the heading "Tranche C(CH) Commitments." Each Tranche C(US) Lender severally agrees, on the terms and conditions set forth herein, to make a single loan, in U.S. Dollars, to US Borrower (each such loan, a "Tranche C(US) Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of U.S.$ [40] million. The Tranche C(US) Commitment of each

Tranche C(US) Lender is set forth on Schedule 2.1 opposite such Lender's name under the heading "Tranche C(US) Commitments."

            (d) Each Tranche D Lender severally agrees, on the terms and conditions set forth herein, to make a loan, in U.S. Dollars, to US Borrower (each such Loan, a "Tranche D Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of U.S. $[20] million. The Tranche D Commitment of each Tranche D Lender is set forth on Schedule 2.1 opposite such Lender's name under the heading "Tranche D Commitments."

            (e) Each Revolving Facility Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name under the heading "Revolving Facility Commitment" on Schedule 2.1 (such amount, as reduced pursuant to Section 2.6 or changed as a result of one or more assignments under Section 4.8 or 11.8, such Lender's "Revolving Facility Commitment") and in such currencies as the Borrowers may request pursuant to
Section 2.3(E); provided, however, that Borrowings of Revolving Loans on the Closing Date (i) shall be made only by CH Borrower and (ii) shall in no event exceed U.S. $75 million; provided, further, however, that after giving effect to any Borrowing of Revolving Loans, the aggregate principal Dollar Equivalent amount of all outstanding Revolving Loans, plus the aggregate principal Dollar Equivalent amount of all outstanding Swing Line Loans, plus (without duplication) the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Facility Commitments of all Revolving Facility Lenders; provided, further, still, however, that the Aggregate Outstanding Revolving Credit of any Revolving Facility Lender shall not at any time exceed such Lender's Revolving Facility Commitment. Within the limits of each Revolving Facility Lender's Revolving Facility Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this subsection 2.1(e), prepay under Section 2.7, and reborrow under this subsection 2.1(e).

            (f) Amounts which are borrowed as Term Loans which are repaid or prepaid may not be reborrowed.

            2.2. Notes. The applicable Borrower's and the applicable Subsidiary Swing Line Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced (i) if Tranche A-1 Term Loans, by a promissory note substantially in the form of Exhibit H-1, with blanks appropriately completed (each, a "Tranche A-1 Term Note" and, collectively, the "Tranche A-1 Term Notes"), (ii) if Tranche A-2 Term Loans, by a promissory note substantially in the form of Exhibit H-2, with blanks appropriately completed (each, a "Tranche A-2 Term Note" and, collectively, the "Tranche A-2 Term Notes"), (iii) if

Tranche B Term Loans, by a promissory note substantially in the form of Exhibit H-3, with blanks appropriately completed (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iv) if Tranche C(CH) Term Loans, by a promissory note substantially in the form of Exhibit H-4, with blanks appropriately completed (each, a "Tranche C(CH) Term Note" and, collectively, the "Tranche C(CH) Term Notes"), (v) if Tranche C(US) Term Loans, by a promissory note substantially in the form of Exhibit H-5, with blanks appropriately completed (each, a "Tranche C(US) Term Note" and, collectively, the "Tranche C(US) Term Notes"), (vi) if Tranche D Term Loans, by a promissory note in the form of Exhibit H-6, with blanks appropriately completed (each, a "Tranche D Term Note" and, collectively, the "Tranche D Term Notes"), (vii) if Revolving Loans, by a promissory note substantially in the form of Exhibit H-7, with blanks appropriately completed (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (viii) if Swing Line Loans, by a promissory note substantially in the form of Exhibit H-8, with blanks appropriately completed (the "Swing Line Note"). Each such Lender shall make appropriate notations on the schedules annexed to the applicable Note of the date, amount and maturity of each applicable Loan made by it and the amount of each payment of principal made by the applicable Borrower or Subsidiary Swing Line Borrower, as the case may be, with respect thereto. Each such Lender is irrevocably authorized by the applicable Borrower or the applicable Subsidiary Swing Line Borrower, as the case may be, to make such notations on the applicable Note and each such Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation on any Note with respect to any Loan shall not limit or otherwise affect the obligations of the respective Borrower hereunder or under such Note to such Lender.

            2.3. Procedure for Committed Borrowings. (a) Each Committed Borrowing (other than of a Swing Line Loan) shall be made upon the applicable Borrower's irrevocable written notice (or telephonic notice promptly confirmed in writing) delivered to the Administrative Agent in the form of a Notice of Committed Borrowing (which notice must be received by the Administrative Agent prior to (i) 10:00 a.m. (New York City time), three Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) 10:00 a.m. (New York City time), three Business Days prior to the requested Borrowing Date, in the case of Offshore U.S. Dollar Loans; and (iii) 10:00 a.m. (New York City time), one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, and in each case not more than five Business Days prior to the requested Borrowing Date) specifying:

            (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

            (B)   the requested Borrowing Date, which shall be a Business Day;

            (C)   the Type of Loans comprising the Committed Borrowing;

            (D) in the case of a Borrowing of Offshore Rate Committed Loans, the duration of the Interest Period therefor; and

            (E) in the case of a Borrowing of Offshore Currency Loans, the Applicable Currency.

            (b) The Dollar Equivalent amount of any Borrowing of Revolving Facility Loans in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.5(a). Upon receipt of a Notice of Committed Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Pro Rata Share of the Committed Borrowing. In the case of a Borrowing of Revolving Facility Loans comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Lender's Pro Rata Share of the Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Committed Borrowing, promptly notify each Lender of the exact amount of such Lender's Pro Rata Share of the Borrowing.

            (c) Each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the applicable Borrower at the Administrative Agent's Payment Office on the Borrowing Date requested by such Borrower in Same Day Funds and in the requested currency (i) in the case of a Committed Borrowing comprised of Loans in U.S. Dollars, by 11:00 a.m. (New York time) and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may specify. The proceeds of all such Committed Loans will promptly be made available to the applicable Borrower by the Administrative Agent at such office by crediting the account of such Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (d) After giving effect to any Committed Borrowing, there may not be more than [ ] different Interest Periods in effect for all Tranche A-1 Term Loans, [ ] different Interest Periods in effect for all Tranche A-2 Term Loans, [ ] different Interest Periods in effect for all Tranche B Term Loans, [ ] different Interest Periods in effect for all Tranche C(CH) Term Loans, [ ] different Interest Periods in effect for all Tranche C(US) Term Loans, [ ] different Interest Periods in effect for all Tranche D Term Loans and [ ] different Interest Periods in effect for all Revolving Loans.

            2.4. Conversion and Continuation Elections for Committed Borrowings.
(a) The Borrowers may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

              (i) elect, as of any Business Day in the case of ABR Loans, or as of the last day of the applicable Interest Period, in the case of Offshore U.S. Dollar Loans, to convert any such Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in U.S. Dollars of the other Type; or

             (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, however, that if at any time the aggregate amount of Offshore U.S. Dollar Loans in respect of any Committed Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than the Minimum Tranche, such Offshore U.S. Dollar Loans shall automatically convert into ABR Loans, and on and after such date the right of the applicable Borrower to continue such Committed Loans as, and convert such Committed Loans into, Offshore U.S. Dollar Loans shall terminate unless and until such Committed Loans are increased, by additional Borrowings or Conversions, to be at least the Minimum Tranche.

            (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 10:00 a.m. (New York City time), three Business Days prior to the Conversion/Continuation Date, if the Committed Loans are to be continued as Offshore Currency Loans; (ii) 10:00 a.m. (New York City time), three Business Days prior to the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore U.S. Dollar Loans; and (iii) 10:00 a.m. (New York City time), one Business Day prior to the Conversion/Continuation Date, if the Committed Loans are to be converted into ABR Loans, and in each case not more than five Business Days prior to the Conversion/Continuation Date, specifying:

            (A)   the proposed Conversion/Continuation Date;

            (B) the aggregate amount and Type of Committed Loans to be converted or continued;

            (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

            (D) other than in the case of conversions into ABR Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore U.S. Dollar Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Offshore U.S. Dollar Loans, the applicable Borrower shall be deemed to have elected to convert such Offshore U.S. Dollar Loans into ABR Loans effective as of the expiration date of such Interest Period. If the applicable

Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Loans by the applicable time on the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Event of Default or Unmatured Event of Default shall then exist, subject to the provisions of subsection 2.5(d), the applicable Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

            (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section 2.4, or, if no timely notice is provided by the applicable Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans held by each Lender with respect to which the notice was given.

            (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, no Borrower may elect to have a Committed Loan converted into an Offshore U.S. Dollar Loan or (other than Tranche A Term Loans) continued as an Offshore Rate Committed Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than [ ] different Interest Periods in effect for all Tranche A-1 Term Loans, [ ] different Interest Periods in effect for all Tranche A-2 Term Loans, [ ] different Interest Periods in effect for all Tranche B Term Loans, [ ] different Interest Periods in effect for all Tranche C(CH) Term Loans, [ ] different Interest Periods in effect for all Tranche C(US) Term Loans, [ ] different Interest Periods in effect for all Tranche D Term Loans and [ ] different Interest Periods in effect for all Revolving Loans.

            2.5. Utilization of Commitments in Offshore Currencies. (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to
(i) any Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) any Non-U.S. $ Swing Line Loans, as of the requested date of borrowing thereof, any Issuance of a Letter of Credit in an Offshore Currency as of the requested Issuance Date, (iii) any drawing under a Letter of Credit in an Offshore Currency as of the related Honor Date, (iv) all outstanding Offshore Currency Loans, Non-U.S. $ Swing Line Loans and L/C Obligations as of the last Business Day of each month, and (v) any outstanding Offshore Currency Loan and L/C Obligations as of any redenomination date pursuant to this Section 2.5 or
Section 4.5 and any date on which the Revolving Facility Commitments are reduced pursuant to Section 2.6.

            (b) In the case of a proposed Borrowing under the Revolving Facility comprised of Offshore Currency Loans, in the event that any Revolving Facility Lender gives notice to the Administrative Agent that it is unable to fund Revolving Facility Loans in an Offshore Currency at a reasonable cost to it, the Administrative Agent shall, until such notice is withdrawn and to the extent necessary in order to excuse such Revolving Facility Lender from making any

Revolving Facility Loans in such Offshore Currency and to continue to make available to the Borrowers the full aggregate amount of the Revolving Facility Commitments, reallocate from time to time among the Revolving Facility Lenders the outstanding Revolving Facility Loans denominated in U.S. Dollars and the Revolving Facility Loans in such Offshore Currency; provided, however, that the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from the Required Revolving Facility Lenders by 10:00 a.m. (New York City time), three Business Days prior to the day of such Borrowing, that such Lenders cannot provide Loans in the requested Offshore Currency, in which event the Administrative Agent will promptly give notice to the applicable Borrower that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the applicable Borrower that, pursuant to any such notice from the Required Revolving Facility Lenders, any such Borrowing in a requested Offshore Currency is not then available, such Borrower may, by notice to the Administrative Agent not later than 10:00 a.m. (New York City time), on the requested date of such Borrowing, withdraw the Notice of Committed Borrowing relating to such requested Borrowing. If such Borrower does so withdraw such Notice of Committed Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender. If such Borrower does not so withdraw such Notice of Committed Borrowing, the Administrative Agent will promptly so notify each Lender and such Notice of Committed Borrowing shall be deemed to be a Notice of Committed Borrowing that requests a Borrowing comprised of ABR Loans in an aggregate amount equal to the Dollar Equivalent of the amount of the originally requested Borrowing in the Notice of Committed Borrowing; and in such notice by the Administrative Agent to each Lender the Administrative Agent will state such aggregate amount of such Borrowing in U.S. Dollars and such Lender's Pro Rata Share thereof.

            (c) In the case of a proposed continuation of Offshore Currency Loans under the Revolving Facility for an additional Interest Period pursuant to
Section 2.4, in the event that any Revolving Facility Lender gives notice to the Administrative Agent that it is unable to continue Revolving Facility Loans in an Offshore Currency at a reasonable cost to it, the Administrative Agent shall, until such notice is withdrawn and to the extent necessary in order to excuse such Revolving Facility Lender from continuing any Revolving Facility Loans in such Offshore Currency and to continue to make available to the Borrowers the ability to continue all outstanding Revolving Loans in any Offshore Currency, reallocate from time to time among the

Revolving Facility Lenders the outstanding Revolving Facility Loans denominated in U.S. Dollars and the Revolving Facility Loans in such Offshore Currency; provided, however, that the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from the Required Revolving Facility Lenders by 10:00 a.m. (New York City time), three Business Days prior to the day of such continuation, that such Lenders cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will promptly give notice to the applicable Borrower that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified such Borrower that, pursuant to such notice from the Required Revolving Facility Lenders, any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to such Offshore Currency Loans.

            In the case of a proposed continuation of Offshore Currency Loans under either Tranche A Term Loan Facility for an additional Interest Period pursuant to Section 2.4, the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from the Lenders holding at least a majority of the Tranche A-1 Term Loans or Tranche A-2 Term Loans, as the case may be, by 10:00 a.m. (New York City time), three Business Days prior to the day of such continuation, that such Lenders cannot continue to provide Tranche A Term Loans in the relevant Offshore Currency, in which event the Administrative Agent will promptly give notice to CH Borrower that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have given CH Borrower such notice, then, any Notice of Conversion/Continuation with respect thereto shall be deemed withdrawn and, unless and until such notice is revoked by the Lenders holding at least a majority of the Tranche A-1 Term Loans or Tranche A-2 Term Loans, as the case may be, each Borrowing of Loans under the Tranche A Term Loan Facilities shall be redenominated and converted into ABR Loans in U.S. Dollars with effect from the last day of the Interest Period with respect to such Offshore Currency Loans. If any such notice is revoked, the Administrative Agent shall give CH Borrower and the Lenders prompt notice thereof and such ABR Loans shall, as of the fourth Business Day after the date of such revocation, be redenominated and converted into Offshore Currency Loans in the Applicable Currency of such Loans prior to being converted into ABR Loans with an Interest Period of one month, unless CH Borrower shall object thereto in writing prior to such fourth day or give notice within the applicable time period of its selection of a different Interest Period in accordance with Section 2.4.

            (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Revolving Facility Lenders (in the case of clause (i) of this subsection), the Lenders holding at least a majority of the Tranche A-1 Term Loans (in the case of clause
(ii) of this subsection) or the Lenders holding at least a majority of the Tranche A-2 Term Loans (in the case of clause (iii) of this subsection), (i) all or any part of any outstanding Offshore Currency Loans under the Revolving Facility shall be redenominated and converted into ABR Loans in U.S. Dollars with effect from the last day of the Interest Period with respect to such Offshore Currency Loans, (ii) at the end of the current Interest Period therefor, each Tranche A-1 Term Loan shall be continued for an Interest Period of one month (or such shorter period as the Lenders holding at least a majority of the Tranche A-1 Term Loans may request) and (iii) at the end of the current Interest Period therefor, each Tranche A-2 Term Loan shall be continued for an Interest Period of one month (or such shorter period as the Lenders holding at least a majority of the Tranche A-2 Term Loans may request). The Administrative Agent will promptly notify the applicable Borrower of any request pursuant to the foregoing sentence.

            (e) The Borrowers shall be entitled to request that Revolving Facility Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency, in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Required Revolving Facility Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into U.S. Dollars (an "Agreed Alternative Currency"). The applicable Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency not later than 10:00 a.m. (New York City time), at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the applicable Borrower of the acceptance or rejection of any such request.

            2.6. Reduction or Termination of Commitments. (a) The Borrowers may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments in any Facility, or permanently reduce the Commitments in any Facility by an aggregate amount equal to the Dollar Equivalent of U.S. $1,000,000 or a higher integral multiple of U.S. $1,000,000; unless, in the case of the Revolving Facility, after giving effect thereto and to any prepayments of the Revolving Facility Loans made on the effective date of such reduction, the then outstanding principal Dollar Equivalent amount of all Revolving Facility Loans, plus (without duplication) the Effective Amount of all L/C Obligations together would exceed the amount of the combined Revolving Facility Commitments of all Revolving Facility Lenders then in effect.

            (b) The Commitments relating to each Term Loan Facility shall automatically and permanently expire concurrently with the making of the Term Loans thereunder on the Closing Date.

            (c) Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments in any Facility shall be applied to each Lender's Commitment in such Facility according to its Pro Rata Share. All accrued commitment fees in respect of any Facility to, but not including, the effective date of any reduction or termination of Commitments in such Facility shall be paid on the effective date of such reduction or termination.

            2.7. Prepayments. (a) So long as any Term Loans are outstanding, within 30 days following each date on which US Borrower or any Subsidiary receives any Net Cash Proceeds from any Taking or Destruction or loss of title to any Mortgaged Real Property, a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds shall be applied as a mandatory prepayment of principal of the Term Loans; provided, however, that so long as no Event of Default or Unmatured Event of Default then exists and such proceeds do not exceed the Dollar Equivalent amount of U.S. $10 million, such proceeds shall not be required to be so applied on such date to the extent that the Borrowers have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); provided, further, however, that
(i) if the amount of such proceeds exceeds the Dollar Equivalent amount of U.S. $10 million, then the entire amount and not just the portion in excess of the Dollar Equivalent amount of U.S. $10 million shall be applied as a mandatory prepayment of Term Loans as provided above in this subsection 2.7(a) and (ii) if all or any portion of such proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso are not so used within 360 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period (or the next preceding Business Day if such last day is not a Business Day) as a mandatory prepayment of principal of the Term Loans as provided above in this subsection 2.7(a). Each such prepayment shall be applied as set forth in subsection 2.7(f).

            (b) So long as any Term Loans are outstanding, within 90 days after the end of each fiscal year of US Borrower ending after December 31, 1996, the Borrowers shall prepay the Term Loans in a Dollar Equivalent amount equal to 75% of Excess Cash Flow for such fiscal year; provided, however, that if the Debt to EBITDA Ratio as of the end of the fiscal year immediately preceding the date of any such prepayment is less than 3.50 to 1.0, such percentage shall be 50%. Each such prepayment shall be applied as set forth in subsection 2.7(f).

            (c) So long as any Term Loans are outstanding, within 30 days after the receipt by US Borrower or any Subsidiary of Net Cash Proceeds from any Asset Sale, the Borrowers shall prepay the Term Loans in a Dollar Equivalent amount equal to 100% of the Net Cash Proceeds of such Asset Sale; provided, however, that the Net Cash Proceeds from any Asset Sale permitted by each of subsection 8.2(d) and subsection 8.2(i) shall in each case not be required to be so applied to the prepayment of the Term Loans on such date if (i) no Event of Default or Unmatured Event of Default then exists and (ii) the Borrowers deliver an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used in the business of the Borrowers within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided, further, however, that if all or any portion of such Net Cash Proceeds not so applied to the prepayment of Term Loans is not so used within such 180 day period, such remaining portion shall be applied on the last day of such period (or the next preceding Business Day if such last day is not a Business
Day) as a mandatory prepayment of principal of outstanding Term Loans as provided above in this subsection 2.7(c). Each such prepayment shall be applied as set forth in subsection 2.7(f).

            (d) So long as any Term Loans are outstanding, the Borrowers shall prepay the Term Loans concurrently with the receipt of any Net Cash Proceeds from the issuance of any Indebtedness by US Borrower or any Subsidiary (other than any Indebtedness permitted by Section 8.5) in a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds. Each such prepayment shall be applied as set forth in subsection 2.7(f).

            (e) So long as any Term Loans are outstanding, the Borrowers shall prepay the Term Loans concurrently with the receipt of any Net Cash Proceeds from any capital contribution to US Borrower or any Subsidiary or from the issuance or sale of any equity securities of MT Investors, Holding or any of its Subsidiaries or any other direct or indirect parent of US Borrower (other than (x) the Equity Issuance, (y) the exercise of employee stock options and the repayment of loans to employees and (z) in each case, contributions from or issuances to another Company) in a Dollar Equivalent amount equal to 50% of such Net Cash Proceeds; provided, however, that no such prepayment shall be required in connection with the issuance or sale by Holding of any equity securities of Holding to the Investors or from the proceeds of any capital contribution therefrom to US Borrower or any Subsidiary in an aggregate amount of Net Cash Proceeds up to the Dollar Equivalent amount of U.S. $35 million since the Closing Date (over and above the Equity Issuance) if (i) no Event of Default or Unmatured Event of Default then exists and (ii) such Net Cash Proceeds are contemporaneously utilized by US Borrower and the Subsidiaries in their business; provided, further, however, that such Net

Cash Proceeds are not utilized by US Borrower or any Subsidiary, directly or indirectly, to redeem, retire or acquire any other Indebtedness of US Borrower or any Subsidiary. Each such prepayment shall be applied as set forth in subsection 2.7(f).

            (f) Each prepayment of the Term Loans required by subsections
(a)-(e) of this Section 2.7 shall be applied pro rata among the Term Loan Facilities and, as to each Term Loan Facility, first to the next immediately succeeding installments of each of the Term Loan Facilities as set forth in the relevant subsection of Section 2.9 and, second, pro rata to the remaining installments of the Term Loans under each of the Term Loan Facilities as set forth in the relevant subsection of Section 2.9. Subject to subsection 2.10(b), all prepayments of Term Loans shall be made together with all accrued interest thereon and any amounts required by Section 4.4, and all such payments shall be applied to the payment of interest and such Section 4.4 amounts before application to principal. [All amounts required to be applied shall be rounded to the nearest U.S. $[ ] in the case of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, the nearest [currency and amount] in the case of Tranche A-1 Term Loans and [currency and amount] in the case of Tranche A-2 Term Loans.] Notwithstanding the foregoing, in respect of any partial prepayment of Term Loans pursuant to any of subsection (a)-(e) of this Section 2.7 any Lender having a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan may irrevocably decline receipt of its share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans, each such additional prepayment to be applied pro rata among the Tranche A-1 Term Loans and the Tranche A-2 Term Loans and, as to any such Term Loan Facility, pro rata to the remaining installments of the Term Loans under each such Facility as set forth in subsection 2.9, subject, however, to clause (iii) of subsection 2.7(h). If the amount to be so applied to Tranche A Term Loans exceeds the amount of the Tranche A Term Loans then outstanding, no prepayment shall be required with respect to the amount of such excess. The Administrative Agent will promptly notify the Lenders of any prepayment required to be made. Any such Lender that wishes to decline receipt of its share of any such prepayment shall promptly, and in any event no later than the date specified for such prepayment, notify the Administrative Agent.

            (g) Subject to Section 4.4, either Borrower may, at any time or from time to time, ratably prepay, without premium or penalty, Committed Loans under the Revolving Loan Facility or under the Term Loan Facilities in whole or in part, in an aggregate Dollar Equivalent principal amount of at least U.S. $1 million and a higher integral multiple of 1 million units of the Applicable Currency. The applicable Borrower shall deliver a notice of prepayment in accordance with Section 11.2 to be received by the Administrative Agent not later than (i) 10:00 a.m. (New York City time), three Business Days in advance of the prepayment date, if the Committed Loans to be prepaid are Offshore Rate Committed Loans, and (ii) 10:00 a.m. (New York City time), one Business Day prior to the prepayment date, if the Committed Loans to be prepaid are ABR Loans (and in each case on not more than five Business Days' prior notice). Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of ABR Loans, Offshore Rate Committed Loans, or any combination thereof, whether Revolving Loans or Term Loans are being prepaid and the Applicable Currency. Such notice shall not thereafter be revocable by the Borrowers. The Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
4.4. Each such prepayment shall be applied pro rata among the Term Loan Facilities and, as to each Term Loan Facility first, to the next scheduled quarterly installments of each of the Term Loan Facilities as set forth in the relevant subsection of Section 2.9 and second, pro rata to the remaining installments of the Term Loans under each of the Term Loan Facilities as set forth in the relevant subsection of Section 2.9, subject, however, to clause
(iii) of subsection 2.7(h). Notwithstanding the foregoing, in respect of any partial prepayment of Term Loans pursuant to this subsection 2.7(g), any Lender having a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan may decline receipt of its share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans, each such additional prepayment to be applied pro rata among the Tranche A-1 Term Loans and the Tranche A-2 Term Loans and, as to any such Term Loan Facility, pro rata to the remaining installments of the Term Loans under each such Facility as set forth in subsection 2.9; provided, however, that any excess of such prepayment over the amount of outstanding Tranche A Term Loans may, at the option of the Borrowers, nonetheless be applied to the prepayment of the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans. The Administrative Agent will promptly notify the Lenders of any prepayment so to be made. Any such Lender that wishes to decline receipt of its share of any such prepayment shall promptly, and in any event no later than the date specified for such prepayment, notify the Administrative Agent.

            (h) With respect to each prepayment of Loans pursuant to Section 2.7, the Borrowers may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, however, that (i) Offshore Rate Loans made pursuant to a specific Facility may be designated for prepayment only on the last day of an Interest Period applicable thereto unless all Offshore Rate Loans made pursuant to such Facility with Interest Periods ending on such date of prepayment and all ABR Loans made pursuant to such Facility have been paid in full; (ii) if any prepayment of Offshore Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Tranche, such Borrowing shall be immediately converted into, if such Borrowing is Offshore U.S. Dollar Loans, ABR Loans and, if Offshore Currency Loans, Offshore Currency Loans having an Interest Period of one month; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, unless a Borrower shall have become obligated to make any payment pursuant to Section 4.1, in which case such Borrower may prepay the Loans held solely by the Lender or Lenders to which it is obligated to make such payment. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize funding losses owing under Section 4.4.

            (i) Notwithstanding subsections 2.7(a) and (c), to the extent that the Net Cash Proceeds required to be applied to a prepayment of the Loans pursuant to such subsections (1) are prohibited or delayed by applicable law from being repatriated to the jurisdiction of the Borrower required to make any such prepayment or (2) may not be so repatriated without causing an adverse tax consequence, such Net Cash Proceeds required to be applicable to a prepayment of the Loans pursuant to such subsections shall, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, not be required to be applied as a prepayment of the Loans at the time provided in such subsections to the extent that the aggregate Dollar Equivalent amount of Net Cash Proceeds proposed to be not so applied for such event when added to the aggregate Dollar Equivalent amount of Net Cash Proceeds from all prior or concurrent events which has not been applied by virtue of this subsection 2.7(i) is less than [ ]% of Net Tangible Assets at such time. If and when such repatriation is permitted under the applicable local law or may be made without an adverse tax consequence, as the case may be, such repatriation shall be immediately effected and such Net Cash Proceeds shall be applied in the manner set forth in subsections 2.7(a) and (c), with any time limit therein being deemed to have started upon receipt of such Net Cash Proceeds by any Subsidiary of US Borrower notwithstanding this subsection 2.7(i); provided, however, if the time limit shall have expired, then such Net Cash Proceeds so repatriated shall be applied to the prepayment of the Term Loans as set forth in subsection 2.7(f) within three Business Days.

            2.8. Currency Exchange Fluctuations. (a) The Borrowers will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for a Credit Extension that would result in the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Facility Lenders (including the Swing Line Lenders) being in excess of the aggregate Revolving Facility Commitments then in effect and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Facility Lenders (including the Swing Line Lenders) exceeds the aggregate Revolving Facility Commitments then in effect.

            (b) Subject to Section 4.4, if on any Computation Date the Administrative Agent shall have determined that the Aggregate Outstanding Revolving Credit of all of the Revolving Facility Lenders exceeds the combined Revolving Facility Commitments of all Revolving Facility Lenders by more than the Dollar Equivalent amount of U.S. $5 million due to a change in applicable rates of exchange between U.S. Dollars, on the one hand, and Offshore Currencies, on the other hand, then the Administrative Agent shall give notice to the Borrowers that a prepayment of Loans (or, if no Revolving Credit Loans are outstanding, payment of unreimbursed drawings under Letters of Credit, or if none thereof, Cash Collateralization of outstanding Letters of Credit) is required under this subsection, and the Borrowers agree if such excess shall not have been prepaid within 90 days of such notice or during such 90 days such excess has not been eliminated by changes in currency exchange rates thereupon to make prepayments (by such repayment of Loans, payment of unreimbursed drawings or Cash Collateralization) of their respective pro rata portion of such excess (determined by reference to the aggregate Dollar Equivalent amount of each Borrower's outstanding Revolving Facility Loans, plus (without duplication) the Effective Amount of all L/C Obligations relative to the total of such amounts for both Borrowers) such that, after giving effect to such prepayment

(or payment or Cash Collateralization and changes in currency exchange rates), the Aggregate Outstanding Revolving Credit of all of the Revolving Lenders does not exceed the combined Revolving Facility Commitments of all Revolving Facility Lenders.

            2.9. Repayment. (a) US Borrower shall repay the Tranche B Term Loans, the Tranche C(US) Term Loans and the Tranche D Term Loans in the installments as set forth on Schedule 2.9(a).

            (b) CH Borrower shall repay the Tranche A-1 Term Loans, the Tranche A-2 Term Loans and the Tranche C(CH) Term Loans in the installments as set forth on Schedule 2.9(b).

            Each scheduled installment of principal on the Term Loans as set forth on Schedules 2.9(a) and (b) shall be automatically adjusted upon application of any prepayment pursuant to Section 2.7.

            2.10. Interest. (a) Each Committed Loan (other than any Non-U.S. $ Swing Line Loan) shall, except as otherwise provided herein, bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate or the Alternate Base Rate, as the case may be (and subject to the Borrowers' right to convert to the other Type of Committed Loans under Section 2.4), plus the Applicable Margin. Each Non-U.S. $ Swing Line Loan shall bear interest at the rate per annum equal to the Overnight Rate from time to time in effect for the applicable Offshore Currency of such Loan, plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans pursuant to Section 2.7 for the portion of the Loans so prepaid; provided, however, that in the event that any Term Loans that are ABR Loans are prepaid pursuant to Section 2.7, interest accrued on such Loans shall be payable on the next succeeding Interest Payment Date thereafter (or at final maturity, if earlier).

            (c) Notwithstanding subsections (a) and (b) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document, is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrowers and/or the Subsidiary Swing Line Borrowers, as the case may be, agree, to the extent permitted by applicable law, to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, after as well as before any entry of judgment thereon, payable on demand, at a rate per annum equal to (i) in the case of principal due in respect of any Loan prior to the end of an Interest Period applicable thereto, the rate otherwise applicable to such Loan, plus 2%, and
(ii) in the case of any other amount, (x) if such amount is payable in U.S. Dollars, the Alternate Base Rate from time to time in effect, plus 2% and (y) if such amount is payable in a currency other than U.S. Dollars, the Overnight Rate from time to time in effect, plus the Applicable Margin for Offshore Rate Committed Loans which are Revolving Loans from time to time in effect, plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers and the Subsidiary Swing Line Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the applicable Borrower or the applicable Subsidiary Swing Line Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

            2.11.  Fees.  In addition to certain fees described in Section 3.8:

            (a) Arrangement, Agency Fees. The Borrowers shall pay fees to the Arranger for the Arranger's own account as required by the letter agreement ("Arranger Fee Letter") between the Arranger and AEA dated April 10, 1996 and shall pay agency fees to the Administrative Agent for the Administrative Agent's own account as required by the letter agreement between the Administrative Agent and AEA dated [ ], 1996

      (the "Administrative Agent's Fee Letter" and, together with the Arranger Fee Letter, the "Fee Letters").

            (b) Facility Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Facility Lender a facility fee computed at a rate per annum equal to .50% (the "Facility Fee") on the then effective amount of such Lender's Revolving Facility Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such Facility Fee shall accrue from the Closing Date to the later of the Termination Date and the date on which the Revolving Facility Commitments have been terminated in full and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing December 31, 1996) through the Termination Date or such earlier date as the Revolving Facility Commitments have been terminated in full.

            2.12. Computation of Fees and Interest. (a) All computations of the Commitment Fee shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative

Agent will, at the request of the Borrowers or any Lender, deliver to the Borrowers or such Lender, as the case may be, a statement showing the calculations used by the Administrative Agent in determining any interest rate or Dollar Equivalent amount.

            2.13. Payments by the Borrowers. (a) All payments to be made by the Borrowers and/or the Subsidiary Swing Line Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers and/or the Subsidiary Swing Line Borrowers shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office and (i) with respect to principal of, interest on, and any other amount relating to any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and (ii) with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payments shall be made in Same Day Funds and (x) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent (and advised in writing to the Borrowers) to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (y) in the case of any U.S. Dollar payments, no later than 11:00 a.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of such payment in like funds as received. Any payment received by the Administrative Agent later than the time specified in clause (x) or (y) above, as applicable, shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

            (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Borrowers and/or the applicable Subsidiary Swing Line Borrower, as the case may be, prior to the date on which any payment is due to the Lenders that the Borrowers and/or the applicable Subsidiary Swing Line Borrower, as the case may be, will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers and/or the applicable Subsidiary Swing Line Borrower, as the case may be, has made such payment in full to the Administrative Agent on such date in Same Day Funds and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers and/or the applicable Subsidiary Swing Line Borrower, as the case be, has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at
(i) in the case of a payment in an Offshore Currency, the Overnight Rate or (ii) in the case of a payment in U.S. Dollars, the U.S. Federal Funds Rate, in each case for each day from the date such amount is distributed to such Lender until the date repaid.

            2.14. Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Committed Borrowing the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in Same Day Funds on the Borrowing Date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in Same Day Funds and the Administrative Agent in such circumstances has made available to the Borrowers such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative

Agent, together with interest at (i) in the case of a payment in an Offshore Currency, the Overnight Rate and (ii) in the case of a payment in U.S. Dollars, at the U.S. Federal Funds Rate, in each case for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of its obligation hereunder (if any) to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

            2.15. Adjustments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans, Term Loans or the L/C Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f) or
(g), or otherwise (except pursuant to subsection 2.6, 2.7, 2.8 or 2.9, Article IV or Section 11.8)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other

Lender's Revolving Credit Loans, Term Loans or the L/C Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders an interest (by participation, assignment (in accordance with Section 11.8) or otherwise) in such portion of each such other Lender's Revolving Credit Loans, Term Loans or the L/C Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation in any such Loan or L/C Obligation, as the case may be, so purchased and any other subsequent holder of a participation in any Loan or L/C Obligation otherwise acquired may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all monies owing by such

Borrower to that holder as fully as if that holder were a holder of such a Loan or L/C Obligation in the amount of the participation held by that holder.

            2.16. Swing Line Commitment. Subject to the terms and conditions of this Agreement, each Swing Line Lender agrees to make loans to the Swing Line Borrowers on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding for the Swing Line Borrowers collectively not to exceed the Dollar Equivalent amount of U.S. $25 million; provided, however, that (i) the aggregate amount of Swing Line Loans made and outstanding at any one time to any Subsidiary Swing Line Borrower shall not exceed the Dollar Equivalent amount of the Subsidiary Swing Line Borrower Sublimit for such Subsidiary Swing Line Borrower and (ii) the sum of the aggregate principal amount of all outstanding Swing Line Loans, plus the aggregate principal Dollar Equivalent amount of all other outstanding Revolving Facility Loans, plus (without duplication) the Effective Amount of all L/C Obligations shall not at any time exceed the Revolving Facility Commitments of all Revolving Facility Lenders. All Swing Line Loans made in U.S. Dollars shall be made and maintained as ABR Loans.

            2.17. Borrowing Procedures for Swing Line Loans. (a) A Borrower requesting a Swing Line Loan shall give written or telephonic notice to the Administrative Agent and the Applicable Swing Line Lender of each proposed Borrowing pursuant to this Section 2.17 not later than 1:00 p.m. (local time) on the proposed date of Borrowing (promptly followed within one Business Day by delivery of a written notice). Each such notice shall be effective upon receipt by the Administrative Agent and the Applicable Swing Line Lender and shall specify the date and amount of Borrowing. Unless the Applicable Swing Line Lender has received written notice prior to 1:00 p.m. (local time) on the proposed Borrowing Date from the Administrative Agent or any Lender that one or more of the conditions precedent set forth in Article V with respect to such Borrowing is not then satisfied, the Applicable Swing Line Lender shall pay over the requested amount to the applicable Swing Line Borrower on the requested Borrowing Date. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of at least U.S. $500,000 and an integral multiple of U.S. $500,000 if made in U.S. Dollars and at least [ ] units of the Applicable Currency and an integral multiple of [ ] units of the Applicable Currency, if made in any Offshore Currency. The Applicable Swing Line Lender will promptly notify the Administrative Agent of the making and amount of each Swing Line Loan made by such Swing Line Lender.

            (b) The Administrative Agent and the Applicable Swing Line Lender will determine the Dollar Equivalent amount with respect to (i) any Borrowing of Swing Line Loans in an Offshore Currency as of the requested Borrowing Date,
(ii) all outstanding Swing Line Loans made by such Swing Line Lender that are made in an Offshore Currency as of the last

Business Day of each month, and (iii) any outstanding Swing Line Loans made by such Swing Line Lender that are made in an Offshore Currency as of any redenomination date pursuant to this Section 2.17 and any date on which the Revolving Facility Commitment are reduced pursuant to Section 2.6.

            (c) In the case of a proposed Borrowing of a Swing Line Loan in an Offshore Currency, in the event that Applicable Swing Line Lender gives notice to the Administrative Agent that it is unable to fund Swing Line Loans in such Offshore Currency, such Swing Line Lender shall be under no obligation to make Swing Line Loans in such Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from such Swing Line Lender by 2:00 p.m. (local time), on the proposed day of such Borrowing, that such Swing Line Lender cannot provide Swing Line Loans in the requested Offshore Currency, in which event the Administrative Agent will promptly give notice to the applicable Swing Line Borrower that the Borrowing in the requested Offshore Currency is not then available. If the Administrative Agent shall have so notified the applicable Swing Line Borrower that any such Borrowing in a requested Offshore Currency is not then available, such Swing Line Borrower may, by notice to the Administrative Agent not later than 3:00 p.m. (local time), on the requested date of such Borrowing, withdraw the notice of borrowing relating to such requested Borrowing. If such Swing Line Borrower does so withdraw such notice of borrowing, the Borrowing requested therein shall not occur. If such Swing Line Borrower does not so withdraw such notice of borrowing, the Administrative Agent will promptly notify the Applicable Swing Line Lender and such notice of borrowing shall be deemed to be a notice of borrowing that requests a borrowing comprised of ABR Loans in an aggregate amount equal to the Dollar Equivalent of the amount of the originally requested Borrowing in the notice of borrowing.

            2.18. Refunding of Swing Line Loans. The Applicable Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the U.S. Borrower, with respect to any Swing Line Loan made to US Borrower, or CH Borrower, with respect to any Swing Line Borrower other than US Borrower (and each such Borrower hereby irrevocably directs the Applicable Swing Line Lender to act on its behalf), request each Revolving Facility Lender to make a Revolving Loan in U.S. Dollars in an amount equal to such Revolving Facility Lender's Pro Rata Share of the Dollar Equivalent amount of the principal amount of the Swing Line Loans made by such Swing Line Lender outstanding on the date such notice is given. Unless any of the events described in subsection 9.1(f) or
(g) shall have occurred (in which event the procedures of Section 2.19 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied or the aggregate amount of such Revolving Loans is not in the minimum or integral amount otherwise required hereunder, each Revolving Facility Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the Applicable Swing Line Lender at the office of the Administrative Agent in New York prior to 11:00 a.m. (New York City time) in Same Day Funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans of the Applicable Swing Line Lender. All Revolving Loans made pursuant to this Section 2.18 shall be ABR Loans (but, subject to the other provisions of this Agreement, may be converted to Offshore Rate Committed Loans).

            2.19. Participations in Swing Line Loans. (a) If an event described in subsection 9.1(f) or (g) occurs (or for any reason the Revolving Facility Lenders may not make Revolving Loans pursuant to Section 2.18), each Revolving Facility Lender will, upon notice from the Administrative Agent, purchase from the Applicable Swing Line Lender (and the Applicable Swing Line Lender will sell to each such Revolving Facility Lender) an undivided participation interest in all outstanding Swing Line Loans of such Swing Line Lender in an amount equal to its Pro Rata Share of the Dollar Equivalent amount of the outstanding principal amount of the Swing Line Loans of such Swing Line Lender (and each Revolving Facility Lender will immediately transfer to the Administrative Agent, for the account of the Applicable Swing Line Lender, in immediately available funds, the amount of its participation).

            (b) Whenever, at any time after a Swing Line Lender has received payment for any Revolving Facility Lender's participation interest in the Swing Line Loans of such Swing Line Lender pursuant to subsection 2.19(a), such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to the Administrative Agent for the account of such Revolving Facility Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Facility Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Revolving Facility Lender will return to the Administrative Agent for the account of such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it in like funds as such payment is required to be returned by such Swing Line Lender.


            2.20. Swing Line Participation Obligations Unconditional. (a) Each Revolving Facility Lender's obligation to make Revolving Loans pursuant to
Section 2.18 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.19 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Facility Lender may have against the Applicable Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (d) any breach of this Agreement by any Loan Party or any other Revolving Facility Lender; (e) any inability of the applicable Swing Line Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Swing Line Loan is to be refunded or any participation interest therein is to be purchased; or
(f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) Notwithstanding the provisions of subsection 2.20(a), no Revolving Facility Lender shall be required to make any Revolving Loan to either Borrower to refund a Swing Line Loan pursuant to Section 2.18 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.19 if, prior to the making by the Applicable Swing Line Lender of such Swing Line Loan, such Swing Line Lender received written notice from such Revolving Facility Lender specifying that such Revolving Facility Lender believes in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided, however, that the obligation of such Revolving Facility Lender to make such Revolving Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Revolving Facility Lender notifies the Applicable Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Revolving Facility Lenders, the Required Lenders or all Lenders, as applicable).

            2.21. Conditions to Swing Line Loans. Notwithstanding any other provision of this Agreement, no Swing Line Lender shall be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT

            3.1. The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein, (i) the L/C Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit (including irrevocable standby letters of credit) for the account of either Borrower (or, if a Letter of Credit is for the account of a Subsidiary, jointly for the account of the applicable Borrower and such Subsidiary), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit; and (ii) the Revolving Facility Lenders severally agree to participate in Letters of Credit Issued for the accounts of the Borrowers (including any Letter of Credit issued jointly for the account of a Borrower and any Subsidiary); provided, however, that the L/C Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C

Obligations, plus (without duplication) the outstanding principal Dollar Equivalent amount of all Revolving Loans and Swing Line Loans exceeds the combined Revolving Facility Commitments of all Revolving Facility Lenders, (2) the participation of such Revolving Facility Lender in the Effective Amount of all L/C Obligations, plus (without duplication) the outstanding principal Dollar Equivalent amount of the Revolving Loans of such Revolving Facility Lender, plus such Revolving Facility Lender's Pro Rata Share of the Dollar Equivalent amount of all outstanding Swing Line Loans exceeds such Revolving Facility Lender's Revolving Facility Commitment, or (3) the Effective Amount of all L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

            (b) The L/C Lender is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Lender shall prohibit, or request that the L/C Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Lender in good faith deems material to it; (ii) the L/C Lender has received written notice from any Lender, the Administrative Agent or either Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is (A) more than twelve months after the date of such Issuance for standby Letters of Credit or more than 180 days after the date of such issuance for commercial documentation Letters of Credit, unless the

Required Revolving Facility Lenders have approved such expiry date in writing; provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year so long as such Letter of Credit provides that the L/C Lender retains an option reasonably satisfactory to the L/C Lender, to terminate such Letter of Credit prior to each extension date, or
(B) after the fifth Business Day prior to the Termination Date, unless all of the Revolving Facility Lenders have approved such expiry date in writing; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the L/C Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the L/C Lender;
(v) such Letter of Credit is denominated in a currency other than Offshore Currency; or (vi) an Event of Default or Unmatured Event of Default has occurred and is continuing.

            (c) Notwithstanding the foregoing, in the event a Lender Default exists, the L/C Lender shall not be required to issue any Letter of Credit unless the L/C Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the L/C Lender's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Pro Rata Share of the L/C Obligations.

            3.2. Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be Issued upon the irrevocable written request of the applicable Borrower received by the L/C Lender (with a copy sent by the applicable Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed in an original writing, in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to the L/C Lender: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the type of Letter of Credit; and (viii) such other matters as the L/C Lender may reasonably require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit, the L/C Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the applicable Borrower and, if not, the L/C Lender will provide the Administrative Agent with a copy thereof. Unless the L/C Lender has received, on or before the Business Day immediately preceding the date the L/C Lender is to Issue a requested Letter of Credit, (A) notice from the Administrative Agent directing the L/C Lender not to Issue such Letter of Credit because such Issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1)

through (3) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, the L/C Lender shall, on the requested date, Issue a Letter of Credit for the account of the applicable Borrower (or jointly for the account of the applicable Borrower and the applicable Subsidiary) in accordance with the L/C Lender's usual and customary business practices.

            (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the L/C Lender will, upon the written request of the applicable Borrower received by the L/C Lender (with a copy sent by the applicable Borrower to the Administrative Agent) at least three days (or such shorter time as the L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of

Credit Issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to the L/C Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Lender may reasonably require. The L/C Lender shall be under no obligation to amend any Letter of Credit if: (A) the L/C Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Revolving Facility Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

            (d) The L/C Lender and the Revolving Facility Lenders agree that, while a standby Letter of Credit is outstanding and prior to the Termination Date, at the option of the applicable Borrower and upon the written request of the applicable Borrower received by the L/C Lender (with a copy sent by the applicable Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the L/C Lender shall be entitled to authorize the automatic renewal of any Letter of Credit Issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail reasonably satisfactory to the L/C Lender: (i) the standby Letter of Credit to be renewed;
(ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day not more than 60 days prior to the expiry date of the Letter of Credit being renewed); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the L/C Lender may reasonably require. The L/C Lender shall be under no obligation so to renew any Letter of Credit if:
(A) the L/C Lender would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the L/C Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the L/C Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the applicable Borrower but the L/C Lender shall not have received any L/C Amendment Application from the applicable Borrower with respect to such renewal or other written direction by the applicable Borrower with respect thereto, the L/C Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the applicable Borrower and the Revolving Facility Lenders hereby authorize such renewal, and, accordingly, the L/C

Lender shall be deemed to have received an L/C Amendment Application from the applicable Borrower requesting such renewal.

            (e) The L/C Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Revolving Facility Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other reasonable action, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the fifth Business Day prior to the Termination Date.

            (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (g) The L/C Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

            3.3. Risk Participations, Drawings and Reimbursements. (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Revolving Facility Lender times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

            (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Lender will promptly notify the applicable Borrower. The applicable Borrower shall reimburse the L/C Lender prior to 1:00 p.m. (New York City time), on each date that any amount is paid by the L/C Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the L/C Lender. In the event the applicable Borrower fails to reimburse the L/C Lender for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) on the

Honor Date, the L/C Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof. Thereupon the applicable Borrower shall be deemed to have requested that Revolving Loans be made by the Revolving Facility Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Facility Commitment and subject to the conditions set forth in subsections 5.2(b) and (c), which Loans shall be ABR Loans accruing interest at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin for ABR Loans which are Revolving Loans, in the case of a drawing in U.S. Dollars, or Loans accruing interest at a rate per annum equal to the Overnight Rate applicable to such Offshore Currency from time to time in effect, plus the Applicable Margin for Offshore Rate Committed Loans which are Revolving Loans, in the case of a drawing in an Offshore Currency. Any notice given by the L/C Lender or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (c) Each Revolving Facility Lender shall upon any notice pursuant to subsection 3.3(b) make available to the Administrative Agent for the account of the L/C Lender an amount in U.S. Dollars or the Offshore Currency in which such Letter of Credit is denominated, as the case may be, and in Same Day Funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Revolving Facility Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Revolving Loan to the applicable Borrower in that amount accruing interest at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin for ABR Loans which are Revolving Loans (in the case of a drawing in U.S. Dollars), or the Overnight Rate applicable to such Offshore Currency from time to time in effect, plus the Applicable Margin for Offshore Rate Committed Loans which are Revolving Loans (in the case of a drawing in an Offshore Currency). If any Revolving Facility Lender so notified fails to make available to the Administrative Agent for the account of the L/C Lender the amount of such Revolving Facility Lender's Pro Rata Share of the amount of the drawing by no later than 1:00 p.m. (New York time) on the Honor Date, then interest shall accrue on such Revolving Facility Lender's obligation to make such payment, from the Honor Date to the date such Revolving Facility Lender makes such payment, at a rate per annum equal to (i) in the case of a drawing in U.S. Dollars, the U.S. Federal Funds Rate in effect from time to time during such period and (ii) in the case of a drawing in an Offshore Currency, the Overnight Rate applicable to such Offshore Currency from time to time in effect. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Facility Lender to effect such payment on such date shall not relieve such Revolving Facility Lender from its obligations under this Section 3.3.

            (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans to the applicable Borrower in whole or in part, because of such Borrower's failure to satisfy the conditions set forth in subsections 5.2(b) and (c) or for any other reason, such Borrower shall be deemed to have incurred from the L/C Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to (i) in the case of a drawing in U.S. Dollars, the Alternate Base Rate, plus 2% per annum, and (ii) in the case of a drawing in an Offshore Currency, the Overnight Rate applicable to such Offshore Currency from time to time in effect, plus 2% per annum, and each Revolving Facility Lender's payment to the L/C

Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Facility Lender in satisfaction of its participation obligation under this Section 3.3.

            (e) Each Revolving Facility Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the L/C Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Facility Lender may have against the L/C Lender, the applicable Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Facility Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2.

            3.4. Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the L/C Lender of Same Day Funds from the applicable Borrower (i) in reimbursement of any payment made by the L/C Lender under the Letter of Credit with respect to which any Revolving Facility Lender has paid the Administrative Agent for the account of the L/C Lender for such Revolving Facility Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Facility Lender, in the same funds as those received by the Administrative Agent for the account of the L/C Lender, the amount of such Revolving Facility Lender's Pro Rata Share of such funds, and the L/C Lender shall receive the amount of the Pro Rata Share of such funds of any Revolving Facility Lender that did not so pay the Administrative Agent for the account of the L/C Lender.

            (b) If the Administrative Agent or the L/C Lender is required at any time to return to the applicable Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any Insolvency Proceeding, any portion of any payment made by such Borrower to the Administrative Agent for the account of the L/C Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Revolving Facility

Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the L/C Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or the L/C Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Revolving Facility Lender to the Administrative Agent or the L/C Lender, at a rate per annum equal to the U.S. Federal Funds Rate in effect from time to time.

            3.5. Role of the L/C Lender. (a) Each Revolving Facility Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates or other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) None of the Agents, any of their respective Affiliates or any of the respective correspondents, participants or assignees of the L/C Lender shall be liable to any Revolving Facility Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Facility Lenders (including the Required Revolving Facility Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Agents, any of their respective Affiliates or any of the respective correspondents, participants or assignees of the L/C Lender shall be liable or responsible for any of the matters described in clauses (i) through (vi) of
Section 3.6; provided, however, that, anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Lender, and the L/C Lender may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused directly by the L/C Lender's willful misconduct or gross negligence or the L/C Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the L/C Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the L/C Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.


            3.6. Obligations Absolute. The obligations of the Borrowers under this Agreement and any L/C-Related Document to reimburse the L/C Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter or Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor; provided, however, that the Borrowers shall not be obligated to reimburse the L/C Lender for any wrongful payment made by the L/C Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the L/C Lender.

            3.7. Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

            3.8. Letter of Credit Fees. (a) The applicable Borrower shall pay to the Administrative Agent for the account of each of the Revolving Facility Lenders a letter of credit fee with respect to the Letters of Credit at a rate per annum equal to the then Applicable Margin for Offshore Rate Committed Loans which are Revolving Facility Loans of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which all outstanding Letters of Credit have been terminated or have expired) based upon Letters of Credit outstanding for the applicable period as calculated by the Administrative Agent.

            (b) The applicable Borrower shall pay to the Administrative Agent for the account of the L/C Lender a letter of credit fronting fee for each Letter of Credit Issued by the L/C Lender at the rate per annum equal to 1/4% of the average daily maximum amount available to be drawn of the outstanding

Letters of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which all outstanding Letters of Credit have been terminated or have expired) based upon the Letters of Credit outstanding for the applicable period as calculated by the Administrative Agent, which fee shall be credited against the fee payable under subsection 3.8(a).

            (c) The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit have been terminated or have expired), with the final payment to be made on the Termination Date (or such later termination or expiration date).

            (d) The Borrowers shall pay to the L/C Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Lender relating to letters of credit as from time to time in effect.

            3.9. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

            3.10. Letters of Credit for the Account of Subsidiaries. Each Borrower and its applicable Subsidiary shall be jointly and severally liable for any Letter of Credit which is issued jointly for the account of that Borrower and any of its Subsidiaries.

                                   ARTICLE IV.

                  NET PAYMENTS, YIELD PROTECTION AND ILLEGALITY

            4.1. Net Payments. (a) Except as provided in subsection 4.1(b), all payments by the Borrowers to any Lender or any Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Covered Taxes levied or imposed by any Governmental Authority with respect to such payments.

            (b) If a Borrower shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, then except as provided in subsection 4.1(g): (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) such Borrower shall make such deductions and withholdings; and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law. If for any reason CH Borrower fails to make any payments required under the preceding sentence, then US Borrower shall make such payments on behalf of CH Borrower. Within 30 days after the date of any payment by a Borrower of Covered Taxes, such Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

            (c) The Borrowers agree to indemnify and hold harmless each Lender and each Agent for (i) the full amount of Covered Taxes (including any Covered Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted, and (ii) any Taxes levied or imposed by any Governmental Authority on any additional amounts paid by either Borrower under this Section 4.1 that are measured by such Lender's or such Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Agent, as the case may be, is organized or maintains a Lending Office.

            (d) If a Lender or an Agent receives a refund or credit of Taxes paid or indemnified by a Borrower pursuant to subsection (b) or (c) of this
Section 4.1, then such Lender or such Agent shall promptly repay the Borrowers such refund or credit (whether paid pursuant to subsection (b) or (c) of this Section 4.1 and whether of the type described in either clause (i) or (ii) of such subsection (c)) net of all out-of-pocket expenses related thereto and without interest (other than interest received as part of such refund or credit); provided, however, that if, due to any adjustment of such Taxes (or of any liability, including penalties, interest, additions to tax and expenses, arising therefrom or with respect thereto), such Lender or such Agent loses the benefit of all or any portion of such refund or credit, the Borrowers will indemnify and hold harmless such Lender or such Agent in accordance with this subsection. A certificate as to the amount of any such required indemnification payment prepared with a reasonable basis by the Lender or such Agent shall be final, conclusive and binding for all purposes. Payment under this indemnification shall be made within 30 days after the date such Lender or such Agent makes written demand therefor by the delivery of such certificate.

            (e) If either Borrower is required to pay additional amounts to any Lender or any Agent pursuant to this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change or other action in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

            (f)(i) Each Lender or Administrative Agent which is not a United States person (as such term is defined in Section 7701(a) of the Code) agrees that:

            (A) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrowers through the Administrative Agent (x) two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, or (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Form 1001 or Form 4224 pursuant to clause (x) above, a certificate substantially in the form of Exhibit L-1 (any such certificate, a "Section 4.1(f)(i) Certificate") and, in the case of either
      (x) or (y), two accurate and complete original signed copies of Internal Revenue Service Form W-8 or any successor thereto ("Form W-8") or Internal Revenue Service Form W- 9 or any successor thereto ("Form W-9"), whichever is applicable;

            (B) if at any time such Lender or Administrative Agent makes any changes necessitating a new Form 4224, Form 1001, Form W-8, Form W-9 or
      Section 4.1(f)(i) Certificate, as the case may be, it shall with reasonable promptness deliver to the Administrative Agent and to the Borrowers through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, Form 1001, Form W-8, Form W-9 or Section 4.1(f)(i) Certificate, as appropriate; and

            (C) it shall, before or promptly after the occurrence of any event (including the passing of time (and in any event (x) in the case of a Form 4224 or Section 4.1(f)(i) Certificate, before the payment of any interest in each succeeding taxable year of such Lender after the Closing Date during which interest may be paid under this Agreement, and (y) in the case of a Form 1001, before the payment of any interest in each third succeeding calendar year after the Closing Date during which interest may be paid under this Agreement) but excluding any event mentioned in clause
      (B) above) requiring a change in or renewal of the most recent Form 4224, Form 1001, Form W-8, Form W-9 or Section 4.1(f)(i) Certificate, previously delivered by such Lender or Administrative Agent, deliver to the Administrative Agent and to the Borrowers through the Administrative Agent two accurate and complete original signed copies of Form 4224, Form 1001, or Form W-8 and a Section 4.1(f)(i) Certificate, in replacement for the forms previously delivered by such Lender or Administrative Agent.

            (ii) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under paragraph (f)(i) of this subsection.

          (iii) Each Form 1001 or 4224 delivered by a Lender or Administrative Agent pursuant to this subsection (f) shall certify, unless unable to do so by virtue of a Change in Law occurring after the date such Lender becomes a party hereto, that the Lender or Administrative Agent is entitled to receive payments under this Agreement without deduction or withholding of U.S. federal income taxes and each Form W-9 shall certify, unless unable to do so by virtue of a Change in Law occurring after the date such Lender or Administrative Agent becomes a party hereto, that such Lender or Administrative Agent is entitled to an exemption from U.S. backup withholding.

           (iv) Notwithstanding the foregoing provisions of this subsection (f) or any other provision of this Section 4.1, no Lender or Administrative Agent shall be required to deliver any form pursuant to this Section 4.1 if such Lender or Administrative Agent is not legally able to do so by virtue of a Change in Law occurring after the date such Lender or Administrative Agent becomes a party hereto.

             (v) Each Revolving Facility Lender, Tranche A-1 Lender, Tranche A-2 Lender and Tranche C(CH) Lender shall, no later than the Closing Date (or, in the case of any such Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver a certificate substantially in the form of Exhibit L-2 (any such certificate, a "Section 4.1(f)(v) Certificate"); provided, however, that if each Tranche C(CH) Lender lends in a minimum dollar equivalent of U.S. $5,000,000, no Tranche C(CH) Lender shall be required to deliver such certificate. Each Lender delivering a Section 4.1(f)(v) Certificate further agrees to deliver a new Section 4.1(f)(v) Certificate at the times specified for delivery of a Section 4.1(f)(i) Certificate under subsections (f)(i)(B) and (C) of this Section 4.1, unless it is unable to do so by virtue of a Change in Law occurring after the date such Lender becomes a party hereto.

            (vi) Each Lender shall, promptly upon a Borrower's or the Administrative Agent's reasonable request to that effect, deliver to such Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation or other information as may be required from time to time by any applicable law, treaty, rule or regulation of any Governmental Authority in order to establish such Lender's tax status for withholding purposes.

            (g) No Borrower will be required to pay any additional amount in respect of Taxes pursuant to this Section 4.1 to any Lender or to the Agent or Administrative Agent with respect to any Lender if the obligation to pay such additional amount would not have arisen but for a failure by such Lender to comply with its obligations under subsection 4.1(f) or Section 11.8.

            (h) Each Lender agrees to indemnify and hold harmless the Borrowers and each Agent from and against any Taxes, penalties, interest and other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrowers or the Agent as a result of the failure of the Borrowers or the Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement which failure resulted from such Borrower's or the Agent's reasonable reliance on any form, statement, certificate or other information provided to it by such Lender pursuant to this Section 4.1.

            (i) If, at any time, a Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection 4.1(f)(vi), then such Borrower shall, on demand of such Lender through the Administrative Agent, reimburse such Lender for any material costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

            4.2. Illegality. (a) If any Lender determines that any Change in Law has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make or maintain Offshore Rate Committed Loans in any Applicable Currency then, on notice thereof by the Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make, convert or continue Offshore Rate Committed Loans in such Applicable Currency shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist and until such time such Lender's commitment shall be only to make an ABR Loan when an Offshore Rate Committed Loan is requested in such Applicable Currency. The Administrative Agent shall, if possible, to the extent necessary in order to excuse such Lender from making, maintaining or converting a Loan in such Applicable Currency and to continue to make available to the Borrowers the full requested amount of Loans in such Applicable Currency, reallocate from time to time among the Lenders within the same tranche the outstanding Loans denominated in such Applicable Currency and Loans denominated in other currencies.

            (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Committed Loan in any Applicable Currency, (x) with respect to any such Offshore Rate Committed Loan that is an Offshore U.S. Dollar Loan, such Loan shall be automatically converted to an ABR Loan either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Offshore Rate Committed Loan to such day, or immediately if such Lender may not lawfully continue to maintain such Offshore Rate Committed Loan and (y) with respect to any other Offshore Rate Committed Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Committed Loans of such Lender then outstanding in such Applicable Currency, together with interest accrued thereon and amounts required under
Section 4.4, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Offshore Rate Committed Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Committed Loan. Notwithstanding the foregoing, the Administrative Agent shall, if possible, to the extent necessary in order to excuse such Lender from making, maintaining or converting a Loan in such Applicable Currency and to continue to make available to the Borrowers the full requested amount of Loans in such Applicable Currency, reallocate from time to time among the Lenders within the same tranche the outstanding Loans denominated in such Applicable Currency and Loans denominated in other currencies.

            (c) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Committed Loans or take other appropriate action if such designation or other action will avoid the need for giving notice and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

            4.3. Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in either case after the date of this Agreement there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loan or participating in Letters of Credit, or, in the case of the L/C Lender, any increase in the cost to the L/C Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand (which demand shall contain a reasonably detailed calculation of any relevant costs and shall be conclusive and binding in the absence of manifest error, and a copy thereof shall be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, however, that CH Borrower shall only be liable for those additional amounts relating to the Obligations of CH Borrower and each CH Foreign Subsidiary.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, in each case after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts reasonably sufficient to compensate such Lender for such increase; provided, however, that CH Borrower shall only be liable for those additional amounts relating to the Obligations of CH Borrower and each CH Foreign Subsidiary. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Borrowers. In determining such amount or amounts, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

            (c) Nothing in this Section 4.3 shall obligate either Borrower to make any payments with respect to Taxes of any sort, indemnification for which is governed by Section 4.1.

            4.4. Funding Losses. The applicable Borrower shall, within five days of receipt of written notice thereof, reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Committed Loan; (b) the failure (including by reason of Section 4.5) of such Borrower to borrow, continue or convert an Offshore Rate Committed Loan after such Borrower has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation (other than any such failure arising as a result of a default by such Lender or the Administrative Agent); (c) the failure of such Borrower to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.7; (d) the prepayment (including pursuant to Section 2.7 or 2.8) or other payment (including after acceleration thereof) the principal of any Offshore Rate Committed Loan on a day that is not the last day of the relevant Interest Period; or (e) the conversion under Section 2.4 of any Offshore Rate Committed Loan to an ABR Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of deposits or other funds obtained by it to make, continue or maintain the applicable Loans or from fees payable to terminate the deposits from which such funds were obtained. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. For purposes of calculating amounts payable by the applicable Borrower to any Lender under this Section and under subsection 4.3(a), each Offshore Rate Committed Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate used in determining the interest rate for such Offshore Rate Committed Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period and in the same Applicable Currency, whether or not such Offshore Rate Committed Loan is in fact so funded.

            4.5. Inability to Determine Rates. (a) If the Required Revolving Facility Lenders or Lenders holding a majority of the Loans under the Tranche B Term Loan Facility, the Tranche C(CH) Term Loan Facility, the Tranche C(US) Term Loan Facility or the Tranche D Term Loan Facility determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan under the applicable Facility, the Administrative Agent will promptly so notify the applicable Borrower and each Lender under such Facility. Thereafter, the obligation of the Lenders under such Facility to make, convert or maintain Offshore Rate Committed Loans in the Applicable Currency shall be suspended until the Administrative Agent upon the instruction of the Required Revolving Facility Lenders or Lenders holding a majority of the Loans under the Tranche B Term Loan Facility, the Tranche C(CH) Term Loan Facility, the Tranche C(US) Term Loan Facility or the Tranche D Term Loan Facility, as the case may be, revoke such notice in writing. Upon receipt of such notice, the applicable Borrower may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it. If the applicable Borrower does not revoke (x) any such Notice of Committed Borrowing for Revolving Loans or (y) any such Notice of Conversion/Continuation with respect solely to Offshore U.S. Dollar Loans, the Lenders shall make, convert or continue the applicable Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as ABR Loans instead of Offshore Rate Committed Loans, and in the case of any Offshore Currency Loans under the Revolving Facility, the Borrowing shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing in the Offshore Currency. If the applicable Borrower does not revoke any Notice of Conversion/Continuation with respect to any outstanding Revolving Loans that are Offshore Currency Loans which are the subject of any such continuation, such Offshore Currency Loans shall bear interest at a rate per annum equal to the Applicable Margin for Offshore Rate Committed Loans which are Revolving Loans, plus the Overnight Rate for the Applicable Currency as in effect from time to time or such other rate as may be agreed to between the Borrowers and the Required Revolving Facility Lenders, and specified to the Administrative Agent from time to time.

            (b) If Lenders holding a majority of the Tranche A-1 Term Loans or Tranche A-2 Term Loans determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to Tranche A-1 Term Loans or Tranche A-2 Term Loans, as the case may be, the Administrative Agent will promptly so notify the Borrowers and each Lender under the Tranche A-1 Term Loan Facility and the Tranche A-2 Term Loan Facility. Thereafter, until the Administrative Agent upon the instruction of Lenders holding a majority of the Tranche A-1 Term Loans or Tranche A-2 Term Loans, as the case may be, revokes such notice in writing, the applicable Tranche A-1 Term Loans or Tranche A-2 Term Loans shall bear interest at a rate per annum equal to the Applicable Margin for Offshore Rate Committed Loans which are Revolving Loans, plus the Overnight Rate for the Applicable Currency as in effect from time to time or such other rate as may be agreed to between the Borrowers and Lenders holding a majority of the Tranche A-1 Term Loans or Tranche A-2 Term Loans, as the case may be, and specified to the Administrative Agent from time to time.

            4.6. Reserves on Offshore Rate Committed Loans. The applicable Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities") and, in respect of any Offshore Currency Loans, under any applicable regulations of the country in which the Offshore Currency of such Offshore Currency Loans circulates, additional costs on the unpaid principal amount of each Offshore Rate Committed Loan and Offshore Currency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as calculated by such Lender in good faith, which calculation shall be set forth in reasonable detail and shall be conclusive), payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

            4.7. Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the applicable Borrower (with a copy to the Administrative Agent) a certificate (a) setting forth in reasonable detail the circumstances giving rise to such claim and a computation of the amount payable to such Lender hereunder in respect thereof and (b) certifying that such Lender is making similar claims based on such circumstances to similarly-situated borrowers from such Lender. Any such certificate shall be conclusive and binding on the applicable Borrower in the absence of manifest error.

            4.8. Substitution of Lenders. Upon (x) the receipt by either Borrower or the Administrative Agent from any Lender (an "Affected Lender") of a claim for compensation under Section 4.1 or 4.3 (or a Change in Law which could reasonably be determined to allow a Lender to make such a claim) or a notice of the type described in subsection 2.5(b), 2.5(c), 4.2(a) or 4.2(b), (y) any Lender providing notice to the Borrowers that a representation contained in a Section 4.1(f)(i) Certificate or Section 4.1(f)(v) Certificate is no longer true and correct or (z) the refusal of any Lender to consent to a proposed amendment, waiver or consent with respect to the Loan Documents which has been approved by the Required Lenders as provided in subsection 11.1(b), the Borrowers may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to such Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans, participation in L/C Obligations and Commitments (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agents (which consent shall not be unreasonably withheld).

            4.9. Right of Lenders to Fund Through Branches and Affiliates. Each Lender may, if it so elects, fulfill its commitment as to any Loan hereunder by designating a branch or Affiliate of such Lender to make such Loan; provided, however, that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder, (b) no such designation shall result in any increased costs to the Borrowers and (c) such branch or Affiliate complies with all form delivery and other requirements hereunder (including pursuant to Section 4.1).

                                  ARTICLE V.

                             CONDITIONS PRECEDENT

            5.1. Conditions of Initial Loans. For purposes of this Article V, the "Subsidiaries" of the Borrowers shall be deemed to include those who will become Subsidiaries of the Borrowers upon consummation of the Transactions. The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the following conditions:

            (a) Credit Agreement; Guarantees; Notes. On the Closing Date, this Agreement shall have been duly authorized, executed and delivered to the Lenders by the Borrowers and the Subsidiary Swing Line Borrowers in form and substance acceptable to the Agents and the Lenders. On the Closing Date there shall have been duly authorized, executed and delivered to the Lenders in form and substance satisfactory to the Agents and the Lenders

(i) the Holding Guarantee by Holding, (ii) the US Borrower Guarantee by US Borrower, (iii) a Domestic Subsidiary Guarantee by each Domestic Subsidiary,
(iv) CH Borrower Guarantee by CH Borrower and (v) a Foreign Subsidiary Guarantee by each CH Foreign Subsidiary (other than the Specified Subsidiaries). On or prior to the Closing there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note, in each case executed by the appropriate Borrower or Subsidiary Swing Line Borrower and appropriately completed as to amounts and maturities.

            (b) Transactions. (i) The terms, conditions and structure of each of the Transactions and the Transaction Documents shall be in form and substance reasonably satisfactory to the Agents. The terms and conditions of each of the Other Documents shall be in form and substance reasonably satisfactory to the Agents. The terms and conditions of each of the Other Documents shall be in form and substance reasonably satisfactory to the Agents.

            (ii) US Borrower shall have received aggregate gross cash proceeds of not less than U.S. $[115] million from the sale of the Senior Subordinated Notes, Holding shall have consummated the Equity Issuance and contributed the gross proceeds thereof in cash to US Borrower.

            (iii) On the Closing Date, the Transactions shall have been consummated in all material respects in accordance with the terms of Transaction Documents (without any waiver of any material provision thereof). Except as set forth in Schedule 6.17, all Indebtedness of the Mettler-Toledo Group existing immediately prior to the M-T Acquisition shall be repaid in full (or provision made therefor) to the reasonable satisfaction of the Agents and all lending commitments thereunder terminated to the reasonable satisfaction of the Agents with all security interests in favor of existing lenders being unconditionally released and evidence therefor shall have been provided to the Agents to their reasonable satisfaction.

            (c) Transaction Documents. A certificate of a Responsible Officer certifying as of the Closing Date true and complete copies of each of the Transaction Documents and each of the Other Documents shall have been delivered to the Agents.

            (d) Opinions of Counsel. On the Closing Date, the Lenders shall have received an opinion or opinions, addressed to the Agents and each of the Lenders and dated the Closing Date, from (i) Fried, Frank, Harris, Shriver & Jacobson, counsel to the Loan Parties, which opinion shall cover the matters contained in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (ii) local counsel to the Foreign Loan Parties, which opinion shall cover the matters contained in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (iii) local counsel to the Loan Parties reasonably satisfactory to the Agents in each jurisdiction in which Collateral is located, which opinions shall cover the matters contained in Exhibit F-3 and such other matters incident to the transactions contemplated herein and in the other Loan Documents as the Agents may reasonably request and (iv) such local, foreign and other counsel reasonably satisfactory to the Agents, which opinions shall cover the perfection of the security interest granted, the enforceability of the Loan Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, and each such opinion shall be in form and substance reasonably satisfactory to the Agents.

            (e) Corporate Documents. The Agents shall have received on or prior to the Closing Date certified copies of the Organization Documents of each Loan Party and of all corporate authority for each Loan Party (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Loan Party is intended to be a party and each other document to be delivered by such Loan Party from time to time in connection herewith and the extensions of credit hereunder (and the Agents and each Lender may conclusively rely on such certificate until it receives notice in writing from such Loan Party to the contrary), the granting of Liens under the Security Documents, the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions.

            (f) Adverse Change, etc. On or prior to the Closing Date, there shall not have occurred or become known any material adverse change or any condition or event that has had or could reasonably be expected to result in (i) a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise) or solvency of US Borrower and the Subsidiaries (after giving effect to the Transactions), taken as a whole, or any material adverse change in the prospects of US Borrower and the Subsidiaries (after giving effect to the Transactions), taken as a whole, in each case since December 31, 1995 or (ii) a material adverse effect on the rights or remedies of the Agents or any Lender under the Loan Documents (except in each case to the extent that the incurrence of the Indebtedness pursuant to this Agreement and the Senior Subordinated Notes or the consummation of the M-T Acquisition would be deemed such an event or condition).

            (g) Litigation. There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would have a Material Adverse Effect, or a material adverse effect on the ability of the Loan Parties to consummate the Transactions or the validity or enforceability of the Loan Documents or the rights, remedies and benefits available to the Agents and the Lenders under the Loan Documents, or which would be materially inconsistent with the stated assumptions underlying the projections previously provided to the Agents.

            (h) Approvals. All requisite third parties (including Governmental Authorities) shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required in each case to the extent that the failure to obtain such consent or approval would have a Material Adverse Effect, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the consummation of the Transactions.

            (i) Security Documents. (i) On or before the Closing Date, there shall have been duly authorized, executed and delivered (i) by Holding, the Holding Securities Pledge Agreement, (ii) by US Borrower, the US Borrower Securities Pledge Agreement, (iii) by each Domestic Subsidiary which upon giving effect to the consummation of the M-T Acquisition will hold any capital stock or notes of any other Subsidiary, a Domestic Subsidiary Securities Pledge Agreement and (iv) by each CH Foreign Subsidiary which upon giving effect to the consummation of the M-T Acquisition will hold any capital stock or notes of any other Subsidiary (other than any Subsidiary listed on Schedule 7.22), a Foreign Subsidiary Securities Pledge Agreement and there shall have been delivered to the Administrative Agent, as pledgee thereunder, all of the pledged securities referred to in any such Securities Pledge Agreement, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of certificated capital stock (or otherwise pledged in accordance with applicable law), and the Securities Pledge Agreements shall be in full force and effect.

            (ii) On or before the Closing Date, the Borrowers and each Subsidiary executing and delivering a Subsidiary Guarantee (other than any Subsidiary listed on Schedule 7.22) shall have duly authorized, executed and delivered a Security Agreement and all such Security Agreements shall be in full force and effect.

            (iii) On or before the Closing Date, the Borrowers shall or shall cause to be delivered each of the following documents and instruments:

            (1) executed copies of Financing Statements (Form UCC-1) (and foreign equivalents thereof) in appropriate form for filing under the UCC and any other applicable foreign, domestic or local law, rules or regulation in each jurisdiction as may be necessary or appropriate to perfect the security interests purported to be created by the Security Documents;

            (2) certified copies of Requests for Information (Form UCC-11), or equivalent reports or lien search reports, each of a recent date listing all effective financing statements or comparable documents that name US Borrower or any Subsidiary as debtor and that are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which US Borrower and its Subsidiaries' principal place of business is located, none of which encumber the Collateral covered or intended or purported to be covered by the Security Documents other than those encumbrances permitted by the Security Documents;

            (3) to the extent Inventory is maintained on a leased premise, agreements from the respective landlords of such of the Real Property which is being leased by any Loan Party confirming that such landlords have subordinated their landlord liens in such personal property to the security interests held by Administrative Agent pursuant to the applicable Security Documents and that such landlords will provide Administrative Agent with reasonable access to such facilities to exercise Administrative Agent's remedies pursuant to such applicable Security Documents; and

            (4) evidence of the completion of all recordings and filings of, or with respect to, the Security Documents and delivery of such other security and other documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents.


            (j) Conditions Relating to Mortgaged Real Property and Real Property. On or prior to the Closing Date, each Borrower and each Subsidiary to enter into a Mortgage shall have caused to be delivered to the Administrative Agent, on behalf of the Lenders, the following documents and instruments:

            (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Administrative Agent, for the benefit of the Lenders, in form for recording in the recording office of each political subdivision or foreign jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and other similar statements as are contemplated by the counsel opinions described in subsection 5.1(e) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens applicable to such Mortgaged Real Property and other than Permitted Liens;

            (ii) with respect to each Mortgaged Real Property, such consents, approvals, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property; and

            (iii) the following documents and instruments:

            (1) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in an amount not less than 115% of the fair market value thereof as determined by the appraisal reports prepared pursuant to subsection 5.1(p) which policy (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals reasonably acceptable to the Administrative Agent) as shall be reasonably requested by the Administrative Agent, (e) such affidavits and instruments of indemnification as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this subparagraph (iii) and (f) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

            (2) with respect to each Mortgaged Real Property, a Survey;

            (3) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto;

            (4) with respect to each Real Property and each Mortgaged Real Property, UCC, judgment and tax lien searches (or foreign jurisdictions equivalent) confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

            (5) evidence acceptable to the Administrative Agent of payment by the Borrowers of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

            (6) with respect to each Real Property or Mortgaged Real Property, copies of all Leases, subleases, leases in which a Loan Party holds the tenant's interest or other agreements relating to possessory interests. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, and shall otherwise be acceptable to the Administrative Agent; and

            (7) with respect to each Mortgaged Real Property, an Officers' Certificate or other evidence satisfactory to the Administrative Agent that as of the date thereof there (a) has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent for the use then being made of such Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property and (c) are no disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could give rise to any such claim.

            (k) Solvency Opinion; Environmental Analyses; Evidence of Insurance; Financial Statements. On the Closing Date, the Agents and the Lenders shall have received:

            (i) an opinion (and related going-concern valuation) satisfactory in all respects to the Agents and the Lenders from Appraisal Economics or other independent valuation firm reasonably satisfactory to the Agents and the Lenders to the effect that after giving effect to the Transactions, US Borrower, on a consolidated basis, is not and will not be insolvent, will not be left with unreasonably small capital with which to engage in its business and has not incurred and will not have incurred debts beyond its ability to pay such debts as they mature;

            (ii) Phase I environmental assessments or their substantial equivalent from ICF Kaiser Engineers, Inc. ("ICF") with respect to domestic properties on which manufacturing operations are currently conducted by US Borrower or any Subsidiary (immediately after giving effect to the Transactions), and written reports from ICF with respect to
      (A) foreign properties on which manufacturing operations are currently conducted by US Borrower or any Subsidiary (immediately after giving effect to the Transactions), (B) former manufacturing facilities at Landing, New Jersey and Albstadt, Giessen and Steinbach, Germany, (C) certain non-manufacturing properties in Switzerland and (D) certain representative domestic and foreign sales and service offices in each case the results of which shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders; and

            (iii) evidence of insurance complying with the requirements of
      Section 7.5 for the business and properties of US Borrower and the Subsidiaries, in scope, form and substance satisfactory to the Agents and the Required Lenders and naming the Administrative Agent as an additional insured and/or loss payee.

            (l) Pro Forma Balance Sheet. On or prior to the Closing Date, there shall have been delivered to the Agents, an unaudited pro forma consolidated balance sheet of US Borrower and the Subsidiaries as at June 30, 1996, after giving effect to the Transactions and prepared in accordance with GAAP with U.S. $ as the functional currency, together with a related funds flow statement, which pro forma balance sheet and funds flow statement shall be satisfactory in form and substance to the Agents and the Required Lenders.

            (m) Payment of Fees. On the Closing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Arranger, the Administrative Agent or the Lenders (including, without limitation, Attorney Costs of the Agents) shall have been paid to the extent due and if then invoiced.

            (n) Other Matters. The Agents and the Lenders shall be reasonably satisfied in all respects with (i) the status of all labor, employee benefit, environmental and health and safety matters involving the Loan Parties, after giving effect to the Transactions, and their plans with respect thereto; (ii) the corporate and capital structure, and documents and instruments related thereto, of the Loan Parties, after giving effect to the Transactions; (iii) the amount, terms and conditions of any Indebtedness of any Loan Party to remain outstanding after the Closing Date; (iv) the form and substance of all other material documentation, including any tax sharing agreement, employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of the Borrowers) or other financing arrangement of the Loan Parties; and (v) all legal, tax, accounting and currency hedging matters relating to the transactions contemplated hereby, including, without limitation, the ability of Subsidiaries of US Borrower to repatriate funds to US Borrower and the withholding tax consequences thereof and the Borrowers' plans and programs with respect to managing currency risk exposure.

            (o) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article VI are true and correct in all material respects on and as of such date, as though made on and as of such date; (ii) no Event of Default or Unmatured Event of Default exists or would result from the initial Credit Extension; and (iii) no event or circumstance has occurred since December 31,

1995 with respect to US Borrower or any of its Subsidiaries (after giving effect to the Transactions) that has resulted in a Material Adverse Effect (except to the extent that the incurrence of Indebtedness pursuant to this Agreement and the Senior Subordinated Notes or the consummation of the M-T Acquisition would be deemed such an event or condition).

            (p) Debt to Be Repaid. All Debt to Be Repaid set forth on Schedule 5.1(p) shall have been repaid in a manner satisfactory to the Agents and the Lenders.

            5.2. Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

            (a) Notice, Application. The Administrative Agent shall have received a Notice of Committed Borrowing or the Administrative Agent and the Applicable Swing Line Lender shall have received notice from either Borrower of a Swing Line Loan or the L/C Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.2 (in the case of any Issuance of a Letter of Credit).

            (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

            (c) No Existing Default; No Legal Bar. No Event of Default or Unmatured Event of Default shall exist or will result from such Credit Extension. No order, judgment or decree of any court, arbitration or Governmental Authority shall purport to restrain any Lender from making any

Loans to be made by it on the date of such Credit Extension; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

            Each Notice of Committed Borrowing, L/C Application, L/C Amendment Application and Swing Loan request submitted by either Borrower hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of such notice or request and as of the relevant Borrowing Date or Issuance Date, as applicable, that the applicable conditions in this Section 5.2 are satisfied.

            5.3 Delivery of Documents. All of the certificates, legal opinions and other documents and papers referred to in Sections 5.1 and 5.2, unless otherwise specified, shall be delivered to each of the Agents at their respective office (or such other location as may be specified by such Agent) for the account of each of the Lenders and in sufficient counterparts for each Lender and, except where specifically otherwise provided, shall be reasonably satisfactory to the Agents and the Lenders; provided, however, that for any Credit Extension other than the initial Credit Extension, Borrower shall not be required to deliver surveys, leases, insurance certificates, opinions, title insurance, UCC tax lien or judgment searches, or appraisals.

                                  ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES

            Each Borrower makes the following representations and warranties to each Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this
Article VI are true and correct in all material respects after giving effect to the M-T Acquisition and the related transactions and as of the date of such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date).

            6.1. Corporate Status. Each Company (a) is a corporation, partnership, joint stock company, limited liability company or other legal entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization; (b) has full corporate or other power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted; (c) in the case of the Domestic Loan Parties is duly qualified and in good standing to do business as a foreign corporation in each U.S. state in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary; and (d) is in compliance with all Requirements of Law, except, in each case referred to in clauses (b), (c) and (d), to the extent that the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

            6.2. Authority. Each Loan Party has all requisite corporate power and authority to enter into each Basic Document to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by each Company to authorize the execution, delivery and performance of each Basic Document to which such entity is a party and the consummation of the transactions contemplated thereby have been duly and properly taken.

            6.3. No Conflicts; Consents. (a) The execution, delivery and performance by each Company of each Basic Document to which such entity is a party does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of (i) the Organization Documents of such Company; (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which such Company is a party or by which any of its properties or assets are bound; or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to such Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to any Company in connection with the execution, delivery and performance of any Basic Document or the consummation of the Transactions or the other transactions contemplated hereby or thereby, other than filings required pursuant to Applicable Antitrust Laws, approvals required pursuant to the Lex Friedrich Statute if applicable to the transactions contemplated hereby, U.S. Federal, state and foreign securities and Blue Sky laws in connection with the offering and sale of the Senior Subordinated Notes and Equity Issuance, Chinese governmental consent to the transfer of Changzhou joint venture and any other consents, approvals, licenses, permits, orders or authorizations, or registrations, declarations or filings, the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

            6.4. Binding Effect. Each Basic Document to which any Company is a party constitutes the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, or by other laws and regulations of

non-U.S. jurisdictions.

            6.5. Litigation. Except as may exist with respect to matters specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Company or any of its properties which
(a) would have a Material Adverse Effect; or (b) would give rise to any legal restraint on or prohibition against the Transactions or any of the transactions contemplated by any Basic Document. No Company is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal applicable to it or any of its respective properties, assets, operations or businesses, except where such events would not, singly or in the aggregate, have a Material Adverse Effect. There is no pending investigation of any Company, nor has there been any such investigation threatened in writing in either case by any Governmental Authority, except where such events could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.6. No Default. No Company is in default in the performance, observance or fulfillment of any Contractual Obligation of such Company which default would, singly or in the aggregate with any other default, have a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would, individually or in the aggregate with any other condition, constitute such a default. No event has occurred and no condition exists which, singly or in the aggregate with any other event or condition, would constitute an Event of Default or an Unmatured Event of Default. No Company is in violation of any term of its Organization Documents, except where such violation would not, individually or in the aggregate, have a Material Adverse Effect.

            6.7. Benefit Plans. (a) Each Company and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA, the Code and other applicable laws with respect to each Plan, and have performed all their material obligations under each Plan, except where non-compliance or non-performance would not, individually or in the aggregate, have a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or are reasonably likely to result in (i) a Material Adverse Effect or (ii) the imposition of a lien on the assets of any Company or any of its ERISA Affiliates or a requirement for any Company or any of its ERISA Affiliates to post a bond or other security. As of the most recent valuation date for any Pension Plan, the amount of Unfunded Pension Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Pension Liabilities) does not exceed the amount set forth in the financial statements of the Mettler-Toledo Group as of June 30, 1996 as set forth in the Form S-1 filed with the SEC in connection with the Senior Subordinated Notes plus $1,000,000.


            (b) Each Company and each of the Foreign Plans are in compliance with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans, except where non-compliance or failure would not, individually or in the aggregate, have a Material Adverse Effect. There are no unfunded liabilities under any Foreign Plan except for those which would not have a Material Adverse Effect. For purposes hereof, the term "Foreign Plans" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Company with respect to employees employed outside the United States.

            6.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.11 and Section 8.7. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

            6.9. Financial Condition; Financial Statements; etc. (a) The audited combined balance sheet of the Mettler-Toledo Group dated December 31, 1995 (the "Balance Sheet"), and the audited combined statements of operations and cash flows of the Mettler-Toledo Group for the year ended December 31, 1995, together with the notes to such financial statements, have been prepared in conformity with United States generally accepted accounting principles consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the combined financial condition and results of operations of the Mettler-Toledo Group as of the respective dates thereof and for the respective periods indicated.

            (b) Since December 31, 1995, there has not occurred an event or condition that has had or would have, individually or in the aggregate, a Material Adverse Effect, except to the extent that the incurrence of Indebtedness pursuant to this Agreement and the Senior Subordinated Notes or the consummation of the M-T Acquisition would be deemed such an event or condition.

            (c) On and as of the Closing Date and on and as of each Borrowing Date, on a pro forma basis after giving effect to the Transactions (solely as to the Closing Date) and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Loan Party on such date, (x) the sum of the assets, at a fair valuation, of US Borrower and the Subsidiaries, on a consolidated basis, will exceed such Persons' debts, on a consolidated basis,
(y) US Borrower and the Subsidiaries, on a consolidated basis, have not incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) US Borrower and the Subsidiaries, on a consolidated basis, will have sufficient capital with which to conduct their business. For purposes of this Section 6.9(c), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (d) Except as fully reflected in the financial statements delivered at any time pursuant to Section 7.1 or any financial statements delivered in connection with the consummation of the Transactions and except for the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, there were as of the Closing Date and on and as of each Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to US Borrower or any Subsidiary of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrowers do not know of any such liability or obligation which, individually or in the aggregate, has had or would have a Material Adverse Effect.

            (e) During the period from December 31, 1995 to and including the Closing Date, except as provided in the Transaction Documents, there has been no sale, transfer or other disposition by the Mettler-Toledo Group of any material part of the business or property of the Mettler-Toledo Group, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Mettler-Toledo Group, taken as a whole, in each case, which is not reflected in the financial statements delivered to the Agents and the Lenders or in the notes thereto or otherwise in writing to the Agents and the Lenders on or prior to the Closing Date (including the prospectus filed with the SEC for the offering and sale of the Senior Subordinated Notes).

            6.10. Properties. US Borrower and each Subsidiary owns or leases, as applicable, all properties and assets reflected in the most recent financial statements delivered pursuant to Section 7.1, except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement and the MT Acquisition Documents. Title to each such property or asset is held by US Borrower or a Subsidiary free and clear of all Liens, except for Prior Liens and Permitted Liens. US Borrower and the Subsidiaries hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate their properties in the manner and for the purposes currently operated by such parties the absence of which would, individually or in the aggregate, have a Material Adverse Effect. Neither US Borrower nor any Subsidiary has received written notice of defaults of a material nature with respect to any leases of real property under which US Borrower or any Subsidiary, is lessor or lessee that would, individually or in the aggregate, have a Material Adverse Effect.

            6.11. Taxes. US Borrower and each Subsidiary (and their

predecessors, if any, for whose tax liabilities such Person is or may be liable) has filed all tax returns reports and forms required to be filed by it and has paid all material taxes and assessments shown to be due thereon or for which a notice of assessment or deficiency has been received, except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP, and except where failure would not, individually or in the aggregate, have a Material Adverse Effect. US Borrower and any Subsidiary has paid, or provided adequate reserves (established in accordance with GAAP) for the payment of, all Federal, state, local and foreign income taxes (including franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof, except where failure would not, individually or in the aggregate, have a Material Adverse Effect. Neither Borrower knows of any proposed tax assessment against US Borrower or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect, other than any assessment which is being actively contested in good faith by such Borrower or Subsidiary to the extent affected thereby and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

            6.12. Environmental Matters. (A) Except as disclosed in Schedule
6.12 and except as would not, individually or in the aggregate, have a Material Adverse Effect:

            (i) US Borrower and each Subsidiary has obtained all permits, licenses and other authorizations which are required under any Environmental Law with respect to the operation of the businesses and facilities and properties owned, leased or operated by any of them including, without limitation, any joint ventures.

            (ii) US Borrower and each Subsidiary is in compliance with all terms and conditions of the permits, licenses and authorizations specified in subsection (i) above, and is also in compliance with, and has no liability under, any Environmental Laws applicable to it and its business and operations and facilities and properties owned, leased or operated by any of them.

            (iii) Neither US Borrower nor any Subsidiary has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable foreign or state law, nor has US Borrower or any Subsidiary received any written notification that any Hazardous Materials that it, or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, or arranged with a transporter for transport for disposal or treatment of, have been found at any site at which any governmental agency or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.


            (iv) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by US Borrower or any Subsidiary or their respective predecessors in interest on, at, upon, into or from any facilities or properties owned, leased, or operated by any of them. To the knowledge of Borrowers and each of their Subsidiaries, after due inquiry there have been no such releases on, at, upon, under, from or into any property in the vicinity of any Mortgaged Real Property that, through soil, air, surface water or groundwater migration or contamination, may have migrated to or under such properties.

            (v) No properties now or formerly owned, leased or operated by US Borrower or any Subsidiary or any of their respective predecessors in interest are (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA or (iii) [to the knowledge of Borrowers and each of their Subsidiaries, after due inquiry,] included on any comparable lists maintained by any Governmental Authority.

            (vi) To the knowledge of Borrowers and each of their Subsidiaries, after due inquiry, there are no past or present events, conditions, activities, practices, or actions which would reasonably be expected to prevent US Borrower's and its Subsidiaries' compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability under any Environmental Law, including, without limitation, liability under CERCLA or similar state, local or foreign laws.

            (vii) No Lien has been asserted or recorded, or to the knowledge of the Loan Parties and each of their Subsidiaries threatened, under any Environmental Law with respect to any assets, facility, inventory or property owned, leased or operated by US Borrower or any Subsidiary.

            (viii) Neither US Borrower nor any Subsidiary has assumed by contract any liabilities or obligations arising under any Environmental Law in connection with (i) any properties or facilities formerly owned, leased, operated or used by US Borrower or any Subsidiary (or any of their respective predecessors in interest) or (ii) any divisions, subsidiaries, companies or other entities formerly owned by US Borrower or any Subsidiary.

            (ix) Neither US Borrower nor any Subsidiary has entered into or agreed to any currently pending or effective judgment, decree or order by any judicial or administrative tribunal and are not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation, response or corrective action with respect to any Hazardous Material under any Environmental Law.

            (x) Neither US Borrower nor any Subsidiary has received any written notice of an Environmental Claim with regard to any properties, facilities or business operated or formerly operated by US Borrower or any Subsidiary or any of their respective predecessors in interest.

            (xi) To the knowledge of Borrowers and each of their Subsidiaries, there are no underground storage tanks or related piping at any property owned, operated or leased by US Borrower or any Subsidiary, and any former underground tanks or related piping on any such property have been removed or closed in accordance with any applicable Environmental Law.

            (B) Environmental Investigations. All material environmental investigations, studies, audits or assessments conducted of which US Borrower or any Subsidiary has knowledge, after due inquiry, and is in the possession or control of any of them in relation to the current or prior business, facilities or properties of US Borrower or any Subsidiary (or any of their respective predecessors in interest) or any property, asset or facility now or previously owned, operated, leased or used by US Borrower or any Subsidiary (or any of their respective predecessors in interest) have been made available to the Administrative Agent.

            6.13. Regulated Entities. No Loan Party is an "Investment Company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Neither of the Borrowers nor any other Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

            6.14. Employee and Labor Matters. There is (i) no unfair labor practice complaint pending against US Borrower or any Subsidiary or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against US Borrower or any Subsidiary or, to the best knowledge of the Borrowers, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against US Borrower or any Subsidiary or, to the best knowledge of the Borrowers, threatened against US Borrower or any Subsidiary and (iii) to the best knowledge of the Borrowers, no union representation question existing with respect to the employees of US Borrower or any Subsidiary and, to the best knowledge of the Borrowers, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not have a Material Adverse Effect.

            6.15. Intellectual Property. To the knowledge of the Borrowers, US Borrower and each Subsidiary owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (whether domestic or foreign) (collectively, "Intellectual Property") that are necessary for the operation of its business as presently conducted, except where the failure to so own or possess licenses or rights would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of US Borrower and the Subsidiaries, no claim is pending that US Borrower or any Subsidiary infringe upon the asserted rights of any other Person under any Intellectual Property, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Borrowers, no claim is pending that any such Intellectual Property owned or licensed by US Borrower or any Subsidiary or which US Borrower or any Subsidiary otherwise have the right to use, is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect.

            Except as set forth in Schedule 6.15, US Borrower or a Subsidiary owns or has the right to use all Intellectual Property listed in Schedule 6.15 and the consummation of the transactions contemplated hereby will not, alter or impair any such rights in a way that would, individually or in the aggregate, have a Material Adverse Effect. Subject to the rights of third parties set forth in Schedule 6.15, all Intellectual Property listed in Schedule 6.15 is free and clear of all Liens except such as would not, individually or in the aggregate, have a Material Adverse Effect.

            6.16. Subsidiaries. As of the Closing Date, US Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

            6.17. Existing Indebtedness. Schedule 6.17 sets forth a true and complete list of all Indebtedness of US Borrower and the Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the Transactions and the incurrence of Loans on such date (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            6.18. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrowers and the other Loan Parties in writing to any Lender (including, without limitation, all information contained in the M-T Acquisition Documents, the Basic Documents and the Confidential Memorandum) for purposes of or in connection with this Agreement or any transaction contemplated herein is (or was, on the date of making the Initial Loans), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrowers in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, taken as a whole, not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in or to be contained in such materials (including the pro forma balance sheet furnished pursuant to Section 5.1(l), the projections included in the Confidential Memorandum, and the budgets to be furnished pursuant to Section 7.1(d)) are based on good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ materially from the projected results and that the Borrowers make no representation or warranty that such projections, pro forma results or budgets will be realized. There is no fact known to either Borrower which materially and adversely affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of US Borrower and the Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            6.19. Security Interests. The Security Documents, once executed, delivered, filed and/or recorded will create, in favor of the Administrative Agent for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except the Prior Liens applicable to such Collateral and Permitted Liens. The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property free and clear of all Liens other than Permitted Liens and Prior Liens applicable to such Mortgaged Real Property. The respective pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (other than real property subject to a Mortgage) covered by such Security Document free and clear of all Liens other than Liens permitted by the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document, (i) with respect to any Security Document delivered on the Closing Date, except for filings or recordings required in connection with any such Security Document as set forth in the opinions of counsel delivered on the Closing Date which shall have been made on or prior to the Closing Date or (ii) with respect to the Security Documents delivered pursuant to Section 7.14, 7.15 or 7.22, except for the filings or recordings which shall have been made on or prior to the execution and delivery of such Security Documents.

            6.20. Representations and Warranties in Basic Documents. All representations and warranties set forth in the other Basic Documents were (with respect to representations and warranties of parties other than the Loan Parties, to the knowledge of the Borrowers) true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            6.21. M-T Acquisition. At the time of consummation thereof, the M-T Acquisition shall have been consummated substantially in accordance with the terms of the M-T Acquisition Documents and all applicable Requirements of Law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the M-T Acquisition have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except as set forth on Schedule 6.21 and except where the failure to obtain, give, file, or take would not have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent Governmental Authority which restrains, prevents, or imposes material adverse conditions upon the M-T Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the M-T Acquisition or the performance by US Borrower and the Subsidiaries of their obligations under the M-T Acquisition Documents and all applicable Requirements of Law.

            6.22. Broker's Fees. Except as disclosed in Schedule 6.22, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the Transactions contemplated hereby, and the Borrowers hereby jointly and severally indemnify the Agents and the Lenders against, and agree that they will jointly and severally hold the Agents and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including fees, expenses and disbursements or counsel) arising in connection with any such claim, demand or liability.

            6.23. Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against US Borrower and each of its Subsidiaries party thereto, and all Obligations are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions. Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt
therefrom. The offering documents for the issuance and sale of the Senior Subordinated Notes, as of their date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

                                 ARTICLE VII.


                             AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

            7.1. Financial Statements, etc. The Borrowers shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each
Lender:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated (and consolidating with respect to CH Borrower on a consolidated basis with its Subsidiaries) balance sheet of US Borrower and the Subsidiaries as at the end of such year and the related consolidated (and consolidating with respect to CH Borrower on a consolidated basis with its Subsidiaries) statements of operations, retained earnings, shareholders' equity and cash flow for such year, setting forth in each case in comparative form the corresponding consolidated figures for the previous fiscal year and comparable budgeted figures for such fiscal year, and, in the case of the consolidated statements, accompanied by the opinion of KPMG Fides Peat or another nationally recognized independent certified public accounting firm selected by the Borrowers and reasonably acceptable to the Administrative Agent ("Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly the consolidated financial position and results of operations of US Borrower and the Subsidiaries for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of US Borrower's or any Subsidiary's records and shall be delivered to the Administrative Agent pursuant to a reliance agreement between the Administrative Agent and Lenders and such Independent Auditor in form and substance satisfactory to the Agents and a certificate of such accountants stating that in the course of its regular audit of the business of US Borrower and the Subsidiaries no Event of Default or Unmatured Event of Default which has occurred and is continuing has come to their attention or, if such an Event of Default or Unmatured Event of Default has come to their attention, a statement as to the nature thereof;

            (b) as soon as available, but not later than 45 days after the end of each of the fiscal quarters of each fiscal year, a copy of the consolidated (and consolidating with respect to CH Borrower on a consolidated basis with its Subsidiaries) balance sheet of US Borrower and the Subsidiaries as of the end of such quarter and the related consolidated (and consolidating with respect to CH Borrower) statements of operations, retained earnings and cash flow for the period commencing on the first day and ending on the last day of such quarter, and (except with respect to the fourth fiscal quarter) the period from the beginning of the respective fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the previous fiscal year, accompanied by a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements fairly present, in accordance with GAAP (subject to ordinary, good-faith year-end adjustments), the consolidated financial position and the results of operations of US Borrower and the Subsidiaries;

            (c) within 60 days after the commencement of each fiscal year, budgets of US Borrower and the Subsidiaries in reasonable detail for each fiscal quarter of such fiscal year and for each fiscal quarter of the immediately succeeding fiscal year, in each case, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of statements of operations pursuant to subsection 7.1(c), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this subsection (c) shall be presented; and

            (d) promptly upon receipt thereof, a copy of each report or "management letter" submitted to US Borrower or any Subsidiary by its independent accountants in connection with any annual, interim or special audit made by them of the books of US Borrower or any Subsidiary.

            7.2. Certificates; Other Information. The Borrowers shall furnish to the Administrative Agent and each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer stating that the Loan Parties are in compliance with the covenants set forth under this Article VII and Article VIII;

            (b) on and after the Reset Date, together with the financial statements delivered pursuant to subsections 7.1(a) and 7.1(b), an Interest Rate Certificate;

            (c) copies of all financial statements and regular, periodical or special reports that US Borrower or any Subsidiary may make to, or file with, the SEC if not otherwise delivered under Section 7.1; and

            (d) as soon as practicable, such additional information regarding the business, financial or corporate affairs of US Borrower or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably (as to type and interval) request.

            7.3. Notices. Promptly upon a Responsible Officer learning thereof, the Borrowers shall notify the Administrative Agent and each Lender:


            (a) of the occurrence of any Event of Default or Unmatured Event of Default;

            (b) of any of the following matters that has resulted in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of US Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension by or before any Governmental Authority affecting US Borrower or any Subsidiary; or
      (iii) to the knowledge of the Borrowers the commencement of, or any material development in, any litigation or proceeding affecting US Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any of the following events if such event has resulted or could reasonably be expected to result in any Material Adverse Effect or in a Lien under ERISA or the Code (but in no event more than ten days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Loan Party or any ERISA Affiliate with respect to such event, and upon the request of the Administrative Agent or any Lender shall furnish any Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to any Pension
      Plan: (i) an ERISA Event; (ii) the adoption after the date hereof of, or the commencement after the date hereof of contributions to, any Plan subject to Section 412 of the Code by US Borrower or any ERISA Affiliate; or (iii) the adoption after the date hereof of any amendment to a Plan subject to Section 412 of the Code;

           (d)(i) of any pending or threatened Environmental Claim against US Borrower or any Subsidiary or any Real Property owned or operated by US Borrower or any Subsidiary that would reasonably be expected, singly or in the aggregate, to have a

      Material Adverse Effect; (ii) of any condition or occurrence on any Real Property owned or operated by US Borrower or any Subsidiary that (x) results in noncompliance by US Borrower or any Subsidiary with any applicable Environmental Law or (y) could reasonably be expected to form the basis of an Environmental Claim against US Borrower or any Subsidiary or any such Real Property in each case to the extent that any such noncompliance or Environmental Claim would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) of any condition or occurrence on any Real Property owned or operated by US Borrower or any Subsidiary that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by US Borrower or any Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law which condition or occurrence would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and


            (e) of the occurrence of any default or event of default under the Senior Subordinated Notes.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrowers or any affected Subsidiary proposes to take with respect thereto.

            7.4. Preservation of Corporate Existence, etc. The Borrowers shall, and shall cause each of their respective Subsidiaries to: (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of organization, except in a transaction permitted by Section 8.3; (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except in connection with transactions permitted by Section 8.3 and sales of assets permitted by
Section 8.2; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; (d) preserve or renew all of its Intellectual Property, the non-preservation of which would, singly or in the aggregate, have a Material Adverse Effect; and (e) comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business if failure to comply with such requirements would, singly or in the aggregate, have a Material Adverse Effect, except, in the case of clauses (a) (with respect to any Subsidiary which is of de minimus significance to US Borrower and the Subsidiaries taken as a whole),
(b), (c) and (d), to the extent no longer economically desirable, in the commercially reasonable opinion of management and except for the M-T Acquisition.

            7.5. Maintenance of Property; Insurance. (a) Each Borrower will, and will cause each of its Subsidiaries to exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all repairs, renewals and replacements thereof, which the applicable Borrower or the applicable Subsidiary deems appropriate in its commercially reasonable opinion so that the business carried on in connection therewith may be properly and advantageously conducted and will maintain and renew as necessary all licenses, permits and other clearances reasonably necessary in the applicable Borrower's or the applicable Subsidiary's commercially reasonable opinion to use and occupy such properties, except to the extent no longer economically desirable in the commercially reasonable opinion of the applicable Borrower or the applicable Subsidiary.

            (b) The Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain in full force and effect, with financially sound and reputable independent insurers, insurance or reinsurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrowers and each of their respective Subsidiaries, as applicable, shall furnish to the Administrative Agent on the Closing Date a summary of the insurance carried in respect of US Borrower and the Subsidiaries and the assets of US Borrower and the Subsidiaries, together with certificates of insurance and other evidence of such insurance, if any, naming the Administrative Agent as an additional insured and/or loss payee.

            (c) Without duplicating the requirements of subsection 7.5(b) above, each Borrower will, and will cause each of its Subsidiaries to, maintain in full force the insurance coverages specified in the Mortgages and the other Security Documents.

            7.6. Payment of Obligations. The Borrowers shall, and shall cause each of their respective Subsidiaries to, pay and discharge as the same shall become due and payable all of their obligations and liabilities, including: (a) all material tax liabilities, assessments and governmental charges or levies upon them or their properties or assets; and (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon their property; unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary with respect thereto, or the failure to so pay or discharge would not, individually or in the aggregate, have a Material Adverse Effect.

            7.7. Compliance with Environmental Laws. (a) Each Borrower shall comply and if any of its Subsidiaries fails to comply, shall cause such Subsidiary to comply with all

Environmental Laws; (b) each Borrower will pay, and, if any of its Subsidiaries fails to pay, will cause each such Subsidiary to pay, all costs and expenses incurred by it in complying in all material respects with all Environmental Laws, and will keep or cause to be kept all Real Property owned, operated or leased by any of them free and clear of any Liens imposed pursuant to such Environmental Laws unless the failure to comply with these requirements specified in clause (a) or (b) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) in the event of the presence of any Hazardous Material at, on, under or upon any property owned, operated or leased by either Borrower or any Subsidiary which could reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrowers agree to undertake, and/or to cause any of their respective Subsidiaries, tenants or occupants to undertake, at their sole expense, any investigation, removal, remedial or other action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect; provided, however, that neither Borrower nor any of their respective Subsidiaries shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; and (d) each Borrower shall as promptly as practicable notify the Administrative Agent of the occurrence of any event specified in clause (c) of this Section 7.7 and shall thereafter keep the Administrative Agent informed on a periodic basis of any actions taken in response to such event and the results of such actions.

            7.8. Compliance with ERISA. The Borrowers shall, and shall cause each of their respective ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

            7.9. Inspection of Property and Books and Records. The Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in order to permit the preparation of US Borrower's consolidated financial statements in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of US Borrower and the Subsidiaries. The Borrowers shall, and shall cause each of their respective Subsidiaries to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties or assets, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that officers of a Borrower or such Subsidiary are offered the reasonable opportunity to be present at such discussion), all at the expense of the Borrowers (it being understood that travel and out-of-pocket expenses of the Agents and the Lenders in connection therewith shall not be for the account of the Borrowers) and at such reasonable times and intervals during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers or to the applicable Subsidiary and in connection with commercially reasonable informational needs of the Administrative Agent or any Lender; provided, however, when an Event of Default or emergency exists the Administrative Agent or any Lender may do any of the foregoing at any time and without advance notice in a commercially reasonable manner.

            7.10. End of Fiscal Years; Fiscal Quarters. US Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.11. Use of Proceeds. On the Closing Date, the Borrowers shall use the proceeds of all of the Term Loans and a borrowing of not more than U.S. $75 million of the Revolving Facility Loans solely to (i) finance a portion of the

M-T Acquisition and (ii) pay fees and expenses in connection with the M-T Acquisition transactions. After the Closing Date, the Revolving Facility will be used solely to provide working capital and for general corporate purposes of the Borrowers and their Subsidiaries and to make the Ciba Loan.

            7.12. Further Assurances. The Borrowers shall take such actions as are reasonably necessary, or as the Administrative Agent or any Lender may reasonably request from time to time, to ensure that the Obligations of the Borrowers are unconditionally guaranteed by each of the Domestic Subsidiaries and the Obligations of CH Borrower are unconditionally guaranteed (subject to limitations under applicable law) by each of the CH Foreign Subsidiaries (other than, subject to Section 7.22, the Specified Subsidiaries) and cause any future Subsidiaries created or acquired by either of the Borrowers to execute a Domestic Subsidiary Guarantee, in the case of any Domestic Subsidiary, or Foreign Subsidiary Guarantee (subject to limitations under applicable law (including limitations as to the nature of the Obligations which may be guaranteed)), in the case of any CH Foreign Subsidiaries (other than any CH Foreign Subsidiary that cannot, by virtue of applicable law, enter into a Foreign Subsidiary Guarantee), and (other than, subject to Section 7.22, any Specified Subsidiary or any Subsidiary that cannot, by virtue of applicable law, enter into security documents in respect of the Obligations) enter into any other security documents that the Administrative Agent may reasonably require and are secured by perfected Liens in favor of the Administrative Agent, for the benefit of the Administrative Agent and the applicable Lenders, on all of the Collateral (subject to limitations under applicable law).

            7.13. Equal Security for Loans and Notes; No Further Negative Pledges. (a) If either Borrower or any of their respective Subsidiaries shall create or assume any Lien upon any of their respective property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitute Collateral, other than any Lien permitted by the Loan Documents, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided, however, that this covenant shall not be construed as consent by the Administrative Agent and the Required Lenders to any violation by either Borrower or any of their respective Subsidiaries of the provisions of Section 8.1.

            (b) Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), neither Borrower nor any of their respective Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            7.14. Pledge of Additional Collateral. Subject to Section 7.13, as soon as reasonably practicable after the acquisition of any property or assets with a Dollar Equivalent Value of in excess of U.S. $100,000 individually and

$5.0 million or more in the aggregate of the type that would have constituted Collateral (if the Person acquiring such assets had executed an appropriate Security Document on the Closing Date (whether or not actually so executed)) at the Closing Date (the "Additional Collateral"), the Borrowers will, and will cause each of their respective Subsidiaries to, take all reasonably necessary or desirable action, including the filing of appropriate financing statements under the provisions of the UCC and applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, to grant to the Administrative Agent for the benefit of, with respect to US Borrower or any Domestic Subsidiary, all of the Lenders and, with respect to CH Borrower and CH Foreign Subsidiaries, the Lenders owed Obligations by CH Borrower and/or CH Foreign Subsidiaries, a perfected first priority Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the applicable Security Documents and this Agreement; provided, however, that notwithstanding the foregoing, (i) none of US Borrower or any Domestic Subsidiary shall be required, subject to Section 7.18, to pledge more than 65% of the capital stock of any Foreign Subsidiary, (ii) none of US Borrower or any Subsidiary shall be required, subject to Section 7.18, to pledge any property or assets which in accordance with the terms of the Loan Documents was not pledged (or would not have so pledged if then in existence) on the Closing Date and
(iii) no Foreign Subsidiary need pledge any property or assets to the extent prohibited by applicable law. In the event that (x) US Borrower or any Domestic Subsidiary acquires an interest in any additional real property which is a manufacturing or significant assembly facility or of a character and importance similar at such time to the facilities that are subject to the Mortgages on the Closing Date, US Borrower or such Subsidiary, as the case may be, will take such reasonable actions and execute such documents as the Administrative Agent shall reasonably require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage for the benefit of the Lenders or (y) CH Borrower or any CH Foreign Subsidiary acquires an interest in any additional real property which is a manufacturing or significant assembly facility or of a character and importance similar at such time to the facilities that are subject to the Mortgages on the Closing Date, CH Borrower or such Subsidiary, as the case may be, will take such reasonable actions and execute such documents as the Administrative Agent will reasonably require to confirm the lien of a Mortgage, if applicable, or to create a new Mortgage for the benefit of the Lenders which are owed Obligations by CH Borrower or any CH Foreign Subsidiary. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Lenders, shall be for the account of the Borrowers, which shall pay all reasonable sums due on demand.

            7.15. Security Interests. (a) The Borrowers will, and will cause each of their respective Subsidiaries to, perform any and all reasonable acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing in any appropriate jurisdiction under the provisions of the UCC and applicable foreign, domestic or local law or any statute, rule or regulation of any applicable jurisdiction, including any filings in local real estate land record offices and the United States Patent and Trademark Office, or the United States Copyright Office, which are reasonably necessary or advisable, from time to time, in order to grant, continue or maintain in favor of the Administrative Agent for the benefit of the applicable Lenders a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Prior Liens, Permitted Liens and Liens permitted by the applicable Security Documents.

            (b) The Borrowers shall, and shall cause each of their respective Subsidiaries to, deliver or cause to be delivered to the Administrative Agent from time to time such other reasonable documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens on the Collateral. Furthermore, the Borrowers shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may reasonably be requested by the Administrative Agent to assure itself that this
Section 7.15 has been complied with.

            (c) If the Administrative Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrowers and their respective Subsidiaries constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and which shall be in form and substance satisfactory to the Administrative Agent.

            7.16. Interest Rate Protection. The Borrowers shall obtain, on or within 90 days after the Closing Date, interest rate protection having terms and with counterparties reasonably satisfactory to the Administrative Agent as shall result in effectively limiting the interest cost to the Borrowers of 50% of the aggregate Dollar Equivalent principal amount of then outstanding Term Loans for a period of at least three years from the date the initial interest rate protection was obtained.

            7.17. Currency and Commodity Hedging Transactions. The Borrowers and each of the Subsidiaries shall only enter into, purchase or otherwise acquire agreements or arrangements relating to currency or commodity hedging to the extent and only to the extent that such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Borrowers or any of the Subsidiaries with reputable financial institutions and not for purposes of speculation.

            7.18. Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrowers reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver its opinion with respect to any Foreign Subsidiary which has not already had all of its stock owned by Holding or any of its Subsidiaries pledged pursuant to a Securities Pledge Agreement, that (i) a pledge to secure the Obligations of US Borrower or the Domestic Subsidiary Guarantor which is the parent of such Foreign Subsidiary, as the case may be, (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to US Borrower or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement executed and delivered by the Domestic Subsidiary Guarantors (with appropriate modifications to conform to applicable law) and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Domestic Subsidiary Guarantee guaranteeing the Obligations of US Borrower and CH Borrower, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) any other material adverse Federal income tax consequences to the Loan Parties, then in the case of a failure to deliver the opinion with respect to the factors described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to a Securities Pledge Agreement, shall be pledged to the Administrative Agent pursuant to a Securities Pledge Agreement (with appropriate modifications to conform to and subject to limitations of law) (or another pledge agreement in substantially similar form, if needed) and, in the case of a failure to deliver the opinion with respect to the factors described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a Security Agreement in substantially the form executed and delivered by the Foreign Subsidiary Guarantors (with appropriate modifications to conform to and subject to limitations of law) (or another security agreement in substantially similar form, if needed) securing the Obligations of US Borrower and CH Borrower and their obligations under any Swap Agreement with a Lender and, in the event a Guarantee guaranteeing the Obligations of US Borrower and/or CH Borrower shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder and, in the case of a failure to deliver the opinion with respect to the factors described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a Guarantee guaranteeing the Obligations of US Borrower and CH Borrower (with appropriate modifications to conform to and subject to limitations of law) (or another guaranty in substantially similar form, if needed), and their obligations under any Swap Agreement with a Lender, in each case to the extent that the entering into of such Security Agreement or Guarantee is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.18 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; provided, however, that such Foreign Subsidiary shall not be required to pledge pursuant to a Foreign Subsidiary Security Agreement any property or assets that it would not have been required to pledge had it executed a Foreign

Subsidiary Security Agreement at the Closing Date.

            7.19. Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 7.19, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect either Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the applicable Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. With respect to any Lender, the transfer of any Commitment of such Lender or the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment or Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment or Loans shall remain owing to the transferor.

The registration of assignment or transfer of all or part of any Commitment or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 11.8. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 7.19.

            7.20. New Subsidiaries. In addition to their obligations with respect to Sections 7.14, 7.15 and 7.18, if, after the Closing Date, the Borrowers or any Subsidiary shall create or acquire any Subsidiary, the Borrowers shall, concurrently with the creation or acquisition of such Subsidiary, (i) cause such Subsidiary (other than (subject to Section 7.18) a Foreign Subsidiary that is not a CH Foreign Subsidiary) to execute and deliver to the Administrative Agent a Subsidiary Guarantee, substantially in the form of Exhibit E-3 or E-4, as appropriate (with appropriate modifications to conform to and subject to the limitations of foreign law), guaranteeing the applicable Borrower's Obligations hereunder and (ii) take all necessary actions and execute such agreements, instruments and documents, including, without limitation, stock powers executed in blank, and deliver such opinions of counsel with respect thereto, as the Administrative Agent may reasonably require to cause, subject to
Section 7.18, all, with respect to Domestic Subsidiaries, or at least 65% with respect to Foreign Subsidiaries, of the capital stock of such Subsidiary owned or controlled by the Borrowers to be pledged to the Administrative Agent to secure the Obligations hereunder such that the Administrative Agent has a valid and perfected first-priority security interest in such pledged capital stock or the equivalent under applicable law.

            7.21. Assumption by Mettler-Toledo, Inc. Holding shall cause MT Acquisition Corp. and Mettler-Toledo Inc. to enter into the Assumption Agreement by the Closing Date.

            7.22. Subsidiaries to Enter into Loan Documents Post-Closing. US Borrower shall cause each of the Subsidiaries set forth on Schedule 7.22 to, as expeditiously as possible after the Closing Date, execute and deliver each of the Loan Documents as set forth on Schedule 7.22 identified thereon to be executed and delivered by such Subsidiary.

                                 ARTICLE VIII.

                              NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

            8.1. Limitation on Liens. The Borrowers shall not, and will not cause or permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of either Borrower or any Subsidiary, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar effective notice of Lien under any similar recording or notice statute, except the Lien under the Security Documents, Prior Liens and other Liens expressly permitted by the Security Documents, and except the following, which are herein collectively referred to as "Permitted Liens":

            (a) any Lien existing on property of either Borrower or any Subsidiary (including the Mettler-Toledo Group) on the Closing Date and set forth in Schedule 8.1 covering only the property or assets set forth in such Schedule 8.1 and securing Indebtedness outstanding on such date;

            (b) any Lien created under any Loan Document;

            (c) to the extent complying with the provisions of the Security Documents, Liens for taxes, fees, assessments or other governmental charges which are not yet delinquent, or to the extent that non-payment thereof is permitted by Section 7.6;

            (d) to the extent complying with the provisions of the Security Documents, Liens in respect of property or assets of US Borrower or any

      Subsidiary imposed by law which were incurred in the ordinary course of business and have not arisen to secure Indebtedness, such as landlords', carriers', warehousemen's, mechanics', materialmen's, workmen's and repairmen's Liens, equipment leases and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

            (f) Liens on the property of US Borrower or any Subsidiary (other than Collateral) securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and
      (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided, however, that all such Liens individually or in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens (including prejudgment attachment), provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 9.1(i);

            (h) easements, rights-of-way, servitudes, covenants, restrictive covenants, encumbrances, minor defects or irregularities in title and other similar restrictions which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the businesses of US Borrower and the Subsidiaries and which do not materially impair for its intended purpose the Mortgaged Real Property to which they relate;

            (i) security interests (whether purchase money or otherwise) on any property acquired, constructed or improved after the Closing Date by US Borrower or any Subsidiary securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property; provided, however, that (i) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof or the completion of construction or improvement, (ii) such Lien attaches solely to the property so acquired, constructed or improved in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of incurrence of such Indebtedness, plus the cost of construction or improvement, and (iv) the principal amount of the Indebtedness secured by any and all such security interests, plus the aggregate amount of all Indebtedness arising under Capital Leases permitted solely by subsection (j) below of this Section 8.1, shall not at any time exceed a Dollar Equivalent amount of U.S. $10 million;

            (j) Liens securing obligations in respect of Capital Leases on assets subject to such leases; provided, however, that the aggregate amount of all Indebtedness arising under capital leases permitted solely by this subsection (j), plus the aggregate amount of all Indebtedness secured by security interests permitted solely by subsection (i) above of this Section 8.1, shall not at any time exceed a Dollar Equivalent amount of U.S. $10 million;

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by US Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by US Borrower or any Subsidiary to provide collateral to the depository institution;

            (l) Liens existing on any asset prior to the date of acquisition thereof by US Borrower or any Subsidiary which (i) were not created in contemplation of or in connection with such acquisition and (ii) do not extend to or cover any other property or assets of US Borrower or any Subsidiary;

            (m) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary which (i) were not created in contemplation of or in connection with such event and (ii) do not extend to or cover any other property or assets of US Borrower or any Subsidiary;

            (n) Liens (excluding Liens on Collateral) not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate a Dollar Equivalent amount of U.S. $5 million;

            (o) subject to the provisions of Section 8.20, Leases with respect to the assets or properties of US Borrower or any Subsidiary, subordinate in all respects to the Liens granted and evidenced by the Security Documents;

            (p) Liens evidenced by UCC financing statements regarding operating and equipment leases permitted by this Agreement or in respect of consigned goods;


            (q) any encumbrance or restriction (including, without limitation, any put and call agreements) with respect to the capital stock of any Joint Venture or Subsidiary pursuant to the agreement governing such Joint Venture or Subsidiary; provided, however, that no such encumbrance or restriction affects in any way the ability of US Borrower or any Subsidiary to comply with Section 8.22;

            (r) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of subsections 8.1(a)(i), (j), (l), (m) or (n); provided, however, that such Indebtedness is not increased and is not secured by any additional assets as to which a Lien is not otherwise permitted hereunder;

            (s) Liens solely in favor of either Borrower or, if granted by any Qualified Subsidiary Guarantor, any Subsidiary which is a Qualified Subsidiary Guarantor or, if granted by any other Subsidiary, any Subsidiary;

            (t) Liens securing obligations under Swap Contracts; and

            (u) Liens securing Guaranty Obligations of either Borrower in respect of Indebtedness incurred pursuant to subsection 8.5(g); provided, however, that the creditor in respect of such Indebtedness (or an agent on behalf of the creditors) shall have executed and delivered an Intercreditor Agreement and Liens on cash in a deposit account securing Indebtedness incurred under subsection 8.5(n) to the extent that such deposit account is established in connection therewith, not to exceed an amount of cash equal to such Indebtedness.

            8.2. Consolidations, Mergers and Disposition of Assets. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, consummate any Asset Sale or wind up, liquidate or dissolve its affairs or merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their respective properties or assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) dispositions of inventory and of used, worn-out or surplus equipment, all in the ordinary course of business; provided, however, that the proceeds thereof are reinvested in the business of US Borrower or the Subsidiaries;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;

            (c) the Liens permitted by Section 8.1, the Investments permitted pursuant to Section 8.4 and the Restricted Payments permitted by Section

      8.13;

            (d) US Borrower or any Subsidiary may sell assets; provided, however, that (x) the aggregate sale proceeds from all Assets Sales shall not exceed the Dollar Equivalent amount of U.S. $2 million in any fiscal year of US Borrower and (y) the Net Cash Proceeds therefrom are either applied to repay Term Loans as provided in subsection 2.7(c) or reinvested as provided in subsection 2.7(c);

            (e) US Borrower or any Subsidiary may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, however, that any Foreign Subsidiary may effect such sale or discount with recourse if such is consistent with ordinary business terms in such Subsidiary's country of business;

            (f) US Borrower or any Subsidiary may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons, so long as each such license is permitted to be assigned pursuant to the Security Agreement and does not otherwise prohibit the granting of a Lien therein by US Borrower or any Subsidiary pursuant to the Security Agreement;

            (g) any Subsidiary may be merged or consolidated with or into either Borrower or any Wholly-Owned Subsidiary of US Borrower which is a Qualified Subsidiary Guarantor and may transfer assets to either Borrower or any Wholly-Owned Subsidiary of US Borrower which is a Qualified Subsidiary Guarantor; provided, however, that (x) in any merger or consolidation involving either Borrower, such Borrower shall be the surviving corporation and (y) if the surviving corporation of such merger or consolidation or the transferee of such assets is a Subsidiary, (i) all of the capital stock of such Subsidiary (or, subject to Section 7.18, not less than 65% of the capital stock of any Foreign Subsidiary) is pledged pursuant to a Securities Pledge Agreement, (ii) such surviving Subsidiary is a Qualified Subsidiary Guarantor, and (iii) the assets of such surviving Subsidiary are pledged pursuant to an appropriate Security Document;

            (h) the consummation of the M-T Acquisition in accordance with the M-T Acquisition Documents;

            (i) US Borrower or any Subsidiary may sell assets set forth on
      Schedule 8.2(i); provided, however, that the Net Cash Proceeds therefrom are either applied to prepay Term Loans as provided in subsection 2.7(c) or reinvested as provided in subsection 2.7(c);

            (j) US Borrower or any Subsidiary may sell surplus real property not utilized in the business of US Borrower or any Subsidiary; provided, however, that the Net Cash Proceeds therefrom are applied to prepay Term Loans as provided in subsection 2.7(c);

            (k) US Borrower or any Subsidiary may sell a line of business if (x) the portion of the consolidated EBITDA of US Borrower and the Subsidiaries for the latest twelve months immediately prior thereto attributable to such business does not exceed [ ]% of the consolidated EBITDA of US Borrower and the Subsidiaries for such latest twelve months (before giving effect to such sale) and (y) the cumulative consolidated EBITDA of US Borrower and the Subsidiaries since the Closing Date attributable to such line of business when aggregated with the cumulative EBITDA of US Borrower and the Subsidiaries attributable to all other transactions consummated pursuant to this subsection 8.2(k) does not exceed [ ]% of the consolidated EBITDA of US Borrower and the Subsidiaries since the Closing Date (before giving effect to any such sale); provided, however, that the Net Cash Proceeds therefrom are applied to prepay Term Loans as provided in subsection 2.7(c);

            (l) any Acquisition permitted by Section 8.4;

            (m) any Foreign Subsidiary which is not a Qualified Subsidiary Guarantor may merge or consolidate with or into or sell, assign or transfer its assets to any other Foreign Subsidiary which is not a Qualified Subsidiary Guarantor; and

            (n) the abandonment or other disposition of patents, trademarks or other intellectual property that is, in the reasonable judgment of US Borrower, no longer economically practicable to maintain or useful in the conduct of the business of US Borrower and the Subsidiaries, taken as a whole.

To the extent the Required Lenders waive the provisions of this Section 8.2 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.2 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

            8.3. Leases. The Borrowers shall not permit, and shall not cause or permit any Subsidiary to permit, the aggregate lease payments calculated in accordance with GAAP (including, without limitation, any property taxes paid as additional rent or lease payments) by US Borrower and the Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capital Leases) to exceed in any fiscal year (commencing with fiscal 1996) the Dollar Equivalent amount of U.S. $17.5 million, increased each year after 1998 by the Dollar Equivalent amount of U.S. $2 million.

            8.4. Loans and Investments. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to, or guarantee of any obligation of, or any other investment in, or incurring Guaranty Obligations on behalf of, any Person (including any Affiliate of US Borrower) (any of the foregoing, an "Investment"), except for:

            (a) Investments by US Borrower and the Subsidiaries in Cash and Cash Equivalents;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments (including extensions of credit (such extensions of credit, "Intercompany Indebtedness") and Guaranty Obligations) by US Borrower or any Subsidiary in or to US Borrower or any Wholly-Owned Subsidiary of US Borrower which is a Qualified Subsidiary Guarantor (or in any Person that thereby becomes a Wholly-Owned Subsidiary which is a Qualified Subsidiary Guarantor); provided, however, that (x) with respect to any Guaranty Obligation issued by any Subsidiary of either Borrower's obligations, such Subsidiary has entered into a Subsidiary Guarantee at least as favorable as such Guaranty Obligation, (y) upon request of the Required Lenders, all such Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders and (z) such Subsidiary shall have entered into the appropriate Security Documents pursuant to Section 7.14 and taken all necessary action pursuant to Section 7.15;

            (d) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with disposition of assets permitted by subsections 8.2(d), (i), (j) or (k); provided, however, that (i) the aggregate amount of such non-cash consideration received in connection with any such disposition shall not exceed 25% with respect to subsections 8.2(d), (i) and (j) and 15% with respect to subsection 8.2(k) of the total consideration received in connection with such disposition and (ii) such non-cash consideration is pledged pursuant to the appropriate Security Document;

            (e) Investments in Joint Ventures or non-Wholly-Owned Subsidiaries (other than any Investment made to consummate any Acquisition); provided,

      however, that the aggregate amount of any such Investment, plus the aggregate value of all such Investments (excluding Investments which constitute part of the M-T Acquisition) made by US Borrower or any Subsidiary after the Closing Date and (without duplication) the aggregate amount of all Guaranty Obligations permitted solely by subsection 8.8(f) paid after the date hereof or outstanding as of the date of such Investment, shall not exceed a Dollar Equivalent amount of U.S. $25 million (exclusive of any Investment pursuant to subsection 8.4(f)); provided, however, that any such Investment shall comply with Section 8.6;

            (f) Investments made in order to consummate Acquisitions (other than the M-T Acquisition); provided, however, that (i) no Event of Default or Unmatured Event of Default exists or will result therefrom (including any such event under Section 8.15), (ii) on a pro forma basis, after giving effect to such Acquisition(s), US Borrower would have been in compliance with Sections 8.10, 8.11 and 8.12 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Sections 8.10 and, if applicable, 8.12, that such Acquisition had occurred on the first day of the Computation Period ending on such last day) which compliance shall, for any Acquisition involving consideration of the Dollar Equivalent amount of U.S. $10 million, be demonstrated in an Officers' Certificate delivered to the Administrative Agent and each Lender and (iii) the aggregate Dollar Equivalent amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include debt assumed, earn outs, working capital deficits and deferred payments) paid for all Acquisitions (other than the M-T Acquisition) consummated since the Closing Date shall not exceed the Dollar Equivalent amount of U.S. $30 million;

            (g) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

            (h) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds (including those permitted by subsection 8.8(d)), and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

            (i) advances, loans or extensions of credit to suppliers in the ordinary course of business by US Borrower or any Subsidiary consistent with past practice as of the Closing Date;

            (j) advances, loans or extensions of credit by US Borrower or any Subsidiary to employees of US Borrower or any Subsidiary; provided, however, that the aggregate amount of all such loans, advances and extensions of credit, other than those entered into in connection with the consummation of the M-T Acquisition and set forth on Schedule 8.4(j) (other than advances for travel and entertainment expenses in the ordinary course of business) shall not at any time exceed in the aggregate a Dollar Equivalent amount of U.S. $5 million;

            (k) other advances, loans or extensions of credit (excluding advances, loans or extensions of credit of the types described in subsection 8.4(j)) in the ordinary course of business by US Borrower or any Subsidiary not at any time exceeding in the aggregate a Dollar Equivalent amount of U.S. $2.5 million;

            (l) Investments to consummate the M-T Acquisition on the terms set forth in the M-T Acquisition Documents;

            (m) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; provided, however, that any securities or other property so received is pledged pursuant to the appropriate Security Document;

            (n) Swap Contracts entered into in compliance with subsection
      8.8(b);

            (o) Investments in existence on the Closing Date and listed in
      Schedule 8.4(o), without giving effect to any additions thereto and Investments to be made pursuant to binding agreements in existence on the Closing Date set forth on Schedule 8.4(o) to the extent made in accordance with the terms of such agreements as in effect on the Closing Date;

            (p) Investments (including Intercompany Indebtedness and Guaranty Obligations) by US Borrower or any Subsidiary in any Subsidiary which is not a Qualified Subsidiary Guarantor or which is not a Wholly-Owned Subsidiary of US Borrower, not to exceed an aggregate amount outstanding at any time (net of returns, dividends in cash, net cash proceeds on sale or other cash realizations thereof) of the Dollar Equivalent amount of U.S. $[ ]; provided, however, that upon request of the

      Required Lenders, all such Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders;

            (q) US Borrower and the Subsidiaries may hold additional Investments in any Subsidiary which is not a Qualified Subsidiary Guarantor to the extent that such investments reflect an increase in the value of such Subsidiary;

            (r) any Subsidiary which is not a Qualified Subsidiary Guarantor may make Investments in or to any other Subsidiary which is not a Qualified Subsidiary Guarantor;


            (s) Investment made in connection with the Ciba Loan; provided, however, that (x) the Administrative Agent shall have received evidence reasonably satisfactory to it from Swiss tax authorities that the Swiss tax authorities will refund the withholding tax payments for which such loan is the interim source pending such repayment and (y) the Ciba Loan Documents are pledged pursuant to the Security Documents;

            (t) without duplication, Capital Expenditures permitted by Section
      8.19 and the Contingent Obligations permitted by subsections 8.8(d), (g) and (i);

            (u) US Borrower or any Subsidiary may make Investments (including Intercompany Indebtedness and Guarantee Obligations) in any Subsidiary Guarantor which is not a Qualified Subsidiary Guarantor in an amount not to exceed the Dollar Equivalent amount of the Obligations guaranteed by such Subsidiary Guarantor; provided, however, that upon request of the Required Lenders, all such Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders;

            (v) Investments by US Borrower or any Subsidiary in any Wholly Owned Subsidiary which is not a Qualified Subsidiary Guarantor to the extent that contemporaneously with such Investment such entity in which the Investment is being made issues an unsubordinated note to US Borrower or a Qualified Subsidiary Guarantor in a Dollar Equivalent amount equal to the Dollar Equivalent amount of the value of such Investment at such time; provided, however, that (i) such note is secured by all assets of the entity in which the Investment is being made to the extent permitted by applicable law; (ii) such note is pledged to the Administrative Agent on behalf of the Lenders pursuant to the Security Documents; and (iii) such security interests securing such note, if any, are collaterally assigned to the Administrative Agent on behalf of the Lenders; and

            (w) Investments (including Intercompany Indebtedness and Guaranty Obligations) by either Borrower or any Subsidiary in any Wholly-Owned Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Wholly-Owned Subsidiary; provided, however, that upon the request of the Required Lenders all such Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders.

            8.5. Limitation on Indebtedness. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) the Obligations;


            (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

            (c) Indebtedness existing on the Closing Date which is Debt to Be Repaid or is set forth in Schedule 6.17;

            (d) Indebtedness incurred in connection with Capital Leases to the extent permitted by subsection 8.1(j) and Indebtedness incurred in connection with the acquisition, construction or improvement of property to the extent permitted by subsection 8.1(i);

            (e) Indebtedness of Subsidiaries of US Borrower to US Borrower or CH Borrower and, to the extent the credit extension creating such Indebtedness is permitted by subsection 8.4(c), of any Subsidiary to any other Subsidiary;

            (f) Indebtedness of US Borrower under the Senior Subordinated Notes in an aggregate principal amount not to exceed U.S. $[115] million less any prepayments or repayments thereof and any guarantee thereof by any Domestic Subsidiary in accordance with the terms of the Senior Subordinated Note Documents as in effect on the Closing Date;

            (g) Indebtedness of Foreign Subsidiaries pursuant to working capital credit agreements or arrangements (each of which credit agreement or arrangement shall individually not be for permanent funded debt and shall individually provide for annual clean-down provisions for not less than 30 days or similar arrangements), not to exceed in the aggregate at any time for all Foreign Subsidiaries (exclusive of any amount incurred pursuant to subsection 8.5(n)) the Dollar Equivalent amount of U.S. $25 million;

            (h) unsecured Indebtedness not to exceed in the aggregate at any time the Dollar Equivalent amount of U.S. $10 million;

            (i) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

            (j) obligations under operating leases permitted by Section 8.3 or
      Section 8.20;

            (k) Intercompany Indebtedness permitted by subsection 8.4(c);

            (l) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person, to the extent such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, not to exceed the Dollar Equivalent amount of U.S. $10 million;


            (m) unsecured Indebtedness incurred by US Borrower to former employees in connection with the purchase or redemption of stock of US Borrower, Holding or MT Investors not to exceed in aggregate amount outstanding the Dollar Equivalent amount of U.S. $2.5 million;

            (n) Indebtedness of the Chinese Subsidiaries pursuant to local working capital facilities and other Indebtedness not to exceed in the aggregate for all Chinese Subsidiaries the Dollar Equivalent amount of U.S. $15 million; and

            (o) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this subsection (o), a "refinancing") of any Indebtedness permitted by this Section 8.05, including any successive refinancings, so long as any such refinancing Indebtedness shall (w) not be on financial and other terms, in the reasonable judgment of the Borrowers, that are more onerous than the Indebtedness being refinanced, (x) not have a stated maturity or Average Life that is shorter than the Indebtedness being refinanced, (y) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured) and (z) be in principal amount that does not exceed the principal amount so refinanced plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced and (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the Borrowers or any Subsidiary incurred in connection with such refinancing.

            For purposes of determining compliance with any restriction limited to a Dollar Equivalent amount in this Section 8.05, the Dollar Equivalent amount of Indebtedness shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance Indebtedness denominated in a currency other than U.S. Dollars and such refinancing would cause a Dollar Equivalent restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar Equivalent restriction shall not be deemed to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, but the ability to make subsequent incurrences of Indebtedness subject to the applicable Dollar Equivalent restriction shall be determined as if the relevant currency exchange rate applied to any such previous refinancing was the rate in effect on the date of such refinancing.

            8.6. Transactions with Affiliates. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate of US Borrower (other than a Borrower or a Subsidiary (provided no portion of such Subsidiary is owned (other than through

US Borrower or the Subsidiaries) by Persons who control (directly or indirectly) Holding)), except upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of US Borrower or such Subsidiary; provided, however, that the following shall in any event be permitted: (a) the payment on the Closing Date of one time fees to AEA in an aggregate amount not to exceed U.S. $5.5 million (plus reasonable out-of-pocket expenses incurred by AEA in providing services to US Borrower); (b) the payment, on a quarterly basis, of management fees to AEA pursuant to the Management Services Agreement in an aggregate amount (for all such Persons taken together) not to exceed U.S. $250,000 in any fiscal quarter of US Borrower; provided, however, that no Event of Default or Unmatured Event of Default pursuant to Section 9.1(a) then exists;
(c) the reimbursement of AEA for its reasonable out-of-pocket expenses incurred by it in connection with performing management services to US Borrower and the Subsidiaries pursuant to the Management Services Agreement; (d) Restricted Payments permitted by subsections 8.13(c), (e), (f) and (h); (e) US Borrower and the Domestic Subsidiaries may enter into the Tax Sharing Agreement and may make payments thereunder; (f) the payment of reasonable and customary regular fees to directors of US Borrower or any Subsidiary who are not employees of US Borrower or any Subsidiary; (g) any transaction with an officer or member of the board of directors of US Borrower or any Subsidiary in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; (h) loans or advances to employees permitted by subsection 8.4(j); (i) any agreement as in existence on the Closing Date and set forth on Schedule 8.6 (the "Existing Affiliate Agreements"); (j) the M-T Acquisition and all transactions related thereto (including but not limited to the financing thereof) to the extent consummated in accordance with the M-T Acquisition Documents; (k) any transaction in the ordinary course of business or approved by a majority of the Disinterested Directors, between US Borrower or any Subsidiary and any Affiliate of US Borrower controlled by US Borrower that is a Joint Venture or similar entity primarily engaged in a Related Business; provided, however, that no person or entity which has an economic interest in MT Investors or Holding has an interest in such Joint Venture other than through US Borrower or any Subsidiary; and (l) US Borrower and the Subsidiaries may enter into and perform its obligations under the Ciba Reimbursement Agreement and the Ciba Loan Documents.

            8.7. Use of Proceeds. (a) The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

            (b) The Borrowers shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of a Borrower or any Affiliate of a Borrower. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

            8.8. Contingent Obligations. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Contingent Obligations, except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Swap Contracts entered into in the ordinary course of business and designed to protect against fluctuations in interest rates, currency exchange rates, commodity prices or similar risks (including any Swap Contract entered into pursuant to Section 7.16 or Section 7.17);

            (c) Contingent Obligations of US Borrower and the Subsidiaries existing as of the Closing Date and listed in Schedule 8.8;

            (d) Contingent Obligations arising under (i) Surety Instruments arising in the ordinary course of business of US Borrower or any Subsidiary or (ii) any guaranty of the performance of contractual obligations (other than obligations to pay money) of other Persons that are not Subsidiaries so long as such guaranty arises in connection with a project in which a Borrower or the applicable Subsidiary is otherwise involved in the ordinary course of business, not to exceed in the aggregate for all Contingent Obligations pursuant to this subclause (d) the Dollar Equivalent amount of U.S. $25 million;

            (e) Guaranty Obligations permitted by subsections 8.4(c), (k), (p),
      (r), (u) and (w);

            (f) Guaranty Obligations in respect of the Indebtedness or other liabilities of Joint Ventures or Persons in which a Borrower or any Subsidiary has a minority interest; provided, however, that the aggregate amount of all such Guaranty Obligations at any time outstanding, plus the aggregate amount of all Guaranty Obligations permitted solely by this subsection (f) which are paid after the date hereof and (without duplication) the aggregate amount of all Investments (excluding Investments which constitute part of the M-T Acquisition) made after the date hereof which are permitted solely by subsection 8.4(e), shall not exceed in the aggregate a Dollar Equivalent amount of U.S. $25 million;

            (g) other Contingent Obligations not at any time exceeding in the aggregate a Dollar Equivalent amount of U.S. $5 million;

            (h) the Guarantees and reimbursement obligations arising under the Loan Documents in respect of drawings under Letters of Credit;

            (i) Guaranty Obligations by Domestic Subsidiaries of US Borrower in respect of US Borrower's obligations under the Senior Subordinated Notes pursuant to the Senior Subordinated Note Documents as in effect on the Closing Date;

            (j) the Ciba Reimbursement Agreement;

            (k) Guaranty Obligations of Foreign Subsidiaries under letters of credit; and

            (l) Guarantees by either Borrower of Indebtedness of foreign Subsidiaries permitted by subsection 8.5(g) or (n); and

            (m) Guaranty Obligations in connection with sales and other dispositions of assets permitted under Section 8.2, arising in connection with indemnification and other agreements in respect of any contract relating to such sale, not to exceed the consideration received by US Borrower or any Subsidiary in connection with such sale and excluding in all cases any Guaranty Obligation with respect to any obligation of any third person incurred in connection with the acquisition of such assets.

            8.9. Restrictions on Subsidiaries. The Borrowers shall not cause or permit any Subsidiary to, directly or indirectly, enter into any agreement or instrument (other than (i) the Senior Subordinated Note Documents as in effect on the Closing Date, (ii) the Loan Documents and (iii) any agreement or instrument relating to Indebtedness permitted by subsection 8.5(c), provided that such restriction relates solely to such Foreign Subsidiary) which by its terms restricts the ability of such Subsidiary (a) to declare or pay dividends or make similar distributions, (b) to repay principal of, or pay any interest on, any indebtedness owed to a Borrower or any other Subsidiary, (c) to make payments of royalties, licensing fees and similar amounts to a Borrower or any other Subsidiary or (d) to make loans or advances to, or guarantee any Indebtedness or other obligation of, a Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of US Borrower or a Subsidiary, (ii) customary provisions restricting assignment of any agreement or license entered into by US Borrower or any Subsidiary in the ordinary course of business, (iii) customary provisions restricting the transfer of assets subject to Liens permitted under subsections 8.1(a)(i), (j), (l), (m), (n) and (q) and (iv) applicable law (including minimum capital requirements).

            8.10. Fixed Charge Coverage Ratio. The Borrowers shall not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending December 31, 1996) ending during any period set forth below, the ratio of

(a) EBITDA less Capital Expenditures for the Computation Period ending on such day, to (b) (x) prior to such time as four fiscal quarters of financial information of US Borrower are not and are not required to be available pursuant to this Agreement, Annualized Interest Expense at the end of such fiscal quarter and (y) thereafter, Interest Expense of US Borrower and the Subsidiaries for such Computation Period, to be less than the ratio set forth opposite such period in the table below:

         =============================================================
             Period                                         Ratio
         -------------------------------------------------------------
             Closing Date through 9/30/1997               1.20:1.0
         -------------------------------------------------------------
             10/1/1997 through 9/30/1998                  1.30:1.0
         -------------------------------------------------------------
             10/1/1998 through 9/30/1999                  1.50:1.0
         -------------------------------------------------------------
             10/1/1999 through 9/30/2000                  1.75:1.0
         -------------------------------------------------------------
             10/1/2000 through 9/30/2001                  2.00:1.0
         -------------------------------------------------------------
             10/1/2001 through 9/30/2002                  2.25:1.0
         -------------------------------------------------------------
             10/1/2002 through 9/30/2003                  2.50:1.0
         -------------------------------------------------------------
             10/1/2003 and thereafter                     3.00:1.0
         =============================================================

            8.11. Minimum Net Worth. The Borrowers will not permit the Consolidated Net Worth (to be calculated for the purposes of this Section 8.11 without giving effect to cumulative depreciation and amortization of intangibles and excluding net gains (but not losses) resulting from asset sales) at the end of any fiscal quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

        ==============================================================
                                                     Consolidated
           Period                                      Net Worth
        --------------------------------------------------------------
           Closing Date through 9/30/1998         U.S.$40.0 million
        --------------------------------------------------------------
           10/1/1998 through 9/30/1999            U.S.$50 million
        --------------------------------------------------------------
           10/1/1999 through 9/30/2000            U.S.$65 million
        --------------------------------------------------------------
           10/1/2000 through 9/30/2001            U.S.$80 million
        --------------------------------------------------------------
           10/1/2001 through 9/30/2002            U.S.$110 million
        --------------------------------------------------------------
           10/1/2002 through 9/30/2003            U.S.$135 million

        --------------------------------------------------------------
           10/1/2003 through 9/30/2004            U.S.$155 million
        --------------------------------------------------------------
           10/1/2004 and thereafter               U.S.$175 million
        ==============================================================

            To the extent that the final adjustments to stockholders' equity (which shall be finalized not later than such time as necessary to be reflected in the March 31, 1997 financial statements delivered hereunder) relating to the write-down of research and development expense and inventory (of the nature reflected in the pro forma financial statements in the prospectus filed with the SEC relating to the Senior Subordinated Notes) is greater than or less than U.S.$[ ], the amount of such excess or deficit (as the case may be) shall be added to or subtracted from (as the case may be) each amount set forth in the table above for each fiscal year.

            8.12. Debt to EBITDA Ratio. The Borrowers shall not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending
March   , 1997) ending during any period set forth below, the Debt to EBITDA
Ratio to exceed the ratio set forth opposite such period in the table below:

         =============================================================
           Period                                         Ratio
         -------------------------------------------------------------
           Closing Date - through 9/30/1997             5.85:1.0
         -------------------------------------------------------------
           10/1/1997 through 3/31/1998                  5.65:1.0
         -------------------------------------------------------------
           4/1/1998 through 12/30/1998                  5.50:1.0
         -------------------------------------------------------------
           12/31/1998 through 3/31/1999                 5.00:1.0
         -------------------------------------------------------------
           4/1/1999 through 9/30/1999                   5.00:1.0
         -------------------------------------------------------------
           10/1/1999 through 9/30/2000                  4.50:1.0
         -------------------------------------------------------------
           10/1/2000 through 9/30/2001                  4.00:1.0
         -------------------------------------------------------------
           10/1/2001 through 9/30/2002                  3.50:1.0
         -------------------------------------------------------------
           10/1/2002 and thereafter                     3.00:1.0
         =============================================================

            8.13. Restricted Payments. Neither Borrower shall (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the capital stock of US Borrower or any Subsidiary (other than to US Borrower or any Subsidiary) or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of US Borrower's or any Subsidiary's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding owned by any Person other than US Borrower or any

Wholly-Owned Subsidiary of US Borrower which is a Loan Party (any such prohibited transaction, a "Restricted Payment"), except that:

            (a) US Borrower or any Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

            (b) US Borrower or any Subsidiary may purchase, redeem, defease or otherwise acquire or retire for value shares of its common stock or warrants or options to acquire any such shares with shares of its common stock;

            (c) any Subsidiary may pay dividends and distributions or purchase, redeem, defease or otherwise acquire or retire for value shares of its common stock or warrants or options to acquire any such shares so long as any such payments pursuant thereto by any non-Wholly-Owned Subsidiary of US Borrower are made on a pro rata basis to such Subsidiary's shareholders generally or are paid solely to a Loan Party;

            (d) US Borrower may pay cash loans, advances, dividends or distributions to Holding to permit Holding or MT Investors to purchase capital stock (or options or other rights in respect thereof) of Holding or MT Investors held by former employees of Holding or any of its Subsidiaries following termination of their employment or pursuant to repurchase provisions under employee stock option agreements or employee stock purchase agreements; provided, however, that (i) no Event of Default or Unmatured Event of Default shall then exist or would arise therefrom and (ii) the aggregate amount of such dividends shall not exceed U.S. $2.0 million in any fiscal year and U.S. $5.0 million in the aggregate since the Closing Date;

            (e) US Borrower may pay cash dividends to Holding to enable Holding or MT Investors to pay operating expenses (including fees and indemnification payments to directors and officers) in the ordinary course of business; provided, however, that (i) no Event of Default or Unmatured Event of Default under Section 9.1(a) shall then exist or would arise therefrom and (ii) the aggregate amount of such dividends shall not exceed U.S. $1.0 million in any fiscal year;

            (f) US Borrower may pay dividends to Holding in connection with the payment of items specified in clauses (b) and (c) of the proviso to
      Section 8.6; and

            (g) US Borrower may make any payments to Holding or any parent company of Holding to enable Holding or any parent company of Holding, as applicable, to make payments, to holders of the common stock of US Borrower, Holding or any parent company of Holding, as applicable, in lieu of issuance of fractional shares of such common stock, in connection with any recapitalization of US Borrower, Holding or any parent company of Holding, as applicable, such payments not to exceed U.S. $100,000 in the aggregate.

            8.14. ERISA. The Loan Parties shall not, and shall not permit any of their ERISA Affiliates to, engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

            8.15. Change in Business. (a) The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business carried on by US Borrower and the Subsidiaries (including the Mettler-Toledo Group) on the Closing Date.

            (b) Holding will engage in no business other than its ownership of the capital stock of US Borrower and having those liabilities which it is responsible for under the Basic Documents to which it is a party. Notwithstanding the foregoing, Holding may engage in those activities that are incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) the entering into, and performing its obligations under, the Basic Documents to which it is a party.

            8.16. Accounting Changes. The Borrowers shall not, and shall not cause or permit any Subsidiary to, make any significant change in accounting principles or reporting practices, except as required by GAAP, or change their fiscal years.

            8.17. Prepayments of Senior Subordinated Notes, etc. Holding and the Borrowers shall not, and shall not cause or permit any Subsidiary to: (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of the Senior Subordinated Notes (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness, except that a refinancing thereof may be effected in accordance with subsection 8.5(o); (b) amend, modify or change its certificate of incorporation (including, without limitation, by the filing of any certificate of designation) or its by-laws or any other organizational document or the foreign equivalent thereof with respect to Foreign Subsidiaries (other than such changes as are necessary to effect changes in organizational structure from corporate to partnership form in connection with the M-T Acquisition), or any agreement entered into by with respect to its capital stock, or enter into any new agreement with respect to its capital stock in any manner which would be materially adverse to the Lenders; or (c) issue any capital stock other than non-redeemable common stock.

            8.18. Amendments to Other Documents. Holding and the Borrowers shall not and shall not cause or permit any Subsidiary to, directly or indirectly, make any amendment, supplement or other modification of, or enter into any consent or waiver with respect to, the subordination provisions of the Senior Subordinated Note Documents or make any material amendment, supplement or other modification of, or enter into any consent or waiver with respect to, any Transaction Document or Other Document.

            8.19. Capital Expenditures. The Borrowers shall not permit the aggregate amount of all Capital Expenditures made by US Borrower and the Subsidiaries for any fiscal year to exceed a Dollar Equivalent amount set forth in the table below:

         =============================================================
                 Fiscal Year                    U.S. Dollars
         -------------------------------------------------------------
                    1996                         30 million
         -------------------------------------------------------------
                    1997                         35 million
         -------------------------------------------------------------
                    1998                         35 million
         -------------------------------------------------------------
                    1999                         40 million
         -------------------------------------------------------------
                    2000                         40 million
         -------------------------------------------------------------
                    2001                         45 million
         -------------------------------------------------------------
                    2002                         45 million
         -------------------------------------------------------------
             2003 and thereafter                 50 million
         =============================================================

provided, however, that the unused permitted amount of such Capital Expenditures in any fiscal year may be carried over and used in the following fiscal year if and to the extent that such carryover amount would not result in the amount expended in any fiscal year exceeding 125% of the amount set forth in the above table for such year (it being understood that in any fiscal year the base permitted amount shall be counted first towards total expenditures); provided, further, however, that the limitation set forth above shall not include (1) Capital Expenditures made with (i) the proceeds of additional capital contributions by Holding or the proceeds of additional equity issuances and (ii) Net Cash Proceeds of Asset Sales to the extent reinvested in the business as permitted hereby or (2) Capital Expenditures related to integration costs that arise out of the M-T Acquisition in an amount not exceeding a Dollar Equivalent amount of U.S. $5.0 million during the period ended December 31, 1997.

            8.20. Sale and Lease-Backs. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which US Borrower or any Subsidiary has sold or transferred or is to sell or transfer to any other Person (other than US Borrower or any Wholly-Owned Subsidiary which is a Qualified Subsidiary Guarantor) or (ii) which US Borrower or any Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any Subsidiary to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person, except for any transaction permitted by subsection 8.2(d).

            8.21. Sale or Discount of Receivables. Each Borrower shall not, nor shall it cause or permit any Subsidiary to, directly or indirectly, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable, except to (i) US Borrower or any Wholly-Owned Subsidiary which is a Qualified Subsidiary Guarantor, (ii) by Foreign Subsidiaries in the ordinary course and consistent with past practice as of the Closing Date and the customary practices of the applicable country and (iii) by Mettler-Toledo (Albstadt) GmbH, Albstadt and Mettler-Toledo AG, Greifensee in connection with the transfer of distribution rights relating to the business in Japan, not to exceed the Dollar Equivalent amount of U.S. $4 million.

            8.22 Creation of Subsidiaries. The Borrowers shall not, and shall not cause or permit any Subsidiary to, establish, create or acquire after the Closing Date any Subsidiary; provided, however, that, US Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries or any non-Wholly-Owned Subsidiary in connection with any Investment permitted by subsection 8.4(e) so long as (i) at least 30 days' prior written notice thereof is given to the Administrative Agent, (ii) all of the capital stock of such new Subsidiary held by US Borrower or any Subsidiary is pledged pursuant to a Securities Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank are delivered to the Administrative Agent; provided, however, that (subject to Section 7.18) not more than 65% of the capital stock of Foreign Subsidiaries need be pledged, (iii) any such new Subsidiary which is a Domestic Subsidiary shall have executed and delivered a Domestic Subsidiary Guarantee and each other Security Document executed and delivered by the Domestic Subsidiaries on the Closing Date and each such new CH Foreign Subsidiary shall have executed a Foreign Subsidiary Guarantee and each other Security Document executed and delivered by CH Foreign Subsidiaries on the Closing Date (subject to applicable limitations under foreign law); provided, however, that any Subsidiary which is prohibited by applicable local law from entering into a Subsidiary Guarantee need not do so and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section 7.14 and Section 7.15. In addition, each new Subsidiary which is a Domestic Subsidiary or a CH Foreign Subsidiary, as the case may be, shall execute and deliver or cause to be executed and delivered all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Domestic Subsidiary or CH Foreign Subsidiary, as the case may be, on the Closing Date.

            8.23 Designated Senior Debt. Neither Holding nor US Borrower will, and each of them will not permit any Subsidiary to, designate or permit the designation of any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or "Designated Guarantor Senior Indebtedness" for purposes of, and as defined in, the Senior Subordinated Note Documents.

            8.24 Issuance or Disposal of Subsidiary Stock. The Borrowers shall, directly or indirectly, not: (a) issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any Subsidiary; or (b) cause or permit any Subsidiary to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any of their respective or any of their respective Subsidiaries' shares of capital stock, partnership interests, or other securities (or warrants, rights or options to acquire any such shares or other securities), except, in each case under clause (a) or (b), (i) to US Borrower or any of its Wholly-Owned Subsidiaries, (ii) to qualify directors if required by applicable law, (iii) the pledge thereof pursuant to the Security Documents and
(iv) as permitted by subsection 8.2(k) (provided such sale is for all of the capital stock of such Subsidiary) or by subsection 8.13(a) or (b).

            8.25 Limitation on Other Restrictions on Amendment of Basic Documents. None of Holding, the Borrowers or the Subsidiaries shall enter into, suffer to exist or become or remain subject to any agreement or instrument to which any of them is a party or to which any of them or any property of any of them (now owned or hereafter acquired) may be subject or bound (except for the Loan Documents or the other Basic Documents (but with respect to the Basic Documents that are not Loan Documents, only as to themselves)) that would prohibit or restrict (including by way of any covenant, representation or warranty or event of default), or require the consent of any Person to any amendment to, or waiver or consent to departure from the terms of, any Basic Document (which, in the case of the Basic Documents that are not Loan Documents, would be materially adverse to the Lenders).

                                  ARTICLE IX.

                               EVENTS OF DEFAULT


            9.1. Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Either Borrower fails to pay, (i) when and as required to be paid herein, any principal of any Loan or of any L/C Obligation or (ii) within three days after the same becomes due, any interest, fee or any other amount payable under any Loan Document.

            (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made in any Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer furnished at any time under any Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

            (c) Specific Defaults. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 7.3(a) or in Article VIII.

            (d) Other Defaults. Any Loan Party fails to perform or observe any term, covenant or agreement (other than those referred to in subsections 9.1(a), (b) or (c) above) contained in any Loan Document, and such failure shall continue unremedied for a period of at least 30 days after the date upon which written notice thereof is given to the Borrowers by the Administrative Agent or any Lender.

            (e) Cross-Default. (i) Any Company fails to make any payment in respect of any one or more issues of Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal Dollar Equivalent amount of more than U.S. $5 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or by which it is governed; or (ii) any Company fails to perform or observe any other term, condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that the aggregate amount of all such Indebtedness or Contingent Obligations so affected and cash collateral so required shall be in a Dollar Equivalent amount of U.S. $5 million or more.

            (f) Insolvency; Voluntary Proceedings. Any Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) commences or consents to any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a Company, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or a Multiemployer Plan which has resulted or is reasonably likely to result in liability of a Loan Party under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate Dollar Equivalent amount in excess of U.S. $1,000,000; or (ii) the aggregate Dollar Equivalent amount of Unfunded Pension Liability among all Pension Plans at any time exceeds U.S. $1,000,000 and as a result thereof a lien shall be imposed, a security interest shall be granted or a material liability is incurred, which lien, security interest or liability, in the reasonable judgment of the Required Lenders, is reasonably likely to result in a Material Adverse Effect.

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of a Dollar Equivalent amount of U.S. $5 million or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against any Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            (k) Guarantees. Any Guarantee ceases to be in full force and effect (other than due to any effect of applicable foreign law not known by U.S. Borrower or any Subsidiary) or any of the Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees.

            (l) Security Documents. Any Security Document shall cease to be in full force and effect (other than due to any effect of applicable foreign law not known by U.S. Borrower or any Subsidiary), or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Administrative Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Prior Liens and Liens expressly permitted by the applicable Security Document, or any judgment creditor having a Lien against any item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any item of Collateral or either Borrower or any Subsidiary fails to comply with or to perform any material obligation or agreement under any Security Document within ten days after being requested by the Administrative Agent or any Lender.

            (m) Change of Control. Any Change of Control shall occur.

            (n) Senior Subordinated Notes. The subordination provisions relating to the any Senior Subordinated Note Document (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to constitute Senior Indebtedness (as defined in the Senior Subordinated Note Documents); or US Borrower or any Subsidiary shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions.

            (o) Ciba Reimbursement Agreement. Any [event of default] shall occur under the Ciba Reimbursement Agreement.

            9.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request, or may, with the consent, of the Required Lenders:

            (a) declare the commitment of each Lender to make Loans and the obligation of the L/C Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;


            (c) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in subsection 9.1(f) or (g) with respect to either Borrower, such Borrower will pay) to the Administrative Agent at the Administrative Agent's Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate undrawn face amount of all Letters of Credit issued for the account of either Borrower and then outstanding; and

            (d) exercise on behalf of the Administrative Agent and the Lenders all rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1, the obligation of each Lender to make Loans and any obligation of the L/C Lender to Issue Letters of Credit, shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the L/C Lender or any other Lender.

            9.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                  ARTICLE X.

                                  THE AGENTS

            10.1. Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Administrative Agent, the Documentation Agent or any Co-Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall any of the Administrative Agent, the Documentation Agent or any Co-Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Administrative Agent, the Documentation Agent or any Co-Agent. The provisions of this Article X are solely for the benefit of the Agents, the Co-Agents and the Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as Administrative Agent of the Lenders and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Loan Party. Neither the Documentation Agent or any Co-Agent shall have any responsibilities under any Loan Document.

            (b) The L/C Lender shall act on behalf of the Revolving Facility Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Lender with respect thereto; provided, however, that the L/C Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article X, included the L/C Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the L/C Lender.

            (c) Each Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent," as used in this Article X, included the Swing Line Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lenders.

            10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            10.3. Exculpatory Provisions. None of the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any of their respective Affiliates shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or under any other document or instrument referred to or provided for herein or therein or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any of them under or in connection with, this Agreement or any other Loan Document, or the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan

Document or any other document referred to or provided for herein or therein, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder, (iii) except to the extent that, with respect to the Administrative Agent, it is expressly instructed by the Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document or (iv) with respect to the Administrative Agent, be under any obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any law or any provision of any Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified. None of the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any of their respective Affiliates shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Subsidiary or Affiliate of any Loan Party.

            10.4. Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any Subsidiary), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document, in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

            10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt thereof. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that, unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders except to the extent that this Agreement expressly requires otherwise.

            10.6. Credit Decision. Each Lender acknowledges that none of the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any of their respective Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent, the

Documentation Agent, the Arranger, any Co-Agent or any Lender. None of the Administrative Agent, the Documentation Agent, the Arranger or any Co-Agent shall be required to keep itself informed as to the performance or observance by any Lender of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party. Each Lender represents to the Administrative Agent, the Documentation Agent, the Arranger and the Co-Agents that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents and information expressly herein required to be furnished to the Lenders by the Administrative Agent, none of the Administrative Agent, the Documentation Agent, the Arranger or any Co-Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent, the Documentation Agent, the Arranger, any Co-Agent or any of their respective Affiliates.

            10.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, the Documentation Agent, the Arranger, the Co-Agents and each of their respective Affiliates (to the extent not reimbursed by or on behalf of the Borrowers in accordance with the terms hereof and without limiting the obligation of the Borrowers to do so), pro rata (determined on the same basis used in determining Required Lenders), from and against any and all Indemnified Liabilities which may at any time be imposed on, incurred by or asserted against the Administrative Agent, the Documentation Agent, the Arranger or any Co-Agent in their respective capacity as such (including by any Lender) arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for the payment to the Administrative Agent, the Documentation Agent, the Arranger or any Co-Agent or any of their respective Affiliates of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (determined on the same basis used in determining Required Lenders) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The agreements set forth in this Section 10.7 shall survive the payment of all Loans and other obligations hereunder and the resignation or replacement of the Administrative Agent and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

            10.8. Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates of the Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent and its Affiliates may receive information regarding the Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Administrative Agent and its Affiliates shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent (and any of its Affiliates which may become a Lender) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the L/C Lender. The terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

            10.9. Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent which successor agent shall, so long as no Event of Default exists, be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent, from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Section 11.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each successor Administrative Agent shall comply with Subsection 4.1(f).

            10.10. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            10.11. Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.7 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                                  ARTICLE XI.

                                 MISCELLANEOUS

            11.1. Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrowers and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Non-Defaulting Lenders and the Borrowers and acknowledged by the Administrative Agent, do any of the following: (i) increase or extend the term of any of the Commitments (it being understood that a waiver of any condition, covenant violation Event of Default or Unmatured Event of Default shall not constitute a change in the terms of any Commitment of any Lender) or extend the time or waive any requirement for the reduction or termination of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 9.2) or change the currency in which any Loan or L/C Obligation is payable except as expressly permitted herein (provided that the consent of the Lenders whose Loans are being so changed (and none other) shall be required); (ii) postpone or delay any date fixed by any Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) under any Loan Document; (iii) reduce the principal of, or the rate of interest specified herein (other than as a result of waiving the applicability of any post-default increase in interest rates) on, any Loan or (subject to clause (5) below) any fees or other amounts payable under any Loan Document;
(iv) modify the definition of the term "Required Lenders", "Required Revolving Facility Lenders" or "Majority Lenders of the Affected Tranche" or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder; (v) amend or release the Guarantees or release any material portion of the Collateral (except upon a permitted sale of the capital stock of a Guarantor and except as expressly permitted by the Loan Documents);
(vi) amend this Section, Section 2.15, Article IV, or Section 11.4 or any provision herein or under any Loan Document providing for consent or other action by all Lenders; (vii) release any Guarantor from its obligations under its Guarantee (except upon a permitted sale of such Guarantor); or (viii) consent to the assignment or transfer by any Loan Party of its rights and obligations under any Loan Document or the making of any assignment of Loans or other Obligations or participation therein to the Borrowers or any Affiliate thereof; provided, further, however, that (1) no amendment, waiver or consent shall, unless in writing and signed by the L/C Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the L/C Lender under this Agreement or any L/C-Related Document, (2) no amendment, waiver or consent shall, unless in writing signed by the Swing Line Lenders in addition to the Required Lenders or all Non-Defaulting Lenders, as the case may be, affect the rights or duties of either Swing Line Lender under any Loan Document, (3) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Required Lenders or all Non-Defaulting Lenders, as the case may be, affect the rights or duties of the applicable Agent under any Loan Document, (4) no amendment, waiver or consent (including any of the foregoing with respect to any representation, warranty, covenant, default or other matter which is otherwise effective for purposes of this Agreement) shall, unless in writing and signed by the Required Revolving Facility Lenders, be effective for determining whether the conditions precedent to any Credit Extension under the Revolving Facility have been satisfied, (5) the Fee Letters may be amended, or rights or privileges thereunder waived, in accordance with their respective terms and (6) no amendment, waiver or consent shall, unless in writing signed by the Majority Lenders of the Affected Tranche, in addition to the Required Lenders, change the application of prepayments under Section 2.7 as among the Term Loan Facilities or the order in which such prepayments are applied to any such Facility (although any required prepayment under Section 2.7 may be waived or amended, in whole or in part, by the Required Lenders so long as the application of any such prepayment which is still made is not altered) or extend or reduce any scheduled installment payment under Section 2.9. In the case of any waiver effected in accordance with this
Section 11.1, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights under each Loan Document, and any Event of Default or Unmatured Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or Unmatured Event of Default, or impair any right consequent thereon. Any amendment, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by the Borrowers, on the Borrowers and the other Loan Parties.

            (b) If, in connection with any proposed amendment, waiver or consent to any of the provisions of this Agreement as contemplated by clauses
(i)-(viii), inclusive, of the first proviso to subsection 11.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 4.8 so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, waiver or consent; provided, however, that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 11.1(a).

            11.2. Notices. (a) Except as otherwise expressly provided herein, all notices, requests and other communications hereunder and under the Security

Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by either Borrower to the Administrative Agent by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2) and mailed, faxed or delivered to the applicable party at the address or facsimile number specified for notices on
Schedule 11.2; or, as directed to either Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent.

            (b) All such notices, requests and communications shall be effective, (i) if transmitted by overnight delivery or faxed, when delivered or transmitted in legible form by facsimile machine, respectively, (ii) if mailed, upon receipt or (iii) if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the L/C Lender shall not be effective until actually received by the L/C Lender.

            (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice, and the Administrative Agent and the Lenders shall not have any liability to the Borrowers or any other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent or such Lender to be contained in the telephonic or facsimile notice.

            11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document, and no course of dealing between any Loan Party and any of the Administrative Agent or Lenders shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or under such other Loan Document. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand upon any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstance without notice or demand.

            11.4. Expenses, Indemnity, etc. The Borrowers agree: (a) to pay or reimburse the Agents for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel and of all local and foreign counsel) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder, the administration of the transactions contemplated hereby (including the monitoring of the Collateral) and the Arranger's syndication efforts (including the Agents' due diligence investigation expenses) with respect to this

Agreement and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated or effective); (b) to pay or reimburse each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including Attorney Costs of the Administrative Agent and the Lenders) in connection with (i) protection of the Lenders' rights following any Event of Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.4; and (c) to pay or reimburse each of the Lenders and the Administrative Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges (including title insurance and Attorney Costs) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

            The Borrowers agree, whether or not the transactions contemplated hereby are consummated, to indemnify each Lender, each Agent, each Co-Agent and each of their respective directors, officers, employees, attorneys and agents (each, an "Indemnified Person") from, and hold each of them harmless against, any and all Losses incurred by any of them in connection with any Proceeding (whether or not any Agent, any Co-Agent or any Lender is a party thereto and whether or not brought by or on behalf of any Loan Party or any other Person) arising out of or by reason of relating to any of the Loan Documents, the extensions of credit hereunder or any actual or proposed use by the Borrowers or any Subsidiary of the proceeds of any of the extensions of credit hereunder or the use of any collateral security for the Loans (including the exercise by the Administrative Agent or any Lender of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent resulting from the gross negligence or bad faith of the Indemnified Person. Without limiting the generality of the foregoing, the Borrowers agree to (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any Lender referred to in any Security Document and (y) indemnify each Lender and each other Indemnified Person from, and hold each Lender and each other Indemnified Person harmless against, any Losses described in the preceding sentence (but excluding, as provided in the preceding sentence, any Loss to the extent resulting from the gross negligence or bad faith of such Indemnified Person) arising under any Environmental Law based on or arising out of (A) the past, present or future operations of either Borrower or any Subsidiary (or any predecessor in interest to either Borrower or any

Subsidiary), (B) the past, present or future condition of any facility or property owned, operated or leased at any time by either Borrower or any Subsidiary (or any of their respective predecessors in interest), or (C) any Release or threatened Release of any Hazardous Materials at, under or from any such facility or property, including, without limitation, any such Release or threatened Release that shall occur during any period when any Lender or other Indemnified Person shall be in possession of any such facility or property following the exercise by such Lender or other Indemnified Person of any of its rights and remedies hereunder or under any of the Security Documents, and the alleged disposal or alleged arranging for disposal or treatment of any Hazardous Materials by either Borrower or any Subsidiary (or any of their respective predecessors in interest) at any third-party site.

            To the extent that the undertaking to indemnify and hold harmless set forth in this Section 11.4 is unenforceable because it is violative of any law or public policy or otherwise, the Borrower shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

            The Borrowers also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of, in any way related to or by reason of, any matter referred to in the second paragraph of this Section 11.4, except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnified Person.

            In the event that any Indemnified Person is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against any Loan Party or any affiliate of any Loan Party in which such Indemnified Person is not named as a defendant, the Borrowers agree to reimburse each Indemnified Person for all reasonable out-of-pocket expenses and all reasonable allocable costs of in-house legal counsel incurred by each Indemnified Person in connection with such Indemnified Person's appearing and preparing to appear as such a witness, including the reasonable fees and disbursements of one common counsel for all Indemnified Persons.


            The Borrowers agree that, without the prior written consent of the Administrative Agent, the Arranger and the Required Lenders, no Loan Party will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 11.4 (whether or not any Indemnified Person is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release reasonably satisfactory to the Administrative Agent, the Arranger and the Required Lenders of each Indemnified Person from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person and does not involve any payment of money or other value by any Indemnified Person or any injunctive relief or factual findings or stipulations binding on any Indemnified Person. No Indemnified Person shall settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding without the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

            11.5. Payments Pro Rata. Subject to Section 2.15, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Loan Party in respect of any Obligations of such Loan Party, it shall distribute such payment to the Lenders based upon their respective Pro Rata Shares, if any, of the Obligations with respect to which such payment was received.

            11.6. Payments Set Aside. To the extent that a Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set- off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

            11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            11.8. Assignments and Participations, etc. (a) The Borrowers may not assign their rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and the Administrative Agent.

            (b) Any Lender may, with the written consent of the Borrowers (which consent of the Borrowers shall not be unreasonably withheld or delayed (it being understood that, among other things, the imposition of any withholding tax on payments to such Eligible Assignee at the time of assignment or the inability of an Eligible Assignee to provide Loans in an Offshore Currency at the time of assignment (unless all Lenders are then so unable) shall be reasonable grounds to withhold consent)) and the Administrative Agent (and the Swing Line Lenders and the L/C Lender in the case of any assignment of Revolving Facility Commitments), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers, the Administrative Agent, either Swing Line Lender or the L/C Lender shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to another Lender) (each an "Assignee") (in which case, the Assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent) all or any part of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum Dollar Equivalent amount of U.S. $5 million or, if less, the entire amount of all Loans, the Commitments, L/C Obligations and other rights and obligations of such Lender hereunder; provided, however, that (i) in no event may any such assignment be made to the Borrowers or any of their Affiliates; and (ii) the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (y) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (z) the assignor Lender shall have paid to the Administrative Agent a processing fee in the amount of U.S. $3,000. Notwithstanding any other term of this subsection 11.8(b), the agreement of Scotiabank and Credit Suisse to provide the Swing Line Commitment shall not impair or otherwise restrict in any manner the ability of Scotiabank or Credit Suisse to make any assignment of its Loans or Commitments in accordance with the provisions of this Section 11.8, it being understood and agreed that Scotiabank or Credit Suisse may terminate its Swing Line Commitment, either in whole or in part, in connection with the making of any assignment; provided, however, that the Assignee assumes the Swing Line Commitment of Scotiabank or Credit Suisse, as the case may be; provided, further, however, that if the Revolving Facility Commitment of Scotiabank or Credit Suisse, as the case may be, is equal to or greater than U.S. $[ ], Scotiabank or Credit Suisse, as the case may be, agrees to continue to provide the Swing Line Commitment. At the time of each assignment pursuant to this subsection 11.8(b) to a Person which is not already a Lender hereunder within the same Facility, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate forms and certificates described in subsection 4.1(f), as appropriate. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to this subsection 11.8(b) would, at the time of such assignment, result in increased costs under Section 4.1, 4.3 or 4.4 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent and, to the extent required, received the consents of the Borrowers, the Swing Line Lender and the L/C Lender with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights hereunder have been assigned to it and obligations hereunder have been assumed by it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of either Borrower (a "Participant") participating interests in any Loan, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers, the Swing Line Lender, the L/C Lender, the Agent and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Termination Date) in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, violation, Event of Default or Unmatured Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Revolving Facility Commitment or Revolving Facility Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such Participant is participating. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.15, 4.1, 4.3, 4.4, 4.6 and 11.4 as though it were also a Lender hereunder (provided that the originating Lender and not the Borrowers shall be obligated to pay any amount under Section 4.1, 4.3, 4.4 or 4.6 to any Participant which is greater than a Borrower would have been required to pay to the originating Lender if no such participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each originating Lender shall indemnify and hold harmless the Borrowers and each Agent from and against any taxes, penalties, interest and other costs and losses (including Attorney Costs) incurred or payable by the Borrowers or Agent as a result of the failure of the Borrower or the Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Lender that had complied with the requirements of subsection 4.1(f).

            (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (f) Each Borrower shall and shall cause each of its Subsidiaries to assist any Lender in effectuating any assignment or participation pursuant to this subsection 11.8(f) (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective Transferees.

            11.9. Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrowers or any of their Subsidiaries which is furnished pursuant to this Agreement; provided, however, that any Lender may disclose any such information
(a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (provided that the

Borrowers shall be afforded prior notice thereof and a reasonable opportunity to contest such summons or subpoena; it being understood, however, that the Agents and Lenders shall be permitted in any event to comply with such summons or subpoena), (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided, however, that such prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section 11.9.

            (b) Each of the Borrowers hereby acknowledges and agrees that each Lender may share with any of its Affiliates any information related to the Borrowers or any of their Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrowers and their Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 11.9 to the same extent as such Lender).

            11.10. Set-off. In addition to any right or remedy of the Lenders now or hereafter provided by law, and not by way of limitation of any such right or remedy, during the continuance of an Event of Default such Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the applicable Borrower against such amount, irrespective of whether or not any Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document, including all interests in Obligations of such Loan Party purchased by such Lender pursuant to Section 2.16, and all other claims of any nature or description arising out of or connected with any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

            11.11. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

            11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

            11.13. Severability; Modification to Conform to Law. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            11.14. No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Agents and the Affiliates of the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

            11.15. Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE SET FORTH THEREIN, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Loan Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Loan Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Loan Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Loan Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Loan Party. Each Loan Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Loan Party, at its address for notices pursuant to Section 11.2, such service to become effective 30 days after such mailing. Each Loan Party hereby irrevocably waives any objection to such service of process and further irrevocably agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or in effective. Nothing herein shall affect the right of any Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

            (b) Each Borrower on its own behalf and on behalf of each other Loan Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

            11.16. Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any proceeding or counterclaim arising out of or relating to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            11.17. Judgment. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each of the Borrowers in respect of any such sum due from it to the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, such Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

            11.18. Prior Understandings. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except that the following shall continue to remain in effect: (a) the Commitment Letter (other than (A) the Term Sheet (as defined in the Commitment Letter) and (B) the commitments of Merrill Lynch & Co. or Merrill Lynch Capital Corporation thereunder) and (b) the Fee Letters.

            11.19. Survival. The obligations of the Borrowers under Article IV and Sections 11.4, 11.15 and 11.16 shall survive the repayment of the Loans and other Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                           [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        MT ACQUISITION CORP., as a Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO HOLDING AG,
                                           as a Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO HOLDING INC.,
                                           as Guarantor


                                        By:____________________________________
                                            Title:


                                         GARVENS AUTOMATED GmbH,
                                            GIESSEN, as a Subsidiary Swing Line
                                            Borrower


                                        By:____________________________________
                                            Title:

                                        METTLER-TOLEDO GmbH, GIESSEN,
                                           as a Subsidiary Swing Line Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO S.A., VEROFLOY
                                           as a Subsidiary Swing Line Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO K.K., TUKARAZUKA
                                           as a Subsidiary Swing Line Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO B.V., TIEL
                                           as a Subsidiary Swing Line Borrower


                                        By:____________________________________
                                            Title:


                                        METTLER-TOLEDO (ALBSTADT) GmbH,
                                            ALBSTADT as a Subsidiary Swing Line
                                            Borrower


                                        By:____________________________________
                                            Title:

                                        METTLER-TOLEDO AG, GREIFENSEE
                                           as a Subsidiary Swing Line Borrower


                                        By:____________________________________
                                            Title:


                                        MERRILL LYNCH & CO., as Arranger
                                           and Documentation Agent



                                        By:____________________________________
                                            Title:


                                        THE BANK OF NOVA SCOTIA,
                                           as Administrative Agent


                                        By:____________________________________
                                            Title:


                                        CREDIT SUISSE,
                                           as Co-Agent


                                        By:____________________________________
                                            Title:


                                        LEHMAN COMMERCIAL PAPER INC.,
                                           as Co-Agent


                                        By:____________________________________
                                            Title: